   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1998

                                                 REGISTRATION NO. 333-37343
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER

                        THE SECURITIES ACT OF 1933

                               ----------------

                      PRIME CAPITAL INVESTMENT CORP.

     (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                              230 PARK AVENUE

                                SUITE 1000

                         NEW YORK, NEW YORK 10169

                         TELEPHONE: (212) 808-6550

                         FACSIMILE: (212) 972-2561

                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                JAMES W. ROITER
                            CHIEF EXECUTIVE OFFICER

                      PRIME CAPITAL INVESTMENT CORP.

                              230 PARK AVENUE

                                SUITE 1000

                         NEW YORK, NEW YORK 10169

                         TELEPHONE: (212) 808-6550

                         FACSIMILE: (212) 972-2561

                  (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ----------------

                                   COPIES TO:
         WAYNE D. BOBERG, ESQ.
                                           GEORGE C. HOWELL, III, ESQ.
       F. ELLEN DUFF, ESQ.
           WINSTON & STRAWN                   DAVID C. WRIGHT, ESQ.

         35 WEST WACKER DRIVE                   HUNTON & WILLIAMS

        CHICAGO, ILLINOIS 60601                 RIVERFRONT PLAZA

       TELEPHONE: (312) 558-5600              951 EAST BYRD STREET

       FACSIMILE: (312) 558-5700            RICHMOND, VIRGINIA 23219

                                            TELEPHONE: (804) 788-8200

                                            FACSIMILE: (804) 788-8218

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

     SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED MAY 19, 1998
PROSPECTUS

          , 1998

                             8,750,000 SHARES
                         PRIME CAPITAL INVESTMENT CORP.

                                                          LOGO
                                  COMMON STOCK

  Prime Capital Investment Corp., a Maryland corporation ("Prime Capital" and, together with its subsidiaries and affiliated companies, the "Company"), is a fully-integrated, self-administered and self-managed real estate finance company that invests primarily in commercial mortgage loans, preferred equity in real estate and real estate operating companies, net leased real estate, mortgage-backed securities and other real estate related assets. All of the shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), offered hereby (the "Common Stock Offering") are being sold by the Company. The Company will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). As of March 31, 1998, the Company's assets consisted of $74,250,000 principal amount of Mortgage Loans. See "The Company-Initial Assets." The Company has closed but not funded one additional $35,000,000 facility and has identified approximately $780,000,000 of potential investments which are in various stages of negotiation or due diligence, and expects to close more than $245,000,000 of commercial mortgage loans by June 30, 1998. The Company intends to pursue advantageous real estate investments through the acquisition of a broad range of real estate products, as more fully described in "The Company--Primary Investments."

                                         (Continued on the following page.)


  The initial public offering price for the shares of Common Stock offered hereby currently is expected to be between $19.00 and $21.00 per share (the "Offering Price"). Prior to the Common Stock Offering, there has been no market for the shares of Common Stock. The Offering Price will be determined by negotiation between the Company and the Underwriter. See "Underwriting." The Company intends to apply for listing on The New York Stock Exchange under the
symbol "     ."

  SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK INCLUDING, AMONG OTHERS:

  . The possibility that the consideration paid by the Company for the general partnership interests in the Operating Partnership (the "GP Common Units", together with the LP Common Units, the "Common Units") may exceed the fair market value of such interests, which could adversely affect the value of the Common Stock;

  . The possible dilutive effect resulting from the value of PCH's assets and business being less than the value of the LP Common Units received for such assets and business;

  . The Company has no prior experience in operating and managing a REIT, which could adversely affect the Company's results of operations;


  . The Company, which has a limited operating history and limited assets, will face significant competition in acquiring additional investments, which may inhibit the Company's ability to achieve its investment objectives;

  . The Underwriter has material business relations with the Company and as a result may have interests that conflict with the interests of the purchasers of Common Stock in the Offering;

  . Certain non-compete agreements restrict the Company's ability to invest direct equity in certain types of real estate assets, which may prevent the Company from investing direct equity in certain real estate assets that might otherwise be in the Company's best interest;


  . The Company currently owns and intends to invest primarily in mortgage loans, which may be affected adversely by events of loss, such as credit losses due to borrower default, hazard losses and state law enforceability issues;

  . The yield on and the value of the Company's investments (particularly those in mortgage loans and mortgage-backed securities) may be affected adversely by changes in prevailing interest rates, rates of prepayment and credit losses;

  . The Company intends to leverage its investments, in amounts to be determined by Prime Capital's Board of Directors, which could lead to increased volatility of the Company's income and net asset value and could result in greater operating or capital losses;


  . Ownership of Common Stock by each stockholder, other than FBR Asset
    Investment Corporation which may own up to 10.9%, is limited to 9.9% of the number of outstanding shares of Common Stock, which may deter third parties from seeking to control or acquire the Company;

  . The Company may be taxed as a regular corporation if it fails to qualify as a REIT; and

  . To avoid being taxed as a regular corporation, the Company must satisfy certain requirements relating to its assets and income, which may restrict the Company's investment opportunities, and the Company must distribute at least 95.0% of its taxable income each year, which could require the Company to sell assets or borrow money in order to satisfy this requirement.




                                  ----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS THE
    SECURITIES AND  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION
      PASSED  UPON THE  ACCURACY  OR  ADEQUACY  OF  THIS PROSPECTUS.  ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                                                    UNDERWRITING
                                       PRICE TO    DISCOUNTS AND   PROCEEDS TO
                                        PUBLIC     COMMISSIONS(1)   COMPANY(2)
------------------------------------------------------------------------------
Per Share of Common Stock..........     $              $              $
------------------------------------------------------------------------------
Total (3)..........................     $              $              $
------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting." The Company has also agreed to grant to the Underwriter a warrant to purchase up to 228,024 shares of Common Stock (247,712 shares if the Underwriter exercises its over-allotment option in full) at the Offering Price.

(2) Before deducting expenses in connection with the Common Stock Offering,
    estimated at $       , which will be payable by the Company.

(3) The Company has granted the Underwriter a 30-day option to purchase up to 1,312,500 additional shares of Common Stock to cover over-allotments, if any. If the Underwriter exercises such option in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company,
    before expenses of the Common Stock Offering, will be $           ,
    $           and $            , respectively. The Underwriter has agreed to
    reserve up to 200,000 shares of Common Stock for sale to certain employees and directors of the Company and its Affiliates at the Price to the Public net of any Underwriting Discounts and Commissions. To the extent such reserved shares are sold to such individuals, total Underwriting Discounts and Commissions will be reduced to the extent of such discounts. See "Underwriting."

  The shares of Common Stock are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by it, and subject to the approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made in New York, New York on or
about        , 1998.
                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

(Continued from the previous page.)

  Concurrently with the Offering, the Company is also offering 1,075,268 shares of its Common Stock in a private placement (the "Private Placement") to FBR Asset Investment Corporation, an Affiliate of Friedman, Billings, Ramsey & Co. ("FBR" or the "Underwriter"), which the Company expects to close concurrently with the closing of the Common Stock Offering. The price of the shares of Common Stock offered in the Private Placement is expected to be the Offering Price (as defined below) per share (net of underwriting discounts). The Common Stock Offering and the Private Placement are collectively referred to herein as the "Offering" and the Common Stock is referred to herein as the "Shares." In connection with providing interim financing to Prime Capital Holding, LLC ("PCH") and Prime Capital Funding, Inc. (the "Taxable Subsidiary"), FBR Asset Investment Corporation received a warrant to purchase from the Company up to 152,016 shares of Common Stock (165,141 shares of Common Stock if the Underwriter's over-allotment option is exercised in full) (the "FBR Warrant") at a price per share equal to the Offering Price (as defined below). See "Underwriting." In connection with the Offering, the Underwriter will receive a warrant to purchase from the Company up to 228,024 shares of Common Stock (247,712 shares of Common Stock if the Underwriter's over-allotment option is exercised in full) (the "Underwriter Warrant") at a price per share equal to the Offering Price (as defined below). See "Underwriting." See "Glossary" beginning on page G-1 for definitions of certain terms used in this Prospectus.

  The Prime Group, Inc. (together with its affiliates, "PGI") and James W. Roiter collectively own substantially all of the equity interests in PCH. The Operating Partnership owns all of the outstanding preferred stock of the Taxable Subsidiary, which represents 95% of the economic value of the Taxable Subsidiary but includes no voting power on most matters and all of the limited partnership interests in the Operating Partnership. PCH owns all of the outstanding common stock of the Taxable Subsidiary, which represents 5% of the economic value of the Taxable Subsidiary and includes full voting power.

  The Company has $45,000,000 of private capital available to it for the purpose of funding Targeted Portfolio Investments. Mr. Reschke and Mr. Roiter have collectively made $25,000,000 available to PCH and FBR Asset Investment Corp. has made a $20,000,000 line available to PCH, which amounts together represent the capital available to PCH. Of this amount, $25,000,000 represents PCH's capital contribution and commitments made to the Operating Partnership in exchange for the equity and businesses of the Taxable Subsidiary. As of March 31, 1998, approximately $14,900,000 has been funded to the Company. In addition, PCH has made a $20,000,000 loan available to the Operating Partnership; no amounts are currently outstanding under this loan.

  Concurrently with the Offering, PCH's limited partnership interests in the Operating Partnership will be converted into 4,032,258 units of limited partnership interests in the Operating Partnership (the "LP Common Units"). Concurrently with the Offering, PCH is expected to make an additional contribution of capital to the Operating Partnership (the "Capital Contribution") in the amount of $25,000,000, in exchange for which PCH is expected to receive 1,334,086 LP Common Units. The per unit value of the LP Common Units to be received by PCH is expected to be the Offering Price (as defined herein) (net of underwriting discounts).

  Upon completion of the Offering, the public and FBR Asset Investment Corporation will own 89.1% and 10.9%, respectively, of the outstanding Common Stock of the Company (90.3% and 9.7%, respectively, if the Underwriter's over-allotment option is exercised in full). Upon completion of the Offering and the Capital Contribution, the Company will own 9,825,269 GP Common Units (as defined herein) and PCH will own 5,376,344 LP Common Units, (assuming the Underwriter does not exercise its over-allotment option in full and that the Company uses all of the net proceeds of the Offering to acquire GP Common Units).


                                --------------

  CERTAIN PERSONS PARTICIPATING IN THE COMMON STOCK OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE THE MARKET PRICE THEREOF, PURCHASES OF THE COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               TABLE OF CONTENTS

                                                                           PAGE
PROSPECTUS SUMMARY........................................................   1
  The Company.............................................................   1
  Business Strategies and Investment Policies.............................   2
  Leverage and Hedging....................................................   2
  Primary Investments.....................................................   3
  Initial Assets..........................................................   5
  Risk Factors............................................................   5
  Formation and Structure of the Company..................................   7
  Certain Relationships and Related Transactions..........................  10
  The Offering............................................................  10
  Use of Proceeds.........................................................  11
  Distribution Policy.....................................................  11
  Tax Status of the Company...............................................  11
SUMMARY FINANCIAL DATA....................................................  13
RISK FACTORS..............................................................  14
  Market Capitalization of the Company May Exceed Fair Market Value of the
   Company's Assets.......................................................  14
  Benefit to PCH May Have a Dilutive Effect...............................  14
  Newly-Organized Entities; Absence of Identifiable Assets................  14
   Newly-Organized Entities...............................................  14
   Appropriate Investments May Not Be Available and Full Investment of Net
    Proceeds in Targeted Portfolio Investments Will Be Delayed............  15
   Limited Availability of Investments May Inhibit Company's Objectives...  15
  Benefits to Insiders and Underwriters...................................  15
   Benefits to Insiders...................................................  15
   Conflicts with PGI and Certain of its Affiliates.......................  15
   Certain of the Net Proceeds from the Common Stock Offering to be Used to Pay Off Loans Which Will Benefit the Underwriter and PCH...........  15
  Conflicts of Interests of Mr. Reschke and Conflicts with PGI............  15
   Mr. Reschke Will Continue to Engage in Activities Outside of the
    Company, Including Real Estate Activities.............................  15
   Conflicts With PGI and Certain of its Affiliates.......................  16

                                                                           PAGE
  Risks Related to Investments in Mortgage Loans..........................  16
   Risk of Loss on Mortgage Loans.........................................  16
   Multifamily and Commercial Loans Involve a Greater Risk of Loss than
    Single Family Loans...................................................  17
   Volatility of Values and the Net Operating Income of Mortgaged
    Properties May Affect Adversely the Company's Mortgage Loans..........  17
   Construction, Bridge and Mezzanine Loans Involve Greater Risks of Loss
    than Senior Loans.....................................................  17
   Distressed Mortgage Loans May Have Greater Default Risks Than
    Performing Loans......................................................  18
   Limited Recourse Loans May Limit the Company's Recovery to the Value of
    the Mortgaged Property................................................  18
   One Action Rules May Limit the Company's Rights Following Defaults.....  18
  Risks Related to Investments in Real Property...........................  18
   Conditions Beyond Company's Control May Affect Adversely the Value of
    Real Property.........................................................  18
   Real Estate is Illiquid and its Value May Decrease.....................  18
   The Company's Insurance Will Not Cover All Losses......................  19
   Property Taxes Decrease Returns on Real Estate.........................  19
   Compliance with Americans with Disabilities Act and Other Changes in
    Governmental Rules and Regulations May Be Costly......................  19
   Real Properties with Hidden Environmental Problems Will Increase Costs and May Create Liability for the Company..............................  19
   Real Properties with Known Environmental Problems May Create Liability for the Company.......................................................  19
   Foreign Real Properties are Subject to Currency Conversion Risks and
    the Uncertainty of Foreign Laws.......................................  20

                                                                           PAGE
  Risks Related to Investments in MBS.....................................  20
   Subordinated Interests are Subject to Greater Credit Risks Than More
    Senior Classes........................................................  20
   Yields on Subordinated Interests, IOs and POs May Be Affected Adversely
    By Interest Rate Changes..............................................  21
   Certain Investments May Generate Taxable Income Exceeding Cash Flow....  21
  Economic and Business Risks.............................................  22
   Interest Rate Changes May Adversely Affect the Company's Investments...  22
   The Company's Performance May Be Affected Adversely If Its Hedging
    Strategy Is Not Successful............................................  22
   Leverage Can Reduce Income Available for Distribution..................  23
   Maturity Mismatch Between Asset Maturities and Borrowing Maturities May
    Affect Adversely the Company's Net Income.............................  23
   Interest Rate Mismatch Between Asset Yields and Borrowing Rates May
    Affect Adversely the Company's Net Income.............................  23
   The Company May Not Be Able to Borrow Money on Favorable Terms.........  24
   Adverse Changes in General Economic Conditions Can Adversely Affect
    Company's Business....................................................  24
   Competition in the Acquisition of Appropriate Investments May Inhibit
    the Company's Ability to Achieve Objectives...........................  24
   Investments May Be Illiquid and Their Value May Decrease...............  24
   Delinquency and Loss Ratios May Be Affected by the Performance of
    Third-Party Servicers.................................................  25
  Legal and Tax Risks.....................................................  25
   Tax Risks..............................................................  25
   Ownership Limit May Restrict Business Combination Opportunities........  26
   Equity Interests Could Cause the Company to Fail to Qualify as a REIT..  26

                                                                           PAGE
   Tax Status of the Taxable Subsidiary; Legislative Proposals............  26
   Plans Should Consider ERISA Risks of Investing in Common Stock.........  27
  Certain Anti-Takeover Provisions May Inhibit a Change in Control of the
   Company................................................................  27
   General................................................................  27
   Ownership Limit........................................................  27
   Potential Effects of the Issuance of Additional Preferred Stock........  27
   Staggered Board........................................................  28
   Exemption from Maryland Business Combination Statute...................  28
   Maryland Control Shares Acquisition....................................  28
   Board of Directors May Change Certain Policies Without Stockholder
    Consent...............................................................  29
   Loss of Investment Company Act Exemption Would Adversely Affect the
    Company...............................................................  29
   Limitation on Liability of Officers and Directors of the Company.......  29
  Other Risks.............................................................  29
   Risk that Market for Common Stock Will Not Develop.....................  29
   Increases in Interest Rates May Affect Adversely the Yield of the
    Common Stock..........................................................  29
   Future Offerings of Capital Stock May Result in Dilution of the Book
    Value or Earnings per Share of the Outstanding Common Stock...........  30
   Shares Available for Future Sale.......................................  30
   Risks Relating to Year 2000 Issue......................................  30
THE COMPANY...............................................................  30
  General.................................................................  30
  The Taxable Subsidiary..................................................  35
  Business Strategy and Investment Policies...............................  36
  Leverage and Hedging....................................................  40
   Reverse Repurchase Agreements..........................................  40
   Bank Credit Facilities.................................................  40
   Mortgage Loans on Real Estate Owned by the Company.....................  40
   CMOs...................................................................  41
   Interest Rate Management Techniques....................................  41
   Hedging................................................................  41
  Primary Investments.....................................................  41

                                                                            PAGE
   Mortgage Loans..........................................................  42
   Preferred Equity........................................................  44
   Net Leased Real Estate..................................................  44
   MBS.....................................................................  45
   Other Assets............................................................  47
  Initial Assets...........................................................  48
  Formation and Structure of the Company...................................  49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................  50
MANAGEMENT OF OPERATIONS...................................................  52
  Directors and Executive Officers.........................................  52
  Committees of the Board of Directors.....................................  55
  Election of Board of Directors; Compensation.............................  56
  Executive Compensation...................................................  57
  Employment Agreements....................................................  57
  Bonus Plan...............................................................  58
  Indemnification of Directors and Officers................................  58
  Stock Option Plan........................................................  59
USE OF PROCEEDS............................................................  60
DISTRIBUTION POLICY........................................................  60
DILUTION...................................................................  61
MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS..............  63
CAPITALIZATION.............................................................  64
PRINCIPAL STOCKHOLDERS OF THE COMPANY......................................  65
DESCRIPTION OF CAPITAL STOCK...............................................  66
  Authorized Shares........................................................  66
  Common Stock.............................................................  66
  Registration Rights......................................................  66
  Shares of Preferred Stock................................................  67
  Restrictions on Transfer.................................................  67
  Dividend Reinvestment Plan...............................................  70
  Reports to Stockholders..................................................  70
  Transfer Agent and Registrar.............................................  70
  Listing of the Common Stock..............................................  70

                                                                           PAGE
CERTAIN PROVISIONS OF MARYLAND LAW AND OF PRIME CAPITAL'S CHARTER AND
 BYLAWS...................................................................  70
  Classification of the Board of Directors................................  70
  Removal of Directors....................................................  71
  Business Combinations...................................................  71
  Control Shares Acquisitions.............................................  71
  Amendment to the Charter and Bylaws.....................................  72
  Advance Notice of Director Nominations and New Business.................  72
  Meetings of Stockholders................................................  72
  Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and
   of the Charter and Bylaws..............................................  73
COMMON STOCK AVAILABLE FOR FUTURE SALE....................................  73
  General.................................................................  73
  Registration Rights.....................................................  74
PARTNERSHIP AGREEMENT.....................................................  74
  Management..............................................................  74
  Indemnification.........................................................  75
  Transferability of Interests............................................  75
  Issuance of Additional Common Units.....................................  76
  Capital Contributions...................................................  76
  Awards Under The Stock Option Plan......................................  76
  Operations..............................................................  76
  Limited Partner Exchange Rights.........................................  76
  Tax Matters.............................................................  77
  Duties and Conflicts....................................................  77
  Redemption Rights.......................................................  77
  Distributions...........................................................  77
  Term....................................................................  78
FEDERAL INCOME TAX CONSIDERATIONS.........................................  78
  General.................................................................  78
  Taxation of Prime Capital...............................................  79
  Requirements for Qualification..........................................  80
   Organizational Requirements............................................  80
   Qualified REIT Subsidiary..............................................  81
   Ownership of a Partnership Interest....................................  81
   Income Tests...........................................................  82
   Asset Tests............................................................  86
   Annual Distribution Requirements.......................................  87
   Penalty Tax on Prohibited Transactions.................................  88
   Failure to Qualify.....................................................  88
  Taxation of Taxable Subsidiary..........................................  89

                            PAGE
  Tax Aspects of Prime
   Capital's Investment in
   the Operating
   Partnership.............  89
   Partnership
    Classification.........  89
  Income Taxation of the
   Operating Partnership
   and Its Partners........  89
  Taxation of Taxable U.S.
   Stockholders............  91
  Taxation of Tax-Exempt
   Stockholders............  93
  Taxation of Non-U.S.
   Stockholders............  94
  Information Reporting
   Requirements and Backup
   Withholding Tax.........  96
  Other Tax Considerations.  96
   Clinton REIT Proposals..  96
   Other Possible
    Legislative or Other
    Actions Affecting Tax
    Consequences...........  97
ERISA CONSIDERATIONS.......  97
  Employee Benefit Plans,
   Tax-Qualified Retirement
   Plans, and IRAs.........  98
  Status of Prime Capital
   under ERISA.............  98
CERTAIN LEGAL ASPECTS OF
 MORTGAGE LOANS AND REAL
 PROPERTY INVESTMENTS...... 100
  General.................. 100
  Types of Mortgage
   Instruments............. 100
  Interests in Real
   Property................ 100
  Leases and Rents......... 101
  Condemnation and
   Insurance............... 101
  Foreclosure.............. 101
  Ground Lease Risks....... 104
  Bankruptcy Laws.......... 104
  Default Interest and
   Limitations on
   Prepayments............. 105
  Due on Sale and Due on
   Encumbrance............. 105
  Subordinate Financing.... 106
  Acceleration on Default.. 106
  Certain Laws and
   Regulations; Types of
   Mortgaged Property...... 106
  Forfeitures in Drug and
   RICO Proceedings........ 106
  Environmental Risks...... 107
  Applicability of Usury
   Laws.................... 108
  Americans With
   Disabilities Act........ 108
  Soldiers' and Sailors'
   Civil Relief Act of
   1940.................... 108
UNDERWRITING............... 109
LEGAL MATTERS.............. 110
EXPERTS.................... 110

                                                                            PAGE
ADDITIONAL INFORMATION..................................................... 111
GLOSSARY OF TERMS.......................................................... G-1
INDEX OF FINANCIAL STATEMENTS.............................................. F-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial data, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes (i) the Underwriter's over-allotment option is not exercised, (ii) the offering price (the "Offering Price") of the Common Stock offered hereby is $20.00 per share, (iii) the purchase by FBR Asset Investment Corporation of 1,075,268 shares of Common Stock at a price equal to the Offering Price (net of underwriting discounts) pursuant to the Private Placement, and (iv) PCH will make an additional contribution of capital in the amount of $25,000,000 to Prime Capital Investment, L.P. (the "Operating Partnership"), in exchange for which it will receive 1,344,086 units of limited partnership interest (the "LP Common Units") in the Operating Partnership at a per unit price equal to the Offering Price (net of underwriting discounts). Unless the context otherwise requires, all references in this Prospectus to the "Company" or "Prime Capital" shall mean Prime Capital Investment Corp. and its subsidiaries, including the Operating Partnership and its interest in Prime Capital Funding, Inc. (the "Taxable Subsidiary"), or any one of them. Capitalized terms used but not defined herein shall have the meanings set forth in the Glossary beginning on page G-1.

                                  THE COMPANY


  The Company operates as a fully-integrated, self-administered and self-managed real estate finance company that invests primarily in commercial mortgage loans, preferred equity in real estate and real estate operating companies, net leased real estate, mortgage-backed securities and other real estate related assets. The Company will elect to be taxed as a real estate investment trust ("REIT") under the Code.

  As of March 31, 1998, the Company's assets consisted of $74,250,000 principal amount of Mortgage Loans. See "The Company--Initial Assets." The Company has closed but not funded one additional $35,000,000 facility, and currently has identified approximately $780,000,000 of potential mortgage loan and preferred equity investments which are in various stages of negotiation or due diligence, and expects to close more than $245,000,000 of commercial mortgage loans by June 30, 1998. The Company intends to continue to pursue advantageous real estate investments that capitalize on its expertise, experience, and relationships and on market inefficiencies through the acquisition of a broad range of real estate products, as more fully described in "The Company--Primary Investments."

  The Company will originate investments through a network of regional offices that currently include offices in New York, Chicago and San Francisco. The Company intends to expand into other markets, including Atlanta and Dallas. The Company will use on and off-balance sheet debt structures to leverage substantially all of its investment activities. The Company is structured as an upREIT, which will facilitate future acquisition activities, and the Company holds the preferred stock of the Taxable Subsidiary, which will give the Company the ability to receive after-tax income generated by a broad range of activities that may not be conducted by the Company directly due to its status as a REIT.

  The Company intends to invest primarily in fixed rate and floating rate first Mortgage Loans. These mortgages will include permanent and Bridge Loans. The Company will also make Construction Loans that will usually be secured by a first mortgage lien against the property and will have other provisions including completion guarantees. Most of the Bridge Loans and Construction Loans will have participating features or exit fees that will incentivize the borrower to allow the Company to issue the permanent loan.

  The Company will provide Mezzanine Loans and invest in preferred equity positions in real estate and real estate operating companies on a strategic basis where the participating features of these facilities will provide the Company with significant returns and earnings growth. The Company will invest directly in net leased real estate leased to rated and non-rated companies. Most of these investments will be in properties under long term leases. The Company will invest in real estate properties on a leveraged basis. The Company's ability to invest in net leased properties and other real estate properties may be limited under the Non-Compete Agreements. Nothing restricts the Company's ability, however, to invest in senior, junior, mezzanine or other forms of debt, or any form of preferred equity in assets or entities that are considered within the primary businesses of such publicly-traded companies. See "Certain Relationships and Related Transactions". The Company also intends to purchase mortgage-backed securities ("MBS"), primarily commercial and multifamily mortgage-backed securities ("CMBS") originated, structured, and serviced by the Taxable Subsidiary.

  Prime Capital is a Maryland corporation incorporated on September 19, 1997, which will elect to be taxed as a REIT under the Code beginning with its 1998 taxable year. The Company's principal executive offices are located at 230 Park Avenue, Suite 1000, New York, New York 10169, and its telephone number is 212-808-6550.

                BUSINESS STRATEGIES AND INVESTMENT POLICIES

  The Company will provide the financial structure to support the investment continuum in real estate assets demanded by a broad national customer base. The Company's goal is to operate as a full service real estate finance company capable of providing a broad array of financial products to the real estate industry, including both traditional permanent mortgage loans and less conventional, value-added financing structures in order to enhance returns to the Company's shareholders. The Company intends to continue to develop strategic relationships with major real estate operators and investors and make investments that meet the investment criteria and objectives of the Company.

  The Company will directly originate targeted investments through its origination network and focus on portfolio management and servicing, including special servicing, in order to maintain relationships and manage risk in the portfolio.

  There are no geographic limitations or requirement of geographic diversification with respect to the Company's investments. The Company will, however, use research driven approaches to portfolio management and will apply the discipline of the capital markets for measuring liquidity and market value of any given investment.

                           LEVERAGE AND HEDGING

  The Company will use leverage in order to increase its investments and to create returns on equity commensurate with its yield and risk objectives. The Company, through its investment in the Taxable Subsidiary, has a $200,000,000 warehouse credit facility from Prudential Securities Credit Corporation (the "PSCC Warehouse Facility") and is negotiating with Nomura Asset Capital Corporation and Salomon Smith Barney regarding the establishment of additional warehouse facilities. The Company expects to have approximately $1,000,000,000 of warehouse facilities available to it at the time of completion of the Common Stock Offering.

  The Company also intends to leverage its assets primarily through the issuance of CMOs, reverse repurchase agreements, and other secured borrowing arrangements and unsecured borrowings. In addition, the Company may use the Taxable Subsidiary to take advantage of off-balance sheet financing structures such as REMICs and FASITs. These structures will be used to match fund the Company's assets and liabilities. The Company intends to use the proceeds from securitizations and other borrowings to invest in Targeted Portfolio Investments (as defined below) and, in turn, to borrow against such assets and to repeat this process of borrowing and investing until it has significantly leveraged its portfolio of assets.

  The Company may hedge all or a portion of the interest rate risk associated with such borrowings through the use of interest rate caps and swaps, forward contracts and other similar hedging techniques. The Company also may engage in a variety of risk management techniques for the purpose of managing the effective maturity or interest rates of its assets. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general economic and market trends, although there is no perfect hedge for any investment and a hedge may not perform its intended purpose of offsetting losses on an investment. Any such hedging and other interest rate risk management techniques are subject to risks and may affect adversely the Company's earnings. See "Risk Factors-- Economic and Business Risks--Leverage Can Reduce Income Available for Distribution." No assurances can be made that the Company's investment and leverage strategy can be implemented or will be successful.


                              PRIMARY INVESTMENTS


  The Company intends to invest primarily in the following real estate related assets (the "Targeted Portfolio Investments"). Although the Company cannot anticipate with any certainty the percentage of the proceeds of the Offering that will be invested in each category of Targeted Portfolio Investments, it plans to invest the majority of its assets in Mortgage Loans.

    Mortgage Loans. The Company intends to invest, by way of origination or purchase, in commercial and multifamily senior, mezzanine and subordinate mortgage loans and interests therein (hereinafter collectively referred to as "Mortgage Loans"), including (i) commercial and multifamily term loans with principal loan amounts generally in excess of $2,000,000; (ii) loans used as temporary financing for commercial and multifamily projects ("Bridge Loans"); (iii) loans secured by junior liens on real property or interests in real property ("Mezzanine Loans"); (iv) loans used to finance construction of commercial and multifamily properties ("Construction Loans"); (v) Mortgage Loans that entitle the holder to the receipt of contingent interest, in addition to the stated rate of interest, based on a percentage of the property's net operating income or gross revenue, gain on sale of the property or net proceeds upon refinancing ("Participating Mortgage Loans"); and (vi) senior, pari passu, and subordinate interests in the Mortgage Loans described in clauses (i) through (v) above. The Company also may invest in (i) Mortgage Loans that are in default as to payment of principal and/or interest ("Nonperforming Mortgage Loans") and (ii) Mortgage Loans for which default is likely or imminent or for which the borrower is making monthly payments in accordance with a forbearance plan ("Subperforming Mortgage Loans" and, together with Nonperforming Mortgage Loans, "Distressed Mortgage Loans"). The Company may hold its Mortgage Loans or utilize them as collateral in connection with its issuance of collateralized mortgage obligations.


    Preferred Equity. The Company intends to make preferred equity investments in specific real estate assets (or pools of assets) or in real estate operating companies (the "Preferred Equity"). Generally, the Preferred Equity will be expected to have a preferred claim to both the operating cash flow and liquidation proceeds from the specific real estate assets (or pool of assets) or from the operating company. The Company expects that the Preferred Equity will earn a stated cumulative return and, in some instances, may participate in future growth in both the net operating income and the value of the assets of the issuer (or equity of the issuer). Generally, a Preferred Equity investment may be made when the existing owner, borrower, or real estate operating company requires additional equity financing to fund an acquisition, development, refinancing or expansion of the assets (or the company) and either (i) such equity financing generally is not available to the issuer on a common equity basis, or (ii) the owner/borrower desires to further leverage its assets and is willing to grant the Company a preferred interest in such assets in exchange for retaining a greater percentage of common ownership. Regardless of the underlying rationale of the investment, the Company's Preferred Equity investments are expected to offer the potential for a higher yield than is generally available from the direct purchase of assets or the funding of senior Mortgage Loans, although such investments also carry greater risk of loss of principal and nonpayment of the preferred return. The Company will attempt to mitigate these risks through underwriting analysis of both the real estate collateral and the issuer. With respect to a Preferred Equity investment in a real estate operating company that is a taxable "C corporation", the Company's investment may not represent (i) more than 10.0% of the voting securities of such real estate operating company or (ii) more than 5.0% of the value of the Company's total assets. The Company will structure any such Preferred Equity investment so as to satisfy such asset tests. See "Risk Factors--Risks Related to Investments in Real Property" and "Federal Income Tax Considerations--Other Tax Considerations--Clinton Proposals."

    Net Leased Real Estate. The Company intends to invest in net leased real estate on a leveraged basis. Net leased real estate generally is defined as real estate that is triple-net leased on a long-term basis (generally ten years or more) to tenants who are customarily responsible for paying all costs of owning, operating, and maintaining the leased property during the term of the lease, in addition to the payment of a monthly net rent to the landlord for the use and occupancy of the premises ("Net Leased Real Estate"). The Company's ability to invest in Net Leased Real Estate may be limited by the terms of certain non-compete agreements with entities which are Affiliates of PGI. Nothing restricts the Company's ability, however, to invest in senior, junior, mezzanine or other forms of debt, or any form of preferred equity in assets or entities that are considered within the primary businesses of such publicly-traded companies. See "Certain Relationships and Related Transactions." The Company expects to acquire Net Leased Real Estate on a leveraged basis with triple-net rents that will provide sufficient cash flow to provide an attractive cash return on its investment therein after debt service. The Company will focus on Net Leased Real Estate that is leased on a long-term basis to credit tenants or that is leased for shorter terms (or leased to non-credit tenants) when the property can be leased to other tenants upon the expiration of the lease or in the event of a default by the initial tenant.

    Mortgage-Backed Securities. The Company intends to invest in CMBS and may invest in RMBS, and intends to primarily invest in MBS created and serviced by the Taxable Subsidiary. The Company intends to invest in various classes of MBS, primarily non-investment grade and unrated classes. Non-investment grade and unrated classes offer the potential of a higher yield than more senior classes which customarily are rated investment grade, but non-investment grade and unrated classes of MBS carry greater credit risk, including a substantially greater risk of loss of principal and non-payment of interest than investment grade rated classes. In connection with its acquisition of non-investment grade and unrated MBS, the Company will attempt to mitigate these risks through underwriting analysis of the real estate collateral, the borrowers, and the related MBS structure and, where appropriate, by obtaining rights to service defaulted mortgage loans (including oversight and management of the resolution of such mortgage loans by modification, foreclosure, deed in lieu of foreclosure or otherwise) ("Special Servicing"), although the Company likely will not obtain Special Servicing rights unless the underlying mortgage loan is in default. See "The Company--Business Strategy and Investment Policies" and "Risk Factors--Risks Related to Investments in MBS--Subordinated Interests are Subject to Greater Credit Risks Than More Senior Classes." The Company intends to invest in various classes of real estate mortgage investment conduit ("REMIC") collateralized mortgage obligations ("CMOs" or "CMO Bonds") and pass-through certificates ("Pass-Through Certificates"), consisting primarily of non-investment grade classes. The Company also may invest in various other classes of MBS, including interest only ("IO"), principal only ("PO"), subordinated interest only ("Sub IO") and inverse floating rate interest only ("Inverse IO") classes, as a short-term liquidity tool or as a longer term investment strategy. Although these investments can present increased risks, the Company believes that a managed portfolio of IOs, POs, Sub IOs and Inverse IOs can produce attractive returns in a variety of interest rate environments. See "Risk Factors--Risks Related to Investments in MBS--Yields on Subordinated Interests, IOs and POs May Be Affected Adversely By Interest Rate Changes."

    Other Assets. The Company will take an opportunistic approach to its investments and, accordingly, the Company may invest in assets other than Targeted Portfolio Investments. For example, subject to the terms of certain non-compete agreements to which the Company is a party as more fully described in "The Company--Relationship with PGI," the Company may invest in real estate operating companies and in commercial, multifamily and other real property on a leveraged basis. The Company may acquire properties acquired at foreclosure or by deed-in-lieu of foreclosure ("REO Property"), other underperforming or otherwise distressed real property (all of such underperforming and distressed real property, together with REO Property, is herein referred to collectively as "Distressed Real Property") and in small commercial loans and business loans secured by real estate with principal loan amounts generally of less than $2,000,000 ("Small Commercial Loans"). In addition, the Company may invest in real property (or interests therein) located outside the United States.

  The Company believes that the above-described investment activities will complement each other from both a cash flow and a tax planning perspective. The Company expects that the tax depreciation associated with its investments in Net Leased Real Estate and certain Preferred Equity may offset, in part or in whole, the non-cash accrual of interest income on certain Mortgage Loans and MBS. Such non-cash interest income may include (i) the original issue discount ("OID") generally associated with MBS that are issued at a discount from par and Participating Mortgage Loans, (ii) the "phantom" taxable income associated with Distressed Mortgage Loans and with the foreclosure on or a "significant modification" to a Mortgage Loan, and (iii) the phantom taxable income attributable to a class of MBS that is designated as the residual interest in one or more REMICs ("REMIC Residual Interests") and to ownership interests in Mortgage Loans that are subject to non-REMIC CMO debt ("Non-REMIC Residual Interests"). No assurances can be made, however, that the Company's investment strategy will be successful or that such tax depreciation benefits will be realized. See "Risk Factors--Risks Related to Investments in Mortgage Loans" and "--Risks Related to Investments in MBS."


                              INITIAL ASSETS

  As of March 31, 1998, the Company's investments consisted of eight Mortgage Loans totaling $74,250,000 in principal amount. See "The Company--Primary Investments."


                                  RISK FACTORS

 An investment in the Common Stock involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" beginning on page 14 prior to making an investment in the Common Stock. Such risks include, among others, the following:

  . The possibility that the consideration paid by the Company for the GP
    Common Units may exceed the fair market value of such units which could adversely affect the value of the Common Stock.


  . The possible dilutive effect resulting from the value of PCH's assets and business being less than the value of the LP Common Units received for such assets and business.

  . The Company, which has a limited operating history and limited assets, will engage in highly competitive businesses which may inhibit the Company's ability to achieve its investment objectives.

  . The Underwriter has material business relations with the Company and as a result the Underwriter and its Affiliates may have interests that conflict with the interests of the purchasers of Common Stock in the Offering.


  . The Chairman of the Board of the Company will not devote his full time to the business of the Company.

  . Certain non-compete agreements restrict the Company's ability to invest direct equity in certain types of real estate assets which may prevent the Company from investing direct equity in certain real estate assets that might otherwise be in the Company's best interests.

  . The Company currently owns and intends to invest in Mortgage Loans, which may be affected adversely by events of loss, such as credit losses due to borrower default, hazard losses and state law enforceability issues.

  . Investing in commercial and multifamily Mortgage Loans, especially loans that are junior or subordinate to a senior Mortgage Loan, is generally riskier than investing in single family residential loans, due to generally larger loan balances, dependency on the successful completion or operation of the project for repayment, third-party management of the property and loan terms that require little or no amortization of the loan over its term, but instead provide for a balloon payment at a stated maturity and, in the case of junior or subordinate loans, are subject to subordination to a senior Mortgage Loan.

  . Investing in Mezzanine Loans generally is riskier than investing in more senior Mortgage Loans because a foreclosure by a senior lienholder may result in the Mezzanine Loan becoming unsecured, and the Company may not recover the full amount, or indeed any, of its investment in such Mezzanine Loan following such foreclosure.

  . Investing in Construction Loans generally is riskier than investing in conventional Mortgage Loans because Construction Loans generally are not secured by income producing properties and completion of construction is subject to delays, cost overruns and other factors outside the control of the Company.

  . The yield on and the value of the Company's investments in Mortgage Loans and MBS may be affected adversely by changes in prevailing interest rates, rates of prepayment and credit losses due to deteriorating cash flow from the underlying real estate.

  . The Company intends to significantly leverage its investments in an amount to be determined by the Company's Board of Directors, which could lead to reduced or negative cash flow, reduced liquidity and risk of loss to foreclosure.

  . The Company's borrowings are likely to include reverse repurchase agreements with respect to its MBS and other short-term borrowings. A decline in the market value of the assets securing such borrowings could limit the Company's ability to borrow or result in lenders initiating margin calls, requiring the Company to sell assets under adverse market conditions in order to create liquidity. If such sales are made at prices lower than the carrying value of the assets, the Company will experience losses on such investments.

  . The Company may invest in real property, or Mortgage Loans secured by real property, with known environmental problems that may materially impair the value of the real property, which may expose the Company to liability in excess of the Company's investment therein.

  . In periods of declining interest rates, prepayments on Mortgage Loans and MBS generally increase and the Company likely will have to reinvest such funds in lower-yielding investments. Conversely, in periods of rising interest rates, prepayments on Mortgage Loans and MBS generally decrease and the value of the Company's fixed-rate investments generally will decline.

  . The Company's performance may be affected adversely if the Company fails to hedge effectively against interest rate and other risks.

  . The Company intends to acquire Mortgage Loans and MBS secured by real property located outside the United States, which will be subject to foreign legal, political and currency conversion risks in addition to the risks typically associated with real estate investments.

  . The Company's proposed investment in MBS, Participating Mortgage Loans and Distressed Mortgage Loans could result in the Company recognizing interest income (including, but not limited to, OID) for tax purposes in advance of the receipt of the related cash flow, which could require the Company to sell assets, borrow money or raise capital in order to have the cash needed to distribute all of its taxable income and thereby avoid corporate income tax on its undistributed taxable income. In addition, the Company may invest in REMIC Residual Interests and Non-REMIC Residual Interests (each as defined herein), which may also generate taxable income in excess of cash receipts.

  . The yield on the Company's IOs, Sub IOs and Inverse IOs will be affected adversely by faster than anticipated prepayment rates, which generally are associated with a declining interest rate environment, and the Company's Inverse IOs, which bear interest at rates that vary inversely with changes to a specified index, will be affected adversely by higher than anticipated levels of such index. Particularly high rates of prepayment could result in a failure of the Company to recover fully its initial investment in its IOs, Sub IOs and Inverse IOs. The Company's POs will be affected adversely by slower than anticipated prepayment rates, which generally are associated with a rising interest rate environment.

  . Delinquency and loss ratios on the Company's Mortgage Loans could be affected adversely by the performance of third-party servicers and special servicers.

  . Active formation and operation of competing REITs formed with objectives similar to the Company's objectives may affect adversely the ability of the Company to acquire assets in the future.

  . Future offerings of debt and equity securities by the Company may have an adverse effect on the market price of the Common Stock.

  . Ownership of Common Stock by each stockholder, other than FBR Asset
    Investment Corporation (which may own up to 10.9% of the outstanding Common Stock), is limited to 9.9% of the outstanding Common Stock, which may deter third parties from seeking to control or acquire the Company.

  . The Company may be taxed as a regular corporation if it fails to qualify as a REIT.

  . In order to qualify for REIT status, the Company must distribute at least
    95.0% of its taxable REIT income each year, which could require the Company to sell assets or borrow money to satisfy this requirement.

  . In order to qualify as a REIT, the Company must satisfy certain requirements concerning the nature of its assets and income, which may restrict the Company's ability to invest in various types of assets.

  . To maintain its exemption from regulation under the Investment Company
    Act of 1940, as amended (the "Investment Company Act"), the Company, among other things, must maintain certain percentages of its investments in certain asset classes that qualify for exemption from such regulation, which requirement may restrict the Company's ability to invest in various types of assets.

                  FORMATION AND STRUCTURE OF THE COMPANY

  Since 1981, and until recent public offering transactions, The Prime Group, Inc. ("PGI") was a diversified real estate company engaged in the ownership, development, acquisition, operation, leasing, marketing and financing of institutional-quality commercial and multifamily real estate. Starting in 1994, PGI began contributing its various operating divisions to separate self-managed and self-administered publicly-traded REITs and operating companies. Prime Retail, Inc. (NYSE: PRT) became the successor-in-interest to PGI's retail division in March 1994 and Prime Residential, Inc. became the successor-in-interest to PGI's multi-family apartment division in August, 1994. Prime Residential, Inc. was subsequently merged with and into Apartment Investment and Management Company ("AIMCO") (NYSE: AIV). Brookdale Living Communities, Inc. (NASD: BLCI) became the successor-in-interest to PGI's senior independent and assisted living division in May 1997, and Prime Group Realty Trust (NYSE:
PGE) became the successor-in-interest to PGI's office and industrial division in November 1997. As a result of the foregoing public offering transactions, PGI has retained substantial ownership interests in Prime Retail, Inc., Brookdale Living Communities, Inc. and Prime Group Realty Trust. Michael W. Reschke owns approximately 50.8% of the equity interest in PGI.

  In September 1997, PGI organized PCH as a vehicle to take advantage of mortgage loan and preferred equity investment opportunities that may not otherwise be suitable for investment by PGI or the various publicly-traded REITs and operating companies affiliated with PGI. PCH's business plan is to engage in the origination and securitization of mortgage loans relating to all forms of income-producing real estate. PGI and James W. Roiter collectively own substantially all of the equity interests in PCH. PCH formed a wholly-owned subsidiary, Prime Capital Funding, LLC ("PCF"), to originate and securitize mortgage loans generally in excess of

$2,000,000. PCF originated these loans through regional offices located throughout the country and financed such loans through its own equity and from the proceeds of long-term warehouse lines of credit. In addition, PCH formed certain wholly owned subsidiaries, such as Prime Capital Funding I, LLC ("PCF I"), to serve as special purpose vehicles whose sole purpose was to hold specific assets acquired by or on PCH's behalf.

  On March 13, 1998, PCH contributed substantially all of its assets and businesses to the Company in exchange for which PCH received all of the outstanding common and preferred stock of the Taxable Subsidiary. PCH contributed to the Operating Partnership (i) $25,000,000 of which $14,900,000 has been funded to date; (ii) 100% of the outstanding preferred stock of the Taxable Subsidiary, which represents 95% of the economic value of the Taxable Subsidiary but no voting power on most matters; and (iii) a promissory note issued by the Taxable Subsidiary in the principal amount of up to $20,000,000, of which $9,900,000 was outstanding, in exchange for all of the limited partnership interests in the Operating Partnership. PCH owns 100% of the outstanding common stock of the Taxable Subsidiary, which represents 5% of the economic value of the Taxable Subsidiary and includes full voting power. PCH has also agreed to lend up to $20,000,000 to the Operating Partnership on an unsecured basis. As of March 31, 1998, there were no amounts outstanding under such agreement. The note bears interest at a per annum rate of 10% and matures at the time of completion of the Offering.

  The transfer by PCH of substantially all of its assets and businesses to the Operating Partnership and the Taxable Subsidiary was designed to consolidate such assets and businesses in the Company and to continue and expand the operations of the real estate lending business. The Company believes that the Offering will provide the Company with enhanced access to the public markets for debt and equity capital, thereby enhancing its potential for future growth to the benefit of all stockholders.

  The Company operates as a fully-integrated, self-administered and self-managed real estate finance company that invests in real estate financing transactions, including commercial mortgage loans, equity and preferred equity in real estate, net leased real estate, and mortgage-backed securities. The business and operations of the Company are conducted through the Operating Partnership and the Taxable Subsidiary. Prime Capital has been and will continue to be the sole general partner of the Operating Partnership. The Taxable Subsidiary is not a qualified REIT subsidiary and is subject to all applicable federal and state income taxes.

  The (i) structure of the Company, (ii) the ownership of the equity in the Company after giving effect to the Offering (assuming the Underwriter's over-allotment option will not be exercised) and prior to the conversion of the LP Common Units and (iii) the ownership relationships among Prime Capital, the Operating Partnership, the Taxable Subsidiary and certain of their Affiliates are shown in the following chart:

                                      LOGO

(1) Prime Capital, a Maryland corporation that will elect to be taxed as a REIT, will issue 1,075,268 shares of its Common Stock to FBR Asset Investment Corporation, a Virginia corporation, in the Private Placement and 8,750,000 shares of its Common Stock to public investors in the Common Stock Offering.


(2) Certain executives of the Company are expected to be granted an aggregate of 6.5% of the equity interests in PCH, subject to vesting requirements.

(3) Concurrently with the Offering, all of PCH's limited partnership interests in the Operating Partnership will be converted into 4,032,258 LP Common Units. In exchange for the Capital Contribution by PCH, the Operating Partnership also will issue 1,344,086 LP Common Units to PCH.

(4) The Taxable Subsidiary owns 100% of the equity interests of certain special purpose entities, including Prime Capital Funding I, LLC.

  On a fully diluted basis, with the exception of the exercise by the Underwriter of its over-allotment option, the exercise of any outstanding warrants or the exercise of any outstanding stock options; the percentage of common equity held by the public stockholders, PCH and FBR Asset Investment Corporation will be 57.6%, 35.4% and 7.0%, respectively.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain conflicts of interest exist between the Company and certain of its officers and directors (including Michael W. Reschke and James W. Roiter). Mr. Reschke has substantial commitments to entities other than the Company which could potentially compete with the Company. The Company intends to enter into a non-compete agreement with Mr. Reschke and PGI to minimize potential conflicts. The Company also intends to adopt certain policies that are designed to eliminate or minimize certain potential conflicts of interest. See "Certain Relationships and Related Transactions."

  PGI and Michael W. Reschke have entered into a separate non-compete agreement with each of Prime Retail, Inc., Brookdale Living Communities, Inc., and Prime Group Realty Trust (each a "Non-Compete Agreement" and, collectively, the "Non-Compete Agreements"). Subject to certain conditions and exceptions, the Non-Compete Agreements will prohibit the Company, as a result of PCH's ownership interest in the Company, from making direct common equity investments in assets or entities that are considered within the primary businesses of such publicly-traded companies. Nothing restricts the Company's ability, however, to invest in senior, junior, mezzanine or other forms of debt, or any form of preferred equity in assets or entities that are considered within the primary businesses of such publicly-traded companies. A Non-Compete Agreement will apply to the Company so long as the Company is an affiliate of PGI under such agreement. Under the Non-Compete Agreements, an affiliate is generally defined as any entity in which PGI, Prime Group Limited Partnership and Michael W. Reschke, individually or collectively, own or control, directly or indirectly, fifty percent or more of the outstanding equity interests or have the right or power to affect the investment or operational decision-making process. The Non-Compete Agreements generally provide exceptions for mortgage loans, subordinated debt financing, sale-leaseback transactions and preferred equity investments. The primary businesses include the following types of real estate and interests therein: retail properties, senior and assisted living and semi-acute care properties and office and industrial properties. In the event one of the Non-Compete Agreements prohibits the Company from making a potential investment, the Company will seek to obtain a waiver under such agreement. There can be no assurances that the Company will be successful in obtaining such a waiver, in which event, the Company's investment will be prohibited. See "Certain Relationships and Related Transactions."


  The Underwriter, through an Affiliate, has established a short-term credit facility in favor of the Taxable Subsidiary and PCH to finance the equity required to purchase and/or origination of Mortgage Loans. It is anticipated that a portion of the net proceeds of the Offering will be used to pay off such credit facility, which will benefit the Underwriter and PCH. See "Use of Proceeds" and "Underwriting."

                                  THE OFFERING

      Shares offered to the public in the Offering (1)...............  8,750,000
      Shares to be outstanding after the Offering (1)(2)(3).......... 15,201,613
      Proposed New York Stock Exchange Symbol........................

--------------------

(1) Assumes that the Underwriter's option to purchase up to an additional 1,312,500 shares to cover over-allotments is not exercised.

(2) Includes 1,075,268 shares of Common Stock issued to FBR Asset Investment Corporation pursuant to the Private Placement, includes and assumes 100% conversion of 5,376,344 LP Common Units held by PCH on a one for one basis for Common Stock; does not include exercise of outstanding warrants or stock options.

(3) Does not include (a) 1,520,161 shares reserved for issuance under the Stock Option Plan (as defined herein) (1,651,411 shares reserved for issuance if the Underwriter's over-allotment option is exercised in full), (b) 228,024 shares issuable pursuant to a warrant granted to the Underwriter (247,712 shares issuable if the Underwriter's over-allotment option is exercised in full), and (c) up to 152,016 shares issuable pursuant to a warrant granted to FBR Asset Investment Corporation (165,141 shares issuable if the Underwriter's over-allotment option is exercised in full). See "Description of Capital Stock" and "Capitalization."

                                USE OF PROCEEDS

  The proceeds to the Company from the Offering (which are estimated to be approximately $175,000,000 for the Common Stock Offering, approximately $20,000,000 for the Private Placement and $25,000,000 from the Capital Contribution), after the deduction of underwriting discounts and commissions applicable to the Offering, are approximately $207,750,000 ($232,163,000 if the Underwriter's over-allotment option is exercised in full). The Company will use the net proceeds of the Offering to acquire 9,825,269 GP Common Units (representing a 64.6% general partnership interest in the Operating Partnership).

  The Operating Partnership will use a portion of the funds contributed by Prime Capital to the Operating Partnership in return for Common Units to repay approximately $59,844,000 in outstanding balances under its existing warehouse facilities, which have current interest rates of approximately 6.687% and a maturity date of May 31, 1998, and other existing indebtedness. See "Use of Proceeds." The balance of the proceeds will be used for future acquisitions of Targeted Portfolio Investments and working capital.

  If the Underwriter's over-allotment option with respect to the Common Stock is exercised, the Company will contribute the net proceeds from the exercise of the option to the Operating Partnership in return for additional Common Units, and the Operating Partnership will use the funds it receives from the Company for future acquisitions of Targeted Portfolio Investments, working capital and general corporate purposes.


  Investors should be aware that it may take considerable time for the Company to find additional Targeted Portfolio Investments, during which time the Company's assets may be invested in relatively low yielding instruments. As a result, the Company's earnings and dividends could be lower than is expected if the Company is successful in investing in Targeted Portfolio Investments. See "Capitalization" and "Use of Proceeds."


                              DISTRIBUTION POLICY

  Prime Capital intends to make regular quarterly distributions to its stockholders. Generally, Prime Capital intends to distribute at least 95.0% of the Company's taxable income each year (subject to certain adjustments) so as to qualify for REIT status under the Code. It is anticipated that the first distribution to stockholders will be made following the end of the first full calendar quarter following the Closing Date.

                           TAX STATUS OF THE COMPANY

  Prime Capital intends to qualify and will elect to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. If Prime Capital qualifies for taxation as a REIT, Prime Capital generally will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements. Although Prime Capital does not intend to request a ruling from the Internal Revenue Service ("IRS") as to its REIT status, Prime Capital has received an opinion of its legal counsel that Prime Capital qualifies as a REIT, which opinion is based on certain assumptions and representations about Prime Capital's ongoing businesses and investment activities and other matters. No complete assurance can be given that Prime Capital will be able to comply with such requirements in the future. Furthermore, such opinion is not binding on the IRS or on any court. Failure to qualify as a REIT would render Prime Capital subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to Prime Capital's stockholders would not be deductible. Even if Prime Capital qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. Moreover, the Taxable Subsidiary, through which the Company is expected to transact certain asset securitizations and other income-producing activities, is not a qualified REIT subsidiary and, therefore, taxable income of the Taxable Subsidiary is subject to all applicable federal and state income taxes. Prime Capital will adopt the calendar year as its taxable year. In connection with Prime Capital's election to be taxed as a REIT, Prime Capital's articles of incorporation, as amended (the "Charter") and Bylaws impose restrictions on the ownership and transfer of the Common Stock. See "Risk Factors--Legal Risks and Tax Risks," "Description of Capital Stock-- Restrictions on Transfer" and "Federal Income Tax Considerations--Taxation of Prime Capital."

                          SUMMARY FINANCIAL DATA

  The following table presents certain financial and operating data on a historical and pro forma basis for the Company and its interest in the Taxable Subsidiary. The financial and operating data should be read in conjunction with the historical and pro forma financial statements and notes thereto included in this Prospectus. The historical financial data as of March 31, 1998 and for the three months ended March 31, 1998 have been derived from the audited financial statements of the Company, the Operating Partnership and the Taxable Subsidiary included elsewhere in this Prospectus. In accordance with generally accepted accounting principles, the Taxable Subsidiary has been reflected in the table under the equity method of accounting.

  The pro forma data assume that (i) the Company had sold 8,750,000 shares of Common Stock in the Common Stock Offering, with the contribution of the net proceeds to the Operating Partnership (ii) the Company had sold 1,075,269 shares of Common Stock (net of underwriting discounts) in the Private Placement to FBR Asset Investment Corporation with the contribution of the net proceeds to the Operating Partnership and (iii) the Operating Partnership had received $25,000,000 from PCH in exchange for the issuance of 1,344,086 LP Common Units (at public offering price, net of underwriting discounts) as of the beginning of the periods presented for the operating data and as of the balance sheet date for the balance sheet data. The pro forma financial data are not necessarily indicative of what the actual financial position or results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent future financial position and results of operations.

                          SUMMARY FINANCIAL DATA

                      PRIME CAPITAL INVESTMENT CORP.

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                    FOR THE THREE MONTHS   FOR THE YEAR ENDED
                                    ENDED MARCH 31, 1998   DECEMBER 31, 1997
                                    --------------------- ---------------------
                                    PRO FORMA  HISTORICAL PRO FORMA  HISTORICAL
                                    ---------  ---------- ---------  ----------
STATEMENT OF OPERATIONS DATA:
 EXPENSES:
   Salaries & benefits............. $     611    $  46    $   2,098    $  --
   Professional fees...............       188       78          899       --
   General & administrative........       221       27          868       --
                                    ---------    -----    ---------    ------
   Total expenses..................     1,020      151        3,865       --
                                    ---------    -----    ---------    ------
   Loss before share of loss of
    Taxable Subsidiary and minority
    interest.......................    (1,020)    (151)      (3,865)      --
   Share of loss of Taxable
    Subsidiary.....................      (616)     (60)      (2,487)      --
                                    ---------    -----    ---------    ------
   Loss before minority interest...    (1,636)    (211)      (6,352)      --
   Minority Interest...............       579      --         2,247       --
                                    ---------    -----    ---------    ------
   Net Loss........................ $  (1,057)   $(211)   $  (4,105)   $  --
                                    =========    =====    =========    ======
   Net loss per share of common
    stock.......................... $   (0.11)            $   (0.42)
                                    =========             =========
   Weighted average shares of
    common stock outstanding....... 9,825,269             9,825,269
                                    =========             =========
                                                             MARCH 31, 1998
                                                          ---------------------
                                                          PRO FORMA  HISTORICAL
                                                          ---------  ----------
BALANCE SHEET DATA:
 Cash...................................................  $ 206,751    $    1
 Note receivable from Taxable Subsidiary................     20,000     9,906
 Total assets...........................................    230,808    14,805
 Total liabilities......................................        151       992
 Partners' equity.......................................        --     13,812
 Minority interest......................................     81,583       --
 Stockholders' equity...................................    149,074         1

                                 RISK FACTORS

  An investment in the Common Stock involves various risks. Before purchasing shares of Common Stock offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus.

  When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend" and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, results of operations and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below, under the headings "Management's Discussion and Analysis of Results of Operations" and "The Company" and elsewhere in this Prospectus.

MARKET CAPITALIZATION OF THE COMPANY MAY EXCEED FAIR MARKET VALUE OF THE COMPANY'S ASSETS.

  The consideration paid by the Company for the Common Units may exceed the current fair market value of such assets. Management of the Company believes it is appropriate to value the Operating Partnership and the Taxable Subsidiary as an ongoing business enterprise rather than with a view to values that could be obtained from a liquidation of such entities and the sale of the individual assets of such entities. Accordingly, the valuation of the Company has been determined based on a capitalization of the Company's estimated cash available for distribution. Because the liquidation value of the Company may be less than the value of the Company as a going concern, holders of Common Stock may suffer a loss in the value of their Common Stock if the Company is required to sell its assets in a liquidation. The Company's estimate of cash available for distribution is based on certain assumptions, including assumptions with respect to future acquisitions, and anticipated operating expense levels, which may not prove accurate and actual results may vary substantially from the estimate. Accordingly, there can be no assurance that the value of the Common Units (assuming that the value of the Common Units is equal to the initial public offering price of the Common Stock) is equivalent to the initial public offering price of the Common Stock.

BENEFIT TO PCH MAY HAVE A DILUTIVE EFFECT.

  Concurrently with the Offering, PCH's limited partnership interest in the Operating Partnership will be converted into 4,032,258 LP Common Units. Such LP Common Units will be valued at approximately $75,000,000 upon the consummation of the Offering. There can be no assurance that the value of the LP Common Units received by PCH is equivalent to the value of PCH's ownership interest in the Operating Partnership prior to the consummation of the Offering. If the valuation of PCH's ownership interest exceeds fair market value, such valuation could have a dilutive effect on the GP Common Units held by the Company and, indirectly, have a material adverse effect on the value of the Common Stock.

NEWLY-ORGANIZED ENTITIES; ABSENCE OF IDENTIFIABLE ASSETS

  Newly-Organized Entities. The Company is a recently formed entity with a limited operating history and untried operating policies and strategies. There can be no assurance that the Company will be able to generate sufficient revenue from operations to pay operating expenses of the Company and make or sustain distributions to shareholders. See "Distribution Policy." The Company will depend upon the experience and expertise of the employees recently hired by the Company who will be responsible for administering day-to-day operations. There can be no assurance, however, that the Company will be able to implement successfully the strategies that the Company intends to pursue.

  Appropriate Investments May Not Be Available and Full Investment of Net Proceeds in Targeted Portfolio Investments Will Be Delayed. Although the Company has acquired some Targeted Portfolio Investments, there can be no assurance that the Company will be able to identify additional Targeted Portfolio Investments or other appropriate assets that meet its investment criteria or that any such assets will produce a satisfactory return on the Company's investment. The Company's management will have broad authority to invest the net proceeds of the Offering in whatever investments the Company deems appropriate at the time of their acquisition. In making these investment decisions, the Company will follow its internal investment policies. See "The Company--Business Strategies and Investment Policies." No assurance can be made that management's decisions in this regard will result in a profit for the Company.

  Limited Availability of Investments May Inhibit Company's Objectives. The results of the Company's operations are dependent upon the availability of opportunities for the acquisition of Targeted Portfolio Investments. It may take considerable time for the Company to find appropriate investments. In general, the results of the Company's operations will be affected by the level and volatility of interest rates, by conditions in the real estate and financial markets, and general economic conditions. No assurances can be given that the Company will be successful in acquiring economically desirable assets or that the assets, once acquired, will maintain their economic desirability. To the extent that the Company acquires assets, such acquisitions may pose risks to the Company and to the Company's stockholders that are different from or in addition to the risks enumerated herein.

  The results of the Company's operations will also be affected by the presence and the anticipated presence of numerous entities with investment objectives similar to the Company and which may be significantly larger than the Company and have access to greater capital. See "--Economic and Business Risks--Competition in the Acquisition of Appropriate Investments May Inhibit Company's Ability To Achieve Objectives."





BENEFITS TO INSIDERS AND UNDERWRITERS

  Benefits to Insiders. In return for contributing all of the equity interests in PCF and PCF I, PCH received limited partnership interests in the Operating Partnership. The agreements pursuant to which the equity interests were contributed and the limited partnership interests received were not negotiated on an arm's length basis, and the representations, warranties and covenants in such agreements may not provide the same level of protection as those contained in a contribution agreement negotiated on an arm's length basis. There can be no assurance that the value of the limited partnership interests received by PCH in exchange for all of the equity interests in PCF and PCF I is equivalent to the actual value of such assets to the Company.


  Certain of the Net Proceeds from the Common Stock Offering to be Used to Pay Off Loans Which Will Benefit the Underwriter and PCH. The Underwriter, through an Affiliate, has established a short-term credit facility in favor of the Taxable Subsidiary and PCH to finance the origination and/or purchase of Mortgage Loans. Any outstanding balances on this credit facility will become due and payable upon the closing of the Common Stock Offering. Consequently, a portion of the net proceeds of the Common Stock Offering will be used to pay off such credit facility, which will benefit the Underwriter and PCH. See "Use of Proceeds" and "Underwriting."

CONFLICTS OF INTERESTS OF MR. RESCHKE AND CONFLICTS WITH PGI

  Mr. Reschke Will Continue to Engage in Activities Outside of the Company, Including Real Estate Activities. Under the terms of his employment agreement as Chairman of the Board of the Company, Mr. Reschke will be permitted to devote a considerable portion of his time to the management of interests outside of the Company. In addition to serving as Chairman of the Board of the Company, Mr. Reschke expects to continue to serve as Chairman of the Board of Prime Retail, Inc. (NYSE: PRT), Chairman of the Board of Brookdale Living Communities, Inc. (Nasdaq: BLCI), Chairman of the Board and CEO of PGI, Chairman of the Board of Prime

Group Realty Trust (NYSE: PGE) and to serve on various other boards and civic organizations. See "Management of Operations" and "Principal Shareholders of the Company." As a result of these interests and the business time to be devoted to activities related to them, certain conflicts of interest may arise between Mr. Reschke's duties and responsibilities to the Company and his other interests. The Company could be adversely affected if these conflicts of interest adversely affect his performance of managerial duties and responsibilities to the Company. PGI, its Affiliates and Mr. Reschke have entered into a non-compete agreement with the Company that contains restrictions on their ability to compete with the Company. However, there can be no assurance that these contracts or the Company's policies with respect to conflicts of interest always will be successful in eliminating the influence of such conflicts and, if they are not successful, decisions could be made that might fail to represent fully the interests of all shareholders.

  Conflicts with PGI and Certain of its Affiliates. PGI holds ownership interests in Prime Retail, Inc., Brookdale Living Communities, Inc. and Prime Group Realty Trust. The primary businesses of these entities are retail properties, senior independent and assisted living and semi-acute care properties, and office and industrial properties. To address potential conflicts of interest that PGI may have with these publicly-traded entities, PGI has entered into the Non-Compete Agreements with these companies. The Non-Compete Agreements prohibit PGI from making direct equity investments in assets or entities considered within the primary businesses of such entities, subject to certain exceptions. As a result of PCH's ownership interest in the Company after the Offering, the Company will be prohibited from making direct equity investments in such types of real estate or interests therein, so long as the Company is an affiliate of PGI under such agreements. Under the Non-Compete Agreements, an affiliate is generally defined as any entity in which PGI, Prime Group Limited Partnership and Mr. Reschke, individually or collectively, own or control, directly or indirectly, fifty percent or more of the outstanding equity interests or have the right or power to affect the investment or operational decision-making process of such entity. In the event one of the Non-Compete Agreements prohibits a potential investment, the Company will seek to obtain a waiver under such agreement. There can be no assurances that the Company will obtain such a waiver, in which case the investment by the Company will be prohibited.

  In addition, PCH owns 100% of the common stock of the Taxable Subsidiary which enables it to control the affairs of the Taxable Subsidiary. The Operating Partnership holds the preferred stock of the Taxable Subsidiary which is entitled to 95% of the economic benefit of the income of the Taxable Subsidiary. Although the common stock is entitled to only 5% of the economic benefit of the income of the Taxable Subsidiary, it is entitled to 100% of the voting control. PCH therefore, has the ability to cause the Taxable Subsidiary to act in a manner which may not be in the best interest of the Company's shareholders.

RISKS RELATED TO INVESTMENTS IN MORTGAGE LOANS

  Risk of Loss on Mortgage Loans. The Company has acquired and intends to acquire, accumulate and securitize Mortgage Loans as part of its investment strategy. While holding Mortgage Loans, the Company will be subject to risks of borrower defaults, bankruptcies, fraud losses and special hazard losses that are not covered by standard hazard insurance. In addition, investments in Mortgage Loans are subject to risks involving the rate and timing of payments of principal (including prepayments, repurchases, defaults and liquidations). The rate of principal payments may vary significantly over time, depending on a variety of factors such as mortgage loan interest rates and economic, demographic, tax and legal factors. The costs of financing and hedging Mortgage Loans could exceed the interest income on the Mortgage Loans. In the event of a default on a Mortgage Loan held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the Mortgage Loan. It may not be possible or economical for the Company to securitize all of the Mortgage Loans it acquires, in which case the Company will continue to hold the Mortgage Loans and bear the risks of borrower defaults, bankruptcies, fraud losses and special hazard losses. Furthermore, the Company would expect to retain a subordinate interest in any securitizations of Mortgage Loans, in which case it would retain substantially all of these risks in a more concentrated form up to the amount of its subordinated interest.

  Multifamily and Commercial Loans Involve a Greater Risk of Loss than Single Family Loans. The Mortgage Loans that the Company has acquired and expects to acquire generally will be secured by existing multifamily or commercial real estate, including apartments, shopping centers, office buildings, hotels, industrial properties, theme parks, hospitals and nursing homes. Real property pledged as security for Mortgage Loans is referred to as "Mortgaged Property." Multifamily and commercial real estate lending is considered to involve a higher degree of risk than single family residential lending because of a variety of factors, including generally larger loan balances, dependency on successful operation of the Mortgaged Property and the operating businesses of tenants therein for repayment, and loan terms that often require little or no amortization of the loan principal and, instead, provide for a balloon payment at a stated maturity date. In addition, the value of multifamily and commercial real estate can be affected significantly by the supply and demand in the market for that type of property. Market values may vary as a result of economic events, governmental regulations or other factors outside the control of the borrower or the Company, such as rent control laws in the case of multifamily Mortgage Loans, which may impact the future cash flow of the underlying Mortgaged Property.

  The successful operation of a multifamily or commercial real estate project also generally is dependent on the performance of the property manager of that project. The property manager would be responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the owner so that maintenance and capital improvements can be carried out in a timely fashion and at an appropriate cost. There can be no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Mortgage Loan.

  The Volatility of the Values and the Net Operating Income of Mortgaged Properties May Affect Adversely the Company's Mortgage Loans. Commercial and multifamily property values and net operating income derived therefrom are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be impacted adversely by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). The historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may affect adversely the Mortgaged Properties' value without affecting the net operating income, including changes in governmental regulations, zoning or tax laws, potential environmental or other legal liabilities, the availability of refinancing, and changes in interest rate levels.

  Construction, Bridge and Mezzanine Loans Involve Greater Risks of Loss than Senior Loans. The Company may acquire Construction Loans, Bridge Loans and Mezzanine Loans. These types of Mortgage Loans are considered to involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property. This is because of a variety of factors, including, in the case of Construction Loans, dependency on successful completion and operation of the project for repayment, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization of loan principal, providing instead for additional advances to be made and for a balloon payment at a stated maturity date. In the case of Mezzanine Loans, the factors would include, among other things, that a foreclosure by the holder of the senior loan could result in a Mezzanine Loan becoming unsecured. Accordingly, the Company may not recover the full amount, or any, of its investment in such Mezzanine Loan. In addition, Construction Loans, Bridge Loans and Mezzanine Loans may have higher loan-to-value ratios than conventional Mortgage Loans because of shared appreciation provisions. Although the borrower may have an initial equity investment of 10.0% to 15.0% of total project costs, such initial equity may not be sufficient to protect the Company's investment in Construction Loans, Bridge Loans or Mezzanine Loans.

  Distressed Mortgage Loans May Have Greater Default Risks Than Performing Loans. The Company may acquire Nonperforming and Subperforming Mortgage Loans, as well as Mortgage Loans that have had a history of delinquencies. These Mortgage Loans presently may be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality loans. Returns on an investment of this type depend on the borrower's ability to make required payments (or, with respect to Subperforming Loans, the modified monthly payments required under the applicable forbearance plan) or, in the event of default, the ability of the loan's servicer to foreclose and liquidate the Mortgaged Property underlying the Mortgage Loan. There can be no assurance that the servicer can liquidate a defaulted Mortgage Loan successfully or in a timely fashion. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments."

  Limited Recourse Loans May Limit the Company's Recovery to the Value of the Mortgaged Property. The Company anticipates that a substantial portion of the Mortgage Loans that it will acquire and of the mortgage loans underlying the MBS that it will acquire may contain limitations on the mortgagee's recourse against the borrower. In other cases, the mortgagee's recourse against the borrower may be limited by applicable provisions of the laws of the jurisdictions in which the Mortgaged Properties are located or by the mortgagee's selection of remedies and the impact of those laws on that selection. In those cases, in the event of a borrower default, recourse may be limited to only the specific Mortgaged Property and other assets, if any, pledged to secure the relevant Mortgage Loan. Even as to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that such recourse will provide a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the Mortgaged Property securing that Mortgage Loan.

  One Action Rules May Limit the Company's Rights Following Defaults. Several states have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The servicer of the mortgage obligation may be required to foreclose first on properties located in states where such "one action" rules apply (and when non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments--Foreclosure."

RISKS RELATED TO INVESTMENTS IN REAL PROPERTY

  Conditions Beyond the Company's Control May Affect Adversely the Value of its Real Property Investments. The Company expects to invest directly and indirectly in real estate through the funding of Preferred Equity investments in real estate and real estate operating companies, as well as the direct investment in Net Leased Real Estate. These investments are subject to varying degrees of risk generally incident to the ownership of real estate. The underlying value of these investments and the Company's income and ability to make distributions to its stockholders are dependent upon the ability of the owner to operate the underlying real estate properties in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real estate leased to a single lessee, the ability of the lessee to make rent payments. Revenues may be adversely affected by adverse changes in national or local economic conditions, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company. Additionally, the Company could acquire ownership of real property by foreclosing on certain of the Mortgage Loans. Foreclosure can be costly and time consuming, particularly in bankruptcy proceedings.

  Real Estate is Illiquid and its Value May Decrease. Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of any of the Company's real estate assets will not decrease in the future.

  The Company's Insurance Will Not Cover All Losses. The Company intends to maintain, or cause the owner to maintain, comprehensive insurance on each of the underlying real estate properties in which the Company has an interest, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the properties in the event of a total loss, subject to applicable deductibles. The Company will endeavor to obtain coverage of the type and in the amount customarily obtained by owners of properties similar in nature. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company, if any, might not be adequate to restore the Company's investment with respect to the affected property.

  Property Taxes Decrease Returns on Real Estate. All real property owned by the Company will be subject to real property taxes and, in some instances, personal property taxes. Such real and personal property taxes may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on the Company's real property could affect adversely the Company's income and ability to make distributions to its stockholders and could decrease the value of that real property.

  Compliance with the Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations May Be Costly. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Certain underlying real estate properties acquired directly or indirectly by the Company may not be in compliance with the ADA. If a property is not in compliance, the owner of the property will be required to make modifications to such property to bring it in compliance, or face the possibility of paying fines or private damage claims. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the real estate, including changes to building codes and fire and life-safety codes, may occur. If the owner or lessee of the property is required to make substantial modifications to the property to comply with the ADA or other changes in governmental rules and regulations, the owner's or lessee's ability to make payments to the Company and, accordingly, the Company's ability to make expected distributions to its stockholders could be adversely affected.

  Real Properties with Hidden Environmental Problems Will Increase the Company's Costs and May Create Liability for the Company. Operating costs and the value of the underlying real estate property acquired by the Company may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability on the owner or operator of the property whether or not he or she knew of, or was responsible for, the presence of such hazardous or toxic substances. Therefore, an environmental liability could have a material adverse effect on the value of the underlying real property acquired by the Company, the Company's income and cash available for distribution to its stockholders. The Company intends to obtain Phase I environmental site assessments on all underlying real property acquired by the Company prior to the acquisition by the Company of such properties. The purpose of Phase I environmental site assessments is to identify potential environmental contamination that is made apparent from historical reviews of the properties, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances and underground storage tanks. However, even if a Phase I environmental site assessment is obtained, there is no assurance that it will reveal all existing and potential environmental risks and liabilities, and there may be unknown material environmental obligations or liabilities which are not discovered in a Phase I environmental site assessment.

  Real Properties with Known Environmental Problems May Create Liability for the Company. The Company may invest in real estate, or mortgage loans secured by real property, with known environmental problems that materially impair the value of the real property. In such cases, the Company will take certain steps to limit its environmental liability, including, the creation of a special purpose entity which will own such real property. Despite these precautionary measures, there are risks associated with such an investment.

  Foreign Real Properties are Subject to Currency Conversion Risks and the Uncertainty of Foreign Laws. The Company may invest in real estate, or Mortgage Loans secured by real property, located outside the United States. Investing in real property located in foreign countries creates risks associated with the uncertainty of foreign laws and markets. Moreover, investments in foreign assets are subject to currency conversion risks. In addition, income from investment in foreign real property and, in some instances, foreign Mortgage Loans may be subject to tax by foreign jurisdictions, which would reduce the economic benefit of such investments. The Company has no experience in investing in foreign real estate. Any foreign income tax credits available to the Company would not be passed through to its shareholders.

RISKS RELATED TO INVESTMENTS IN MBS

  Subordinated Interests are Subject to Greater Credit Risks Than More Senior Classes. The Company intends to acquire non-investment grade MBS, including "first loss" classes of MBS (hereinafter referred to as "Subordinated Interests"). A first loss class is the most subordinated class of a multi-class issuance of pass-through or debt securities and is the first to bear the loss upon a default on the underlying mortgage pass-through securities or pools of whole loans securing or backing a series of MBS ("Mortgage Collateral"). Subordinated Interests are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior classes. While the market values of most Subordinated Interest classes tend to react less to fluctuations in interest rate levels than more senior classes, the market values of Subordinated Interest classes tend to be more sensitive to changes in economic conditions than more senior classes. As a result of these and other factors, Subordinated Interests generally are not actively traded and may not provide holders thereof with liquidity.

  The yield to maturity on Subordinated Interests of the type the Company intends to acquire will be extremely sensitive to the default and loss experience of the underlying Mortgage Collateral and the timing of any such defaults or losses. Because the Subordinated Interests of the type the Company intends to acquire generally have no credit support, to the extent there are realized losses on the Mortgage Collateral for such classes, the Company may not recover the full amount, or any, of its initial investment in such Subordinated Interests.

  When the Company acquires a Subordinated Interest, it typically will be unable to obtain the right to service the underlying Mortgage Collateral if such collateral is performing. To minimize its losses, if the underlying Mortgage Collateral is in default, the Company will seek to obtain the Special Servicing rights to service such underlying Mortgage Collateral, although in many cases it will not be able to obtain Special Servicing rights on acceptable terms. If the Company does acquire Special Servicing rights, then it may in some cases contract with a third-party special servicer to perform the Special Servicing functions, and thus the performance of the Company's investments would be dependent upon such third party's performance. To the extent the Company does not obtain Special Servicing rights with respect to the Mortgage Collateral underlying its MBS, the servicer of the Mortgage Collateral generally would be responsible to holders of the senior classes of MBS, whose interests may not be the same as those of the holders of the subordinated classes. Accordingly, the Mortgage Collateral may not be serviced in a manner that is most advantageous to the Company as the holder of a subordinated class.

  The subordination of Subordinated Interests to more senior classes may affect adversely the yield on the Subordinated Interests even if realized losses are not ultimately allocated to such classes. On any payment date, interest and principal are paid on the more senior classes before interest and principal are paid with respect to the unrated or non-investment grade credit support classes. Typically, interest deferred on these credit support classes is payable on subsequent payment dates to the extent funds are available, but such deferral may not itself bear interest. Such deferral of interest will affect adversely the yield on the Subordinated Interests.

  Yields on Subordinated Interests, IOs and POs May Be Affected Adversely By Interest Rate Changes. The yield of the Subordinated Interests also will be affected by the rate and timing of payments of principal (including prepayments, repurchase, defaults and liquidations) on the mortgage loans underlying a series of MBS. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing mortgage loan interest rates and economic, demographic, tax, legal and other factors. Prepayments on the mortgage loans underlying a series of MBS generally are allocated to the more senior classes of MBS until those classes are paid in full or until the end of a lock-out period, typically of five years or more. Generally, prepayments of principal from the mortgage loans are not received by the Subordinated Interests holders for a period of at least five years. As a result, the weighted average lives of the Subordinated Interests may be longer than would be the case if, for example, prepayments were allocated pro rata to all classes of MBS. To the extent that the holder of Subordinated Interests is not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the Subordinated Interests may be affected adversely. The Company may acquire IO classes of MBS, which are entitled to no (or only nominal) payments of principal, but only to payments of interest. The yield to maturity of IOs is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying mortgage loans. In periods of declining interest rates, rates of prepayments on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, then the yield on IOs will be negatively affected. Inverse IOs bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified index. The Company may invest in Inverse IOs for the purpose of, among other things, hedging its portfolio of IOs. The yield to maturity of an Inverse IO is extremely sensitive to changes in the related index. The Company also expects to invest in Sub IOs, a class for which interest generally is withheld and used to make principal payments on more senior classes or to fund a reserve account for the protection of senior classes until overcollateralization or until the balance in the reserve account reaches a specified level. Interest on a Sub IO generally will be paid only after the overcollateralization or the balance in the reserve account reaches the specified level. Sub IOs provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because all IO classes only receive interest payments, their yields are extremely sensitive not only to default losses but also to changes in the weighted average life of the relevant classes, which in turn will be dictated by the rate of prepayments on the underlying Mortgage Collateral. In addition, Sub IOs often generate taxable income in excess of cash received in the first years after they are issued. See "The Company--Primary Investments--MBS."

  The Company may acquire POs, which are classes of MBS that are entitled to no payments of interest, but only to payments of principal. The yield to maturity of POs is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying Mortgage Collateral. In periods of declining interest rates, rates of prepayment on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, the yield on POs will be positively affected. Conversely, the yield on POs will be affected adversely by slower than anticipated prepayment rates, which generally are associated with a rising interest rate environment. In addition, POs typically generate OID.

  Certain Investments May Generate Taxable Income Exceeding Cash Flow. The Company also may invest in certain classes of MBS that are designated as the residual interest in the related REMIC (a "REMIC Residual Interest") or that represent the residual interest in a non-REMIC securitization ("Non-REMIC Residual Interest"), which receive principal and interest payments in excess of amounts needed to make payments on other classes of securities or to fund a reserve account. Like interest otherwise allocable to Sub IOs, principal and interest amounts otherwise allocable to such residual interests are used to protect the senior classes of securities from credit losses on the underlying mortgage loans. Moreover, in any given year, the taxable income produced by a residual interest may exceed its cash flow. The Company may also invest in Participating Mortgage Loans and Distressed Mortgage Loans and such loans may produce taxable interest income for the Company prior to the Company's receipt of the related cash flow. See "--Legal and Tax Risks."

ECONOMIC AND BUSINESS RISKS

  Interest Rate Changes May Adversely Affect the Company's Investments. The value of MBS is affected substantially by prepayment rates on the mortgage loans comprising the mortgage collateral for such securities. Prepayment rates on MBS are influenced by changes in current interest rates and a variety of economic, geographic and other factors and cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on MBS generally increase. If general interest rates also decline, the amounts available for reinvestment by the Company during such periods are likely to be reinvested at lower interest rates than the Company was earning on the MBS that were prepaid. MBS may decrease in value as a result of increases in interest rates and may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. In general, changes in both prepayment rates and interest rates will change the total return on MBS, which in turn will affect the amount available for distribution to stockholders. This volatility may be greater with certain MBS, such as IOs and Inverse IOs, that the Company intends to acquire, and may be less with other MBS secured by commercial mortgages, which generally have some yield or call protection, than with residential backed MBS which do not usually have such protections. The value of adjustable rate mortgage loans and MBS paying adjustable coupon rates, which the Company may acquire in the future, generally will vary inversely with changes in prevailing interest rates. Under certain interest rate or prepayment rate scenarios, the Company may fail to recoup fully its cost of acquisition of such investments.

  The Company's operating results depend in part on the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates can affect the Company's income by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the value of the Company's interest-earning assets and its ability to realize gains from the sale of assets and the average life of the Company's interest-earning assets.

  Interest rates are highly sensitive to many factors, including governmental fiscal, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond the control of the Company. The profitability of the Company may be adversely affected during any period as a result of changing interest rates.

  The Company's Performance May Be Affected Adversely If Its Hedging Strategy Is Not Successful. The Company's performance may be affected adversely if the Company fails to limit the effects of changes in interest rates on its operations by employing an effective hedging strategy, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts, and buying and selling interest rate futures and options on such futures. The use of these instruments to hedge a portfolio carries certain risks, including the risk that losses on a hedge position will reduce the funds available for distribution to stockholders and, indeed, that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment and a hedge may not perform its intended purpose of offsetting losses on an investment. For example, the Company will attempt to match the interest rate indexes and repricing terms of its Mortgage Loans with those of its borrowings, but it may not be able to achieve a perfect match. During periods of volatile interest rates, such interest rate mismatches could affect adversely the Company's ability to hedge effectively its interest rate risk. The Company may enter into over-the-counter hedging transactions in which the protections afforded to participants in an organized exchange and in a regulated environment may not be available, which will expose the Company to counterparty risk. Although the Company intends to enter into such contract only with counterparties the Company believes to be financially sound and to monitor the financial soundness of such parties on a periodic basis, the Company may be exposed to the risk that the counterparties with which the Company trades may become financially unsound or insolvent. If a counterparty ceases making markets and quoting prices in such instruments, which may render the Company unable to enter into an offsetting transaction with respect to an open position, the Company may be forced to unwind its position, which may result in a loss on the hedge position and could cause the Company to suffer the adverse consequence against which the hedging transaction was designed to protect. Certain of the hedging instruments acquired by the Company are traded on exchanges, which may subject the Company to the risk of trading halts, suspensions, exchange or clearing house equipment failure, insolvency of a brokerage firm or other disruptions of normal trading activities. If the Company anticipates that the income from any hedging transaction will not be qualifying income for REIT income test purposes, the Company may conduct part or all of such hedging activities through the Taxable Subsidiary. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests" and "--Other Tax Considerations --Clinton REIT Proposals."

  Leverage Can Reduce Income Available for Distribution. After the initial "start-up" period, the Company intends to leverage its portfolio through borrowings, generally through the use of reverse repurchase agreements, bank credit facilities, warehouse lines of credit on pools of real estate and mortgage loans, mortgage loans on real estate and other borrowings. The percentage of leverage used will vary depending on the Company's estimate of the stability of the portfolio's cash flow. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the Company may reduce the amount of leverage it utilizes.

  Although there is no specified limitation on the Company's indebtedness, in general the Company expects the ratio of the Company's overall indebtedness to not exceed 80% of the Company's total market capitalization defined as total debt outstanding, on a consolidated basis, divided by the sum of (a) total debt outstanding, plus (b) total equity market value of the Company's outstanding equity securities, from time to time. However, the Company's Charter and Bylaws do not limit the amount of indebtedness the Company can incur, and the Board of Directors has the discretion to deviate from or change this indebtedness policy at any time, without consent from or notice to the Company's shareholders.

  Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, required debt service payments, which increase with increased leverage could reduce the net income available for distributions to stockholders. The Company will leverage assets only when there is an expectation that it will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets to foreclosure.

  Maturity Mismatch Between Asset Maturities and Borrowing Maturities May Affect Adversely the Company's Net Income. The Company's use of short-term floating rate borrowings to acquire long term assets, including Mortgage Loans and MBS, some of which will bear a fixed rate of interest may expose the Company to a maturity mismatch. As a consequence, the Company's borrowing costs could exceed the income earned on the Company's assets acquired with the borrowed funds, thereby reducing the Company's income and ability to make distributions to its stockholders. Further, MBS subject to reverse repurchase agreements periodically are marked to market by the repurchase lender, and a decline in the value of MBS pledged to secure reverse repurchase agreements may result in margin calls. In addition, if renewals of or substitutes for maturing or called short term borrowings are unavailable to the Company for any reason, the Company may be required to sell assets quickly to repay those borrowings. Certain of the Company's MBS may be illiquid and a sale associated with a short marketing period generally would result in the Company receiving a lower price than otherwise would be available. There can be no assurance that the Company will not incur losses associated with forced sales of illiquid collateral to repay borrowings. Furthermore, the use of leverage will magnify the Company's exposure to losses. For example, a loss equal to 20.0% on an asset that is 80.0% leveraged would eliminate the Company's equity in that asset completely, while the same loss would leave the Company with 80.0% of its equity in an asset if no leverage had been applied to that asset.

  Interest Rate Mismatch Between Asset Yields and Borrowing Rates May Affect Adversely the Company's Net Income. The Company's borrowings may be at interest rates based on indexes and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indexes and repricing terms of various of the Company's variable rate assets. While the historical spread between relevant short-term interest rate indexes has been relatively stable, there have been periods, such as the high interest rate environment of 1979 through 1982, when the spread between those indexes was volatile. Further, certain of the Company's assets will bear fixed rates of interest and have long-term maturities. There can be no assurance that such fixed rates of interest will exceed the variable rates of interest on related borrowings. Interest rate mismatches could impact the Company's financial condition in a material way, and affect adversely the Company's income and ability to make distributions to its stockholders, dividend yield and the market price of the Common Stock. See "--Economic and Business Risks--Leverage Can Reduce Income Available for Distribution" and "--The Company May Not Be Able to Borrow Money on Favorable Terms."

  The Company May Not Be Able to Borrow Money on Favorable Terms. The ability of the Company to achieve its investment objectives through leverage will depend on the Company's ability to borrow money on favorable terms. The Company currently has a borrowing facility with Prudential Securities Credit Corporation ("PSCC") for $200,000,000. See "The Company." The Company is negotiating with Nomura Asset Capital Corporation and Salomon Smith Barney with respect to additional borrowing facilities to become effective on or after the Offering. See "The Company." There is no assurance, however, that the Company will be able to enter into borrowing arrangements which will enable the Company to borrow money on favorable terms which will be sufficient to fund purchases of assets in accordance with the Company's business plan. If the Company is unable to obtain adequate financing arrangements, its ability to purchase assets and conduct its business will be adversely affected.

  Adverse Changes in General Economic Conditions Can Adversely Affect The Company's Business. The Company's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its investments are located. Adverse changes in national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business likely would have an adverse affect on real estate values, interest rates and, accordingly, the Company's business.

  Competition in the Acquisition of Appropriate Investments May Inhibit the Company's Ability to Achieve its Objectives. The Company intends to engage in highly competitive businesses. The acquisition of Mortgage Loans, MBS, Preferred Equity and Net Leased Real Estate is often based on competitive bidding. In addition, the Company's competitors may seek to establish relationships with the financial institutions and other firms from whom the Company intends to purchase such assets. Many of the Company's anticipated competitors, including Goldman Sachs' Whitehall Street Real Estate Fund, Black Rock Capital Finance, AMRESCO, General Electric Capital Corporation, First Chicago Commercial Assets, LaSalle National Bank, Ocwen Financial Corporation, Blackstone Real Estate Advisors, Bank of America Securities Corporation and CRIIMI MAE Inc., are significantly larger than the Company at the present time, have established operating histories and procedures, may have access to greater capital and other resources, and may have other advantages over the Company in conducting certain businesses and providing certain services. There are several existing REITs formed for purposes similar to the Company's and others may be organized in the future. The existence of additional REITs may increase competition for available Targeted Portfolio Investments. The Company's net income will depend, in large part, on the Company's ability to acquire and originate Mortgage Loans and MBS having yields that produce favorable spreads over the Company's borrowing costs. Increased competition for the acquisition of, or a reduction in the available supply of, Mortgage Loans and MBS could result in higher prices and thus lower yields on such Mortgage Loans and MBS, which could narrow (or make negative) the yield spread between the Company's investments and its borrowing costs. In addition, the Company's competitors may seek to establish relationships with the financial institutions and other firms from whom the Company intends to acquire Mortgage Loan and MBS. There can be no assurance that the Company will be able to acquire sufficient Targeted Portfolio Investments at yields sufficient to cover the Company's capital costs and achieve the Company's objectives. In addition, there can be no assurance that Targeted Portfolio Investments suitable for acquisition by the Company will be available, or that changes in market conditions or applicable laws will not affect the availability of Targeted Portfolio Investments.

  Investments May Be Illiquid and Their Value May Decrease. Many of the Company's assets are and will be relatively illiquid. In addition, certain of the MBS that the Company will acquire will include interests that have not been registered under the Securities Act, or other applicable securities laws, resulting in a prohibition against transfer, sale, pledge or other disposition of those MBS except in transactions that are exempt from the registration requirements of, or are otherwise in accordance with, the securities laws. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be relatively limited. No assurances can be given that the fair market value of any of the Company's assets will not decrease in the future.

  Delinquency and Loss Ratios May Be Affected by the Performance of Third-Party Servicers. In the event that the Company contracts for the servicing of its Mortgage Loans with third-party servicers, it will be subject to risks associated with potentially inadequate servicing. Many borrowers require notices and reminders to keep Mortgage Loans current and to prevent delinquencies and foreclosures. A substantial increase in the delinquency or foreclosure rate resulting from inadequate servicing could affect adversely the Company's performance and ability to access profitably the capital markets for its financing needs, including future securitizations.

LEGAL AND TAX RISKS

  Tax Risks. Prime Capital intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. Although Prime Capital does not intend to request a ruling from the Service as to its REIT status, Prime Capital has received an opinion from Winston & Strawn that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of counsel to Prime Capital based on that counsel's review and analysis of existing law, which includes no controlling precedent on point. Furthermore, both the validity of the opinion and the continued qualification of Prime Capital as a REIT will depend on Prime Capital's satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. If Prime Capital were to fail to qualify as a REIT in any taxable year, Prime Capital would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by Prime Capital in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain Code provisions, Prime Capital also would be disqualified from taxation as a REIT for the four taxable years following the year during which Prime Capital ceased to qualify as a REIT.

  Prime Capital must distribute annually at least 95.0% of its net taxable income (excluding any net capital gain) in order to avoid corporate income taxation of the earnings that it distributes. In addition, Prime Capital will be subject to a 4.0% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85.0% of its ordinary income for that year, (ii) 95.0% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years. However, to the extent Prime Capital elects to retain and pay income tax on net long-term capital gains it received during the year such amounts will be treated as having been distributed for purposes of the 4.0% excise tax.

  Prime Capital intends to make distributions to its stockholders to comply with the 95.0% distribution requirement and to avoid the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to borrow funds or sell assets on a short-term basis to meet the 95.0% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of Prime Capital's net taxable income could cause Prime Capital (i) to sell assets in adverse market conditions, (ii) to distribute amounts that represent a return of capital, or (iii) to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures, or repayment of debt. Gain from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% tax.

  The Company expects to acquire Subordinated Interests and Participating Mortgage Loans that are deemed to have OID for federal income tax purposes, which is generally equal to the difference between an obligation's issue price and its redemption price. The income generated by such instruments for federal income tax purposes will consist of amortization of the OID and the coupon interest associated with the instruments. Prime Capital will be required to recognize as income each year the portion of the OID that accrues during that year, which will increase its taxable income for that year and subject Prime Capital to a corporate-level tax for that year unless Prime Capital distributes all of such taxable income, notwithstanding the fact that there may be no corresponding contemporaneous receipt of cash by Prime Capital. REMIC Residual Interests and Non-REMIC Residual Interests also may generate taxable income in excess of cash flow or economic income in any year. In addition, certain taxable income produced by a REMIC Residual Interest ("Excess Inclusion") (and, to the extent provided by future Treasury Regulations, by Non-REMIC Residual Interests) may cause Prime Capital's stockholders to suffer certain adverse tax consequences. Additionally, because Prime Capital is an accrual basis taxpayer, it may be required to recognize interest income that accrues with respect to Distressed Mortgage Loans even though the borrowers fail to pay the full amounts due. See "Federal Income Tax Considerations." Finally, the Company may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Treasury Regulations section 1.1001-3(e)) to a Mortgage Loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds the Company's basis in the original loan. Consequently, the acquisition by Prime Capital of Subordinated Interests, Mortgage Loans that are deemed to have OID, REMIC Residual Interests, or Non-REMIC Residual Interests could have the effect of requiring Prime Capital to incur borrowings or to liquidate a portion of its portfolio at rates or times that Prime Capital regards as unfavorable to distribute all of its taxable income and thereby avoid corporate income and excise tax.

  Ownership Limit May Restrict Business Combination Opportunities. In order for the Company to maintain its qualification as a REIT, not more than 50.0% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (other than its first REIT taxable year). For the purpose of preserving the Company's REIT qualification, the Charter generally prohibits direct or indirect ownership of more than (i) 9.9% of the number of outstanding shares of Common Stock, or
(ii) 9.9% of the number of outstanding shares of any series of Preferred Stock by any stockholder (the "Ownership Limit"), other than FBR Asset Investment Corporation, which may own up to 10.9% of the number of outstanding shares of Common Stock. The Ownership Limit could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Capital Stock--Restrictions on Transfer" and "Federal Income Tax Considerations-- Requirements for Qualification."

  Equity Interests Could Cause the Company to Fail to Qualify as a REIT. The acquisition of an equity interest in a real estate operating company could cause the Company to fail certain of the requirements which are necessary for it to be taxed as a REIT. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests." For instance, to the extent the Company acquires an equity interest in a real estate operating company that is a partnership or other pass-through entity, the Company potentially could receive income which would not qualify for purposes of the gross income tests because of the furnishing of non-customary services to the tenants at the property, the receipt of participating rent based on the tenants' profits, or other reasons. In addition, to the extent the Company owns an equity interest in a real estate operating company that is a C corporation, such investment may not represent more than 5.0% of the value of the Company's total assets or more than 10.0% of the issuer's voting securities. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests" and "--Other Tax Considerations--Clinton REIT Proposals."

  Tax Status of the Taxable Subsidiary; Legislative Proposals. The Taxable Subsidiary will be subject to all applicable federal and state income taxes. Under existing federal income tax law, the Company is permitted to own all of the preferred stock of the Taxable Subsidiary and receive (through the Operating Partnership) 95% of the after-tax income of the Taxable Subsidiary (the remainder of such income is payable to the owner of the common stock, initially PCH). Certain requirements for REIT qualification under existing law may in the future limit the Company's ability to receive increased distributions from the Taxable Subsidiary without jeopardizing the Company's qualification as a REIT. Moreover, REIT legislative proposals by the Clinton administration, currently under consideration by Congress, if enacted, would limit the Company's ownership of the Taxable Subsidiary or would restrict the future level of operations of the Taxable Subsidiary. In either event, the economic benefit to the Company attributable to the Taxable Subsidiary would be substantially reduced. See "Federal Income Tax Considerations--Other Tax Considerations-- Clinton REIT Proposals."

  Plans Should Consider ERISA Risks of Investing in Common Stock. The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts (each a "Plan") and (ii) the assets of a Plan. A "party in interest" or "disqualified person" with respect to a Plan will be subject to (x) an initial 15.0% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan and (y) an excise tax equal to 100.0% of the amount involved if any prohibited transaction is not corrected. Consequently, the fiduciary of a Plan contemplating an investment in the Common Stock should consider whether the Company, any other person associated with the issuance of the Common Stock, or any Affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan. In such a case, the acquisition or holding of Common Stock by or on behalf of the Plan could be considered to give rise to a prohibited transaction under ERISA and the Code. See "ERISA Considerations--Employee Benefit Plans, Tax Qualified Retirement Plans, and IRAs."

CERTAIN ANTI-TAKEOVER PROVISIONS MAY INHIBIT A CHANGE IN CONTROL OF THE
COMPANY.

  General. Certain provisions contained in the Charter and Bylaws and the Maryland General Corporation Law (the "MGCL") may have the effect of discouraging a third party from making an acquisition proposal for Prime Capital and may thereby delay, deter or prevent a change in control of the Company or the removal of existing management and, as a result, could prevent the stockholders of the Company from being paid a premium for their shares of Common Stock over then-prevailing market prices. See "Description of Capital Stock--Common Stock" and "Certain Provisions of Maryland Law and of Prime Capital's Charter and Bylaws."

  Ownership Limit. The Ownership Limit set forth in the Charter provides that, subject to certain specified exceptions (including exceptions in the case of PCH and FBR Asset Investment Corporation, as noted above), no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than (i) 9.9% of the number of outstanding shares of Common Stock, or (ii) 9.9% of the number of outstanding shares of any series of Preferred Stock. The Board of Directors may, but in no event will be required to, waive the Ownership Limit or such other limitation as provided in the Charter, as applicable, with respect to a particular stockholder if it determines that such ownership will not jeopardize the Company's status as a REIT and the Board of Directors otherwise decides such action would be in the best interest of the Company. As a condition of such waiver, the Board of Directors may require a ruling from the IRS or an opinion of counsel satisfactory to it and undertakings or representations from the applicant with respect to preserving the REIT status of the Company. The foregoing ownership limitations may have the effect of precluding acquisition of control of the Company without the consent of the Board of Directors and, consequently, stockholders may be unable to realize a premium for their shares over the then prevailing market price which is customarily associated with such control acquisitions.

  Potential Effects of the Issuance of Preferred Stock. The Charter permits the Board of Directors to issue up to 30,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of shares of Common Stock might receive a premium for their shares of Common Stock over the then-prevailing market price of such Common Stock.

  Staggered Board. The Board of Directors has three classes of directors. The initial terms of the first, second and third classes will expire in 1999, 2000 and 2001, respectively. Directors for each class will be elected for a three-year term upon the expiration of that class' initial term. Subject to the right of the holders of any Preferred Stock to elect and remove directors in certain circumstances, the affirmative vote of the holders of a majority of the outstanding Common Stock is required to remove a director.

  Exemption from Maryland Business Combination Statute. Under the MGCL, certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation such as Prime Capital and any person who owns 10.0% or more of the voting power of the corporation's shares or an affiliate or associate of the corporation which, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% of more of the voting power of then-outstanding voting stock of the corporation (an "Interested Stockholder"), or between the corporation and an affiliate of an Interested Stockholder, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80.0% of the votes entitled to be cast by holders of outstanding voting shares of the corporation's voting stock and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation's voting stock other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other things, the holders of shares of voting stock receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. As permitted by the MGCL, the Board of Directors of the Company has opted out of the business combinations provisions of the MGCL with respect to any business combination involving PGI or any of its Affiliates (including Mr. Reschke and PCH). Accordingly, the five-year prohibition and the super-majority stockholder vote requirement will not apply to any "business combinations" between PGI or its Affiliates and the Company. As a result, PGI and its affiliates may be able to enter into "business combinations" with the Company, which may or may not be in the best interests of the stockholders, without the super-majority stockholder approval as described above. Further, the MGCL's business combinations statute could have the effect of discouraging offers from third parties to acquire the Company and increasing the difficulty of consummating any such offer. See "Certain Provisions of Maryland Law and of the Charter and Bylaws--Business Combinations."

  Maryland Control Share Acquisition Statute. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock previously owned by the acquiror or by officers or directors who are employees of the corporation. Control shares are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power ("Control Shares"). Control Shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share Acquisition" means the acquisition of, or the power to direct the exercise of voting power with respect to, Control Shares, subject to certain exceptions.

  If voting rights are not approved at a meeting of stockholders then, subject to certain conditions and limitations, the issuer may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value. If voting rights for Control Shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights.

  The Bylaws currently contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of Prime Capital's shares of capital stock. There can be no assurance that the Board of Directors will not amend or eliminate such provision in the future. If the foregoing provisions in the Bylaws are rescinded, the control shares provision of the MGCL could have the effect of discouraging offers to acquire control of the Company and of increasing the difficulty of consummating any such offer. See "Certain Provisions of Maryland Law and of the Charter and Bylaws--Control Share Acquisitions."

  Board of Directors May Change Certain Policies Without Shareholder Consent. The major policies of the Company, including its investment policy and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by its Board of Directors. The Board of Directors may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without notification to or a vote of the holders of the Common Stock. The Company cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Common Stock. See "The Company--Business Strategy and Investment Policies" and "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

  Loss of Investment Company Act Exemption Would Adversely Affect the Company. The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the staff of the Commission, in order to qualify for this exemption, the Company, among other things, must maintain at least 55.0% of its assets in Qualifying Interests and also may be required to maintain an additional 25.0% in Qualifying Interests or other real estate-related assets. The assets that the Company may acquire therefore may be limited by the provisions of the Investment Company Act. In connection with its acquisition of Subordinated Interests, the Company intends, where appropriate, to obtain foreclosure rights, by obtaining the Special Servicing Rights, with respect to the underlying mortgage loans, although there can be no assurance that it will be able to do so on acceptable terms. As a result of obtaining such rights, the Company believes that the related Subordinated Interests will constitute Qualifying Interests for the purpose of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or its staff on this position. If the Commission or its staff were to take a different position with respect to whether such Subordinated Interests constitute Qualified Interests, the Company could, among other things, be required either
(a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on the Company and the market price for the Common Stock.

  Limitation on Liability of Officers and Directors of the Company. The Charter of Prime Capital contains a provision which, subject to certain exceptions, eliminates the liability of a director or officer to the Company or its stockholders for monetary damages. This provision does not eliminate such liability to the extent that it is proved that the director or officer actually received an improper benefit or profit or to the extent that a judgment is entered based on a finding that the director's or officer's action or failure to act resulted from active and deliberate dishonesty. See "Management of Operations--Indemnification of Directors and Officers."

OTHER RISKS

  Risk that Market for Common Stock Will Not Develop. Prior to the Common Stock Offering, there has not been a public market for the shares of Common Stock offered hereby. The Offering Price will be determined by the Company and the Underwriter. See "Underwriting." There can be no assurance that the price at which the shares of Common Stock will sell in the public market after the Common Stock Offering will not be lower than the Offering Price. The Company intends to apply for listing on the New York Stock Exchange. Quotation through The New York Stock Exchange does not ensure, however, that an active market will develop for the Company's Common Stock.


  Increases in Interest Rates May Affect Adversely the Market Price of the Common Stock. The Company's earnings will be derived primarily from the expected positive spread between the yield on the Company's Targeted Portfolio Investments and the costs to the Company of its borrowings. This expected positive spread will not necessarily be larger in high interest rate environments than in low interest rate environments. In periods of high interest rates, however, the net income of the Company, and therefore the dividend yield on the Common Stock, may be less attractive compared to alternative investments of equal or lower risk, which could impact adversely the market price of the Common Stock.

  Future Offerings of Capital Stock May Result in Dilution of the Book Value or Earnings per Share of the Outstanding Common Stock. The Company may increase its capital resources in the future by making additional offerings of its Common Stock, securities convertible into its Common Stock or Preferred Stock. The actual or perceived effect of such offerings may be the dilution of the book value or earnings per share of the Common Stock outstanding, which may result in the reduction of the market price of the Common Stock.

  Shares Available for Future Sale. Upon consummation of the Offering, the Company will have a total of 9,825,269 shares of Common Stock outstanding, of which 1,075,269 shares will constitute "restricted" securities as that term is defined in Rule 144 as promulgated under the Securities Act. The 1,075,269 restricted shares are subject to 180 day lock-up agreements with the Underwriter, which the Underwriter may waive in its sole discretion. Such shares will become eligible for sale in the public market upon registration or from time to time upon the expiration of the two-year holding period under Rule 144 on the second anniversary of the Closing Date. After the Offering, PCH will own 5,376,344 LP Common Units. Such LP Common Units may be redeemed for cash or Common Stock, at the option of the Company, on a one-for-one basis beginning one year after the Closing Date. Common Stock issued upon the redemption of LP Common Units will become eligible for sale in the public market upon registration or from time to time upon the expiration of the applicable holding period under Rule 144.

  Following the Offering, sales of substantial amounts of the Common Stock in the public market pursuant to Rule 144 or otherwise, or the availability of such shares for sale, could adversely affect the prevailing market price of the Common Stock and impair the Company's ability to raise additional capital through the sale of equity securities. No prediction can be made of the effect that future sales of Common Stock will have on the market price of Common Stock.

  Risks Relating to the Year 2000 Issue. Many existing computer programs were designed and developed without considering the impact of the upcoming change in the century. A problem may arise if a computer program uses only two digits to identify a year in the date field. Extensive problems can result to a company's business requiring substantial resources to remedy. For example, amortization schedules for Mortgage Loans could be calculated inaccurately. Although the Company does not expect the Year 2000 problem to have a material adverse effect on its business, the failure of the Company to adequately address the Year 2000 problem could have a material adverse effect on the Company's business.

                               THE COMPANY

GENERAL

  The Company is a fully-integrated, self-administered and self-managed real estate finance company that invests primarily in interests in real estate financing transactions, including commercial mortgage loans, preferred equity in real estate and real estate operating companies and net leased real estate, mortgage-backed securities and other real estate related assets. The Company will originate investments through a network of regional offices that currently include offices in New York, Chicago and San Francisco. The Company intends to expand into other markets, including Atlanta and Dallas. The Company will use on and off-balance sheet debt structures to leverage substantially all of its investment activities. The Company is structured as an upREIT, which will facilitate future acquisition activities, and the Company holds the preferred stock of the Taxable Subsidiary, which will give the Company the ability to receive after-tax income generated by a broad range of activities that for tax reasons may not be conducted by the Company directly due to its REIT status.

  The Company intends to invest primarily in fixed rate and floating rate first Mortgage Loans. These mortgages will include permanent and Bridge Loans. The Company will also make Construction Loans that will usually be secured by a first mortgage liens against the property and will have other provisions including completion guarantees. Most of the Bridge Loans and Construction Loans will have participating features or exit fees that will incentivize the borrower to allow the Company to issue the permanent loan.

  The Company will provide Mezzanine Loans and invest in preferred equity positions in real estate and real estate operating companies on a strategic basis where the participating features of these facilities will provide the Company with significant returns and earnings growth.

  The Company will invest directly in net leased real estate leased to rated and non-rated companies. Most of these investments will be in properties under long term leases. The Company will invest in real estate properties on a leveraged basis. The Company's ability to invest in net leased properties and other real estate properties may be limited under the Non-Compete Agreements. Nothing restricts the Company's ability, however, to invest in senior, junior, mezzanine or other forms of debt, or any form of preferred equity in assets or entities that are considered within the primary businesses of such publicly-traded companies. See "Certain Relationships and Related Transactions." The Company also intends to purchase MBS, primarily CMBS originated, structured, and serviced by the Taxable Subsidiary.

  The Company intends to pursue advantageous real estate investments that capitalize on its expertise, experience, and relationships and on market inefficiencies through the acquisition of a broad range of real estate products, as more fully described in "--Primary Investments." PGI and James W. Roiter collectively own substantially all of the equity interests in PCH. Prime Capital has been and will continue to be the sole general partner of the Operating Partnership. On March 13, 1998 the Company acquired substantially all of the assets and businesses of PCH in exchange for which PCH received all of the limited partnership interests in the Operating Partnership and all of the outstanding common stock of the Taxable Subsidiary. As of March 31, 1998 the Company through its Taxable Subsidiary has originated a portfolio which consisted of $74,250,000 of mortgage loans. See "--Initial Assets." Concurrently with the Offering, PCH's limited partnership interests in the Operating Partnership will be converted into 4,032,258 LP Common Units. Concurrently with the Offering, PCH is expected to make an additional contribution of capital to the Operating Partnership in the amount of $25,000,000 in exchange for which it is expected to receive 1,334,086 LP Common Units. The value per unit of the LP Common Units received by PCH is expected to be the Offering Price (net of underwriting discounts).

  Concurrently with the Offering, the Company is also offering 1,075,268 shares of Common Stock in the Private Placement to FBR Asset Investment Corporation, an Affiliate of the Underwriter, which the Company expects to close concurrently with the Offering. The per share price of Common Stock offered in the Private Placement will be the Offering Price (net of underwriting discounts).

  Upon completion of the Offering, the public and FBR Asset Investment Corporation will own 89.1% and 10.9%, respectively, of the common equity of the Company (90.3% and 9.7%, respectively, if the Underwriter's over-allotment option is exercised in full). Upon completion of the Offering and the Capital Contribution, the Company will own 9,825,269 GP Common Units and PCH will own 5,376,344 LP Common Units (assuming the Underwriter exercises its over-allotment option in full and that the Company uses all of the net proceeds of the Offering to acquire GP Common Units).

  Prior to the Offering, Prudential Securities Credit Corp. ("PSCC") established in favor of PCF I a short-term revolving credit warehouse facility (the "PSCC Warehouse Facility") on a secured basis in the maximum principal amount of $200,000,000. The PSCC Warehouse Facility provides interim funding for the purchase of certain Mortgage Loans by PCF I with a commitment fee payable by PCF I to PSCC of one-quarter of 1.0% of the maximum amount payable in advance, which will be initially $500,000. PSCC will not advance the full amount required by PCF I to fund the Mortgage Loans, but will only advance a specified percentage of (i) the outstanding balance of such Mortgage Loans or,
(ii) in certain cases, the value of the property underlying such Mortgage Loans. Consequently, PCF I will be required to fund a portion of the purchase price of any of the Mortgage Loans it acquires (the "Haircut Amounts") by using capital from other sources. Any outstanding indebtedness under the PSCC Warehouse Facility is due and payable on the earliest of (i) the Company's receipt of the proceeds of the Offering, (ii) May 31, 1998, or (iii) in the event of a default under the PSCC Warehouse Facility, the date of a declaration of acceleration by PSCC following such default. The Company and PSCC have agreed to extend the PSCC Warehouse Facility subject to the completion of documentation satisfactory to PSCC.

  In addition, prior to the Offering, in order to secure capital to enable PCF I to fund a portion of the Haircut Amounts it will incur in connection with the funding of Mortgage Loans, PCH has entered into a short-term revolving credit facility (the "FBR Credit Facility") with FBR Asset Investment Corporation, an Affiliate of the Underwriter. The FBR Credit Facility was amended on March 13, 1998 to, among other things, add the Taxable Subsidiary as a co-borrower. The FBR Credit Facility is secured by certain of the assets of PCH and the equity interest in PCF. Advances under the FBR Credit Facility shall be for the sole purpose of enabling PCF I to finance a portion of the Haircut Amounts incurred in connection with the PSCC Warehouse Facility. The maximum principal amount of the FBR Credit Facility is $20,000,000, with an initial commitment fee payable by PCH to FBR Asset Investment Corporation equal to $200,000. Any outstanding indebtedness under the FBR Credit Facility is due and payable on the earliest of (i) the closing date of the Offering,
(ii) May 31, 1998, or (iii) in the event of a default under the FBR Credit Facility, the date of a declaration of acceleration by FBR Asset Investment Corporation following such default. The Company and FBR Asset Investment Corporation have agreed to extend the FBR Credit Facility subject to completion of documentation satisfactory to FBR Asset Investment Corporation in its sole discretion.

  PCH has agreed to lend up to $20,000,000 to the Operating Partnership on an unsecured basis. As of March 31, 1998, there were no amounts outstanding under such agreement. The note bears interest at a per annum rate of 10% and matures at the time of completion of the Common Stock Offering. The Operating Partnership received a promissory note in the amount of $20,000,000 from PCH which was initially issued by the Taxable Subsidiary to PCH in exchange for PCH's contribution of assets to the Taxable Subsidiary on March 13, 1998. Such note has an outstanding balance of $9,900,000. This loan matures on March 12, 1999 but is subject to automatic renewal for successive annual periods assuming no events of default exist at the respective renewal date. The Operating Partnership has agreed to lend the Taxable Subsidiary up to an additional $20,000,000 on an unsecured subordinated basis. The note evidencing the obligations under such loan bears interest at a rate of 10% and matures upon the maturity of the FBR Credit Facility, and is subject to renewal.

  The Company expects to continue to originate and fund loans through its existing credit facilities, and will seek to obtain other warehouse lines of credit in order to support its investment activities. The Company is currently engaged in discussions with Nomura Asset Capital Corporation and Salomon Smith Barney for the establishment of additional warehouse lines of credit. The Company will seek to have approximately $1,000,000,000 of warehouse facilities available to it at the time of the Offering. There is no assurance, however, that the Company will be able to extend its existing credit facilities or enter into additional borrowing arrangements that will enable the Company to borrow money on terms sufficient to fund purchases of assets in accordance with the Company's business plan. If the Company is unable to obtain adequate financing arrangements, its ability to purchase assets and conduct its business will be adversely affected.

  The Company will operate as a fully integrated self-administered and self-managed real estate finance company. Management of the Company believes that this is the most economically beneficial structure because it significantly reduces the potential conflicts of interest between management and its shareholders and it minimizes external costs associated with managing the investments of the Company.

  The Company will operate as a "hybrid REIT" in that it will make investments in real property in addition to mortgage loans and securities. This investment activity will provide some depreciation, which will provide some internal growth and liquidity. It is anticipated that the Company will invest a portion of the proceeds of the Offering and leverage the assets utilizing warehouse facilities and permanent financing structures, and that it will seek to raise additional equity in secondary offerings in order to continue to support the growth of its asset base and earnings.

  The Company's objective is to maximize stockholder value by creating an on-going and increasing cash flow stream available for distribution through originating and securitizing loans and by continuing to expand its investment activities and by expanding into related real estate lines. Upon the completion of the Offering, the Company intends to continue to invest in Mortgage Loans, Bridge Loans, Mezzanine Loans, Equity and Preferred Equity investments, Construction Loans, Net Leased Real Estate and CMBS.

  The Company will use the proceeds of the Offering to repay the PSCC Warehouse Facility and the FBR Credit Facility and other debt outstanding. See "Use of Proceeds." The Company expects to continue to make investments pursuant to its business plan. Once the Company has fully invested the proceeds of the Offering, it will need to borrow funds available to it under a warehouse agreement with PSCC or another lender. The Company will seek other sources of short and long term financing to provide liquidity and fund future investments. Management has had discussions with other potential lenders and has experience in the capital markets and believes that it will be successful in identifying sources of funds required to support its growth plans. Management expects to raise equity funds in the future to support the growth of the Company. There is no assurance, however, that the Company will be able to identify and obtain sufficient sources of debt or equity funds to purchase assets and conduct its business in accordance with its business plan.

  The Company's business will be conducted primarily through the Operating Partnership, which will also own substantially all of the assets of the Company, other than assets which are better suited to be owned by the Taxable Subsidiary or a special purpose subsidiary of the Taxable Subsidiary for securitization purposes. See "--The Taxable Subsidiary."

  The Company has approximately 30 employees located in three offices (including employees of the Operating Partnership and the Taxable Subsidiary). The Company believes that its national loan origination network located in its field offices, and its underwriting, loan servicing, and securitization experience will establish the Company and the Taxable Subsidiary as a leading originator and servicer of commercial real estate investments. Most of the employees are focused on the origination and closing of mortgage loans. Production personnel are located in New York, Chicago and San Francisco. The Company intends to establish additional offices in Atlanta and Dallas. Financial reporting and servicing personnel are located in Chicago, and New York serves as a headquarters location.

  The commercial real estate and mortgage market is highly competitive and there are participants in the market place that will compete directly with the Company for the types of customers it desires and the products it will offer. While the market is competitive, it is a very large market. According to E&Y Kenneth Leventhal Real Estate Group, CMBS issuances over the last five years have been in excess of $130,000,000,000. More than $44,300,000,000 of securities were issued in 1997. Various industry sources project more than $50,000,000,000 will be offered in 1998. Management believes that the size of the market will allow for the Company to capture a small but sufficient share of the market. The Company believes that it will be able to attract relationships with real estate entrepreneurs and investors in commercial and multi-family products because it will offer consistent, "one-stop" service for the broadest array of real estate finance structures. The Company believes that the ability to develop strategic relationships based on sound investment strategies and flexible structures will provide consistent flow of investment opportunities to the Company. There are other competitive factors including pricing and risk tolerance but the Company believes service is one of the primary competitive issues cited by customers in the market place in determining their selection of financing sources. The Company will be very service driven in its origination and servicing practices.

  The Company has a pipeline of investment opportunities in addition to the existing investments and commitments. The production team is in the market consistently sourcing investment opportunities from real estate developers and investors including real estate funds, equity REITs, credit tenant/owners of properties, brokers and other participants in the real estate market place. Management believes that the flow of opportunities to invest in targeted investments will not diminish over time, but will grow as the new offices are opened and as the Company enhances its presence in the market after the Offering.

  In addition to the Company's current investments more fully described in section "--Initial Assets," as of March 31, 1998, the Company has closed but not funded an additional $35,000,000 facility, and has identified approximately $780,000,000 of potential investments which are in various stages of negotiation or due diligence, and expects to close more than $245,000,000 of commercial mortgage loans by June 30, 1998. Of this pipeline, the Company had over $185,000,000 of loans in due diligence in the process of closing. The Company had approximately $295,000,000 undersigned applications and $300,000,000 in review or with applications out to borrowers for signature. These investments were comprised of the full range of Targeted Portfolio Investments, including approximately 63% of permanent Mortgage Loans, 27% of Bridge Loans, 4% of Construction Loans or Facilities, and 6% of Preferred Equity and Mezzanine Loans. Most of the Bridge and Construction Loans have incentives for the borrowers to utilize the Company as the provider of permanent loans. These incentives consist of exit fees if the permanent loan is not done with the Company, rights of first refusal and a more streamlined, cost effective process of converting to a permanent loan. Mezzanine Loans and Preferred Equity transactions typically have cash flow participation elements and sharing of sales or refinancing proceeds. Often the Mezzanine Loans fully amortize during the term of the loans.

  The Company has also made commitments to finance the construction and acquisition of limited service hotels for Creative Hotel Associates, Inc. within a program structure. Creative Hotel Associates, Inc. has significant expertise in the limited service hotel business. The executives of the company have many years of experience and are credited with having revolutionized the limited service hotel industry. In addition, the sponsors of this program are investing significant capital in the properties. The loans are all cross-collateralized and cross-defaulted until stabilized. The Company has an opportunity to expand this program with Creative Hotel Associates, Inc. if it determines the opportunity is appropriate in the future.

  The Company intends to develop strategic relationships with other organizations or entities that are active in the net lease market. The Company believes these relationships will supply a pipeline of lending opportunities against retail properties that are net leased to investment grade tenants and to a lesser degree to near investment grade tenants. The Company's loan program is structured to provide permanent fixed rate, amortizing loans that can be securitized in pools either as real estate loans or as bondable net lease structures. The Company intends to expand its activities in the net lease business and to invest in the equity of properties leased to credit and unrated tenants.

  It is the Company's intent to continue to identify strategic relationships that provide a source of quality investment opportunities. In pursuing strong sponsors with sound investment practices, Management believes that the Company will have a strategic advantage in sourcing consistently performing investment opportunities for its own portfolio at yields compatible with shareholder objectives.

  Management believes this pipeline and the estimate of additional loans it expects to originate and close through the remainder of 1998, the relationships it has in the marketplace, the products it offers to borrowers and other factors will allow the Company to continue to be competitive and attract investment opportunities that will increase earnings and opportunities for securitization transactions. There can be no assurance, however, that the Company will actually originate such volume.

  The Company will originate permanent loans that are subject to call protection. Prepayments will be subject to a combination of non-call provisions, yield maintenance and defeasance or other penalty provisions. Typically, these loans will initially be financed by warehouse facilities such as the PSCC Warehouse Facility or by the Operating Partnership if the loan is owned by the Taxable Subsidiary. The warehouse line will be replaced with long term financing in the form of CMO, REMIC, and FASIT structures as the goal of the Company is to match financing interest rate and duration to the characteristics of its investments. The Company expects to be able to continue to invest in these assets by buying the subordinate tranches of these structures. Management believes these will be sound investments because the Company was involved, directly or indirectly through the Taxable Subsidiary, in originating, underwriting and structuring the underlying mortgages. It is the intent of the Company to hire PCF to service these loans, therefore senior management will be closely involved in monitoring the on-going performance of these investments.

  Senior management has developed, as a result of their many years in the real estate finance business, a focused approach to analyzing the risks associated with investing in real estate and mortgages. Two areas of discipline are critical to the success of real estate investing. The initial investment, and the underwriting process utilized in making that investment, are critical. Properly identifying risks and structuring and pricing the risk are important to the performance. Management will focus on the sponsorship of its borrowers and partners, the specific property attributes within the market place as well as the investment level vis-a-vis replacement costs, supply and demand in the market, market dynamics for growth and demand for the property, legal structure of the mortgage or partnership documentation, and other factors. The Company will also use market standards for measuring the liquidity of any given investment by applying the discipline of securitization underwriting, syndicating or selling loans from time to time. Syndication and loan sales will be employed to manage portfolio concentration exposures and to manage other risks that can be smoothed out by reducing exposure to specific investments. The second key aspect of managing risk within the portfolio is in servicing. Management will utilize its employees and systems to monitor all assets. Early warning sign practices will be employed in all aspect of portfolio reporting. Site inspections, collection of rent rolls and property financial data along with aggressive collection practices will be routine steps in the ongoing portfolio management. Management's experience is that these practices will mitigate the potential for losses in income from the properties and loans.

  Quality control reviews are conducted by the Company on an ongoing basis to ensure that Mortgage Loans continue to meet the Company's quality and performance standards. The frequency and extent of the quality control review depends on the nature of the borrower and the characteristics of such Mortgage Loans. In performing a quality control review on a loan, the Company analyzes the underlying property, lease or occupancy status, any updated appraisals and credit confirmation. In addition, all documents submitted in connection with the loan, including insurance policies, tax payment status and other pertinent property and market specific information are examined for compliance with the Company's guidelines.

  Through its relationships in the market place with developers, entrepreneurs, investors, and brokers, its experience with rating agencies with respect to structuring and executing securitization strategies, its loan underwriting, closing and on-going service practices, Management believes that it will appeal to a broad customer base and will be able to structure transactions that will continue to enhance shareholder value.

  The Company has a specialized and experienced staff including many members who have been previously employed by the real estate departments from major financial institutions and other real estate firms, which will be focused on structuring, underwriting and making transactional and credit judgments related to the investments.


THE TAXABLE SUBSIDIARY

  The Company has created the Taxable Subsidiary for the purpose of conducting a variety of financing, servicing and hedging activities. As a result, the Company will be able to execute the broadest range of on and off-balance sheet financing structures to service the CMBS and MBS investments it makes and to execute the most efficient hedging strategies against certain investments. The Taxable Subsidiary will originate and hold primarily loans that may be targeted for securitization either under REMIC or FASIT structures. When the securities are sold, the Operating Partnership may acquire the unrated, IO and residual strips. The Taxable Subsidiary will seek to become a rated servicer and to retain the servicing, including special servicing rights. The Operating Partnership receives 95% of the after-tax income of the Taxable Subsidiary. Many of the activities of the Operating Partnership will be performed by the Taxable Subsidiary. Although the Operating Partnership will benefit from this relationship, such activities will constitute a pre-tax expense to the Taxable Subsidiary (including any gains on sale completed by the Taxable Subsidiary on behalf of the Operating Partnership). Conversely, the Operating Partnership may still realize significant potential revenue from its ownership of the preferred stock of the Taxable Subsidiary in the form of dividend payments.

  The Taxable Subsidiary is in the business of originating, hedging, securitizing, and servicing mortgage loans, primarily for the benefit of the Company. Pursuant to agreements between the Operating Partnership and the Taxable Subsidiary, the Taxable Subsidiary acts as the origination arm of the Company for most of its real estate investments. The Operating Partnership has a right of first refusal to purchase all assets and products originated by the Taxable Subsidiary; the Operating Partnership is also free to originate its own transactions. At any time when the Taxable Subsidiary elects to securitize any of its assets, the Operating Partnership will have a right of first refusal to purchase all or any portion of each tranche of securities issued. If the Operating Partnership elects not to exercise its right of first refusal, the Taxable Subsidiary may elect to purchase any asset for its own account or through a special purpose subsidiary or to sell to a third party. The Operating Partnership has agreed to provide funds to the Taxable Subsidiary for the purchase of additional assets in the form of equity investments and loans.

  The Operating Partnership and the Taxable Subsidiary will enter into an operating agreement that will provide for the Taxable Subsidiary to act as originator of loans and other investments for the Operating Partnership on an exclusive basis. All investment opportunities will be presented to the investment committees of each entity for their approval. The Taxable Subsidiary will also act as servicer of investments made by the Operating Partnership. The Taxable Subsidiary will charge the Operating Partnership approximately 20 basis points on the assets it services on behalf of the Operating Partnership. The Taxable Subsidiary will also engage in hedging activity for the Taxable Subsidiary and, in certain circumstances, for the Operating Partnership. Mark-ups will be paid by the Operating Partnership for such services.

  The Operating Partnership will make loans available to the Taxable Subsidiary in two forms. The Company has made a $40,000,000 line of credit (reflected in two $20,000,000 promissory notes) available to the Taxable Subsidiary on an unsecured and subordinated basis at a rate of 10% per annum. These funds will be available to fund haircuts or equity requirements necessary to meet the standards required by the warehouse line. The Operating Partnership will make a warehouse line available in the amount necessary to fund the lending activity of the Taxable Subsidiary. This line will have a commitment fee associated with it. The commitment fee will be at the rate the Operating Partnership is charged for its warehouse facilities plus a mark-up of approximately 25 basis points. The rate of interest charged on the line will be at a spread over LIBOR and will be at the rate the Operating Partnership is paying for its warehouse facilities plus a mark-up of approximately 25 basis points. The line will have a term of approximately one year and will be renewable upon the payment of additional commitment fees. The terms and default provisions will be approximately the same as those terms generally made available to the Operating Partnership by third party lenders.


  PCH owns 100% of the common stock of the Taxable Subsidiary (representing 5.0% of the economic interest and all of the voting rights on most matters) and the Operating Partnership owns 100% of the preferred stock of the Taxable Subsidiary (representing 95.0% of the economic interest and no voting rights on most matters). Provided such funds are available, the Operating Partnership will receive 95% of the economic interest in the Taxable Subsidiary in the form of an annual dividend and a preferential dividend. The annual dividend on the preferred stock will have a rate of 8.0% and will be on a cumulative and participating basis. The Preferred Stock of the Taxable Subsidiary will not be redeemable by the Taxable Subsidiary or convertible into other securities of the Taxable Subsidiary. The Operating Partnership will receive the balance of its 95% economic interest in the Taxable Subsidiary through a preferential dividend, provided sufficient funds are available. The ownership structure of the Taxable Subsidiary is necessary to permit the Company to share in the Taxable Subsidiary's income and also maintain its status as a REIT for federal income tax purposes. See "Federal Income Tax Considerations--Other Tax Considerations--Clinton REIT Proposals." Although the Company anticipates receiving 95% of the economic benefit of the businesses carried on by the Taxable Subsidiary by virtue of the Company's rights to receive dividends through the Operating Partnership's investment in the preferred stock of the Taxable Subsidiary, the Company will not be able to elect the Taxable Subsidiary's officers or directors and, consequently, will not have the ability to control the operations of the Taxable Subsidiary or require the declaration of dividends. See "Risk Factors--Ability of PCH and Certain Directors of the Company to Influence the Operating Partnership."

BUSINESS STRATEGY AND INVESTMENT POLICIES

  Strategy. The Company has invested and intends to invest primarily in (i) Mortgage Loans, (ii) Preferred Equity, (iii) Net Leased Real Estate and (iv) MBS. The Company currently provides and will continue to provide financial structures to support the investment continuum in real estate assets demanded by a broad national customer base. The Company will focus on the origination or purchase of Mortgage Loans involving proven real estate owners, operators and investors. The Company also intends to provide such borrowers with capital during the value-added stage of the investment cycle in the form of products such as Mezzanine Loans, Construction Loans and Preferred Equity. The Company believes by providing capital during the value-added stage of the investment cycle it will achieve enhanced returns and create relationships that will allow the Company to attract a higher quality customer. The Company works to establish relationships with strategic investors in the real estate community by providing financing structures to support such investor's investment objectives. The Company believes that by delivering flexible client driven products it will fill a need in the market place and therefore be in a position to capture investments in high quality, high yielding business that will deliver enhanced returns to the stockholders of the Company. There can be no assurances that the Company will be able to acquire such investments, that the terms or results of such investments will be beneficial to the Company, or that the Company will achieve its objectives. See "Risk Factors."

  In addition, the Company may decide to pursue other strategies and other available acquisition opportunities it deems suitable for the Company's portfolio, including the acquisition of Distressed Real Property and foreign real property or investments therein.

  The Company will directly originate targeted investments primarily through its own national origination network. The Company's current regional network includes offices in New York, Chicago and San Francisco. The Company intends to expand into other markets, including Atlanta and Dallas. The Company will also establish relationships with other origination sources. The Company will focus on portfolio management and servicing, including special servicing, in order to maintain close relationships with its borrowers and to ensure property portfolio management decisions that have an impact on yield and loss experiences of the Company are made directly by the Company.

  The Company cannot anticipate with any certainty the percentage of the proceeds of the Offering that will be invested, through the Operating Partnership or the Taxable Subsidiary, as the case may be, in each category of Target Portfolio Investments. The Company has significant discretion in the manner in which to invest the proceeds of the Offering. There can be no assurance that the Company will be successful in its investment strategy.

  If the Company decides to acquire assets from a prospective seller or other transferor that would realize significant gain on the sale or other disposition of those assets, the Company may, in an attempt to make a transfer of those assets to the Company a more attractive disposition alternative to the prospective transferor, permit the prospective transferor to contribute those assets to the Operating Partnership in return for Common Units. The Common Units would be redeemable, at the option of the holder, for cash or, at the option of the Company, shares of Common Stock of the Company on a one-for-one basis following the first anniversary from the date of issuance. The number of Common Units to be issued to the prospective transferor in exchange for its contribution of the assets desired by the Company would be determined by the Company based on its analysis of the value of those assets (that is, such analysis would be performed in substantially the same manner as if the Company were considering a purchase of those assets for cash) and the Common Units are expected to be valued on a per unit basis based on the then current market price for a share of the Common Stock.


  The Company will utilize other statistical based portfolio management techniques in connection with investment decisions and its ongoing portfolio performance monitoring. By utilizing in-house and external market research capabilities, the Company monitors macro- and micro-economic trends and the impact on sectors of the real estate markets. Quarterly portfolio reviews are performed on key assets, transactions and exposures in the Company's investment portfolio. The interest rate risk management may utilize caps, collars, interest rate swaps, and other hedging or protection devices. The senior officers of the Company utilize risk management techniques with respect to managing interest rate risk, duration risk, and loan performance risk.

  The Company will acquire and finance investments through the use of leverage, consistent with maintaining an acceptable level of risk. To create yields commensurate with its investment objectives, the Company intends to borrow funds through the issuance of non-REMIC CMOs or other borrowing arrangements. The Company also, in certain limited cases, may securitize Mortgage Loans by transferring them (directly or through the Taxable Subsidiary) to a special purpose trust or corporation that elects to be treated as a REMIC or a FASIT so long as such securitizations do not result in adverse tax consequences to the Company, including taxation of income from prohibited transactions. The special purpose entity would issue MBS Pass-Through Certificates to the Company, which would sell certain classes of certificates and retain certain non-investment grade and IO classes of certificates. The Company intends to use the proceeds from securitizations and borrowings to invest in additional Mortgage Loans, MBS and other assets and, in turn, to borrow against those newly acquired assets. The Company's strategy is to repeat this process to the extent opportunities to use leverage are available and the Company determines that using leverage is prudent and consistent with maintaining acceptable levels of risk until the Company has significantly leveraged its portfolio of Mortgage Loans and MBS. The Company will utilize such leverage techniques in order to match assets and liabilities. The Company will undertake to access the debt market directly with lenders, through the public and private securitization market, and will seek secured and unsecured financing structures for the Company. The Company's assets and liabilities will be matched with respect to interest rate and term to the extent possible. It is anticipated the Company will utilize fixed and floating rate debt and originate fixed and floating rate assets. To the extent these variables are mismatched, the Company will employ hedging techniques to reduce the risks associated with the mismatch. There can be no assurances that the Company will be able to acquire appropriate assets, that the terms or results of the Company's acquisitions will be beneficial to the Company, or that the Company will achieve its objectives. See "Risk Factors."

  The Company currently does not intend to invest in the securities of other issuers for the purpose of exercising control, to underwrite securities of other issuers, to offer securities in exchange for property or to repurchase or otherwise reacquire the Common Stock.

  The Company may change its policies in connection with any of the foregoing without the approval of the stockholders.

  Investment Policies. The Company intends to apply the following comprehensive investment policies for its acquisition of Targeted Portfolio Investments. These policies have been adopted by the Company's Board of Directors, and may be changed from time to time by the Board of Directors. The investment committee for the Company (the "Investment Committee") will review all investments for the Operating Partnership and for the Taxable Subsidiary. The same Investment Committee will serve both entities. Subject to certain exceptions, each asset purchased must conform to the Company's asset eligibility requirements with respect to, among other things, loan amount, type of property, loan-to-value ratio, type and amount of insurance, credit history of the borrower, income ratios, sources of funds, appraisal and loan documentation. The Company also performs a legal documentation review prior to the origination or investment in any asset, and where the seller is not authorized to participate in one of the Company's delegated programs, the Company performs a full credit review and analysis to ensure compliance with its loan eligibility requirements. The latter review specifically includes, among other things, an analysis of the underlying property and associated appraisal and an examination of the credit, employment and income history of the borrower. For assets purchased pursuant to the Company's delegated underwriting program, the Company relies on the credit review performed by the seller and the Company's own follow-up quality control procedures.


  There is no geographic limitation or requirement of geographic diversification (either as to size, jurisdictional boundary, zip code or other geographic measure) as to the properties relating to the Targeted

Portfolio Investments; the only limitations as to the type of assets that the Company may acquire and the characteristics thereof being limitations either
(i) imposed by law, (ii) with which the Company must comply as a condition of maintaining both its status as a REIT and its exemption from regulation under the Investment Company Act or (iii) restrictions imposed by the Non-Compete Agreements. In analyzing the acquisition of a Mortgage Loan or MBS in the future, the Company will consider all data deemed necessary to determine the proper value of such Mortgage Loan or MBS. To determine whether the price of Net Leased Real Estate, Preferred Equity or Distressed Real Property is fair, the Company may consider a number of other factors, which may include an appraisal by an appraiser who is certified or licensed in the applicable state and whose compensation is not dependent on the transaction.

  The Company may establish additional underwriting criteria for evaluating potential investments and, if such additional underwriting criteria are established, the Company may modify such underwriting criteria at any time and from time to time. The Company's policy generally is to offer a price for any asset not greater than the price that the Company estimates to be sufficient to generate an acceptable risk-adjusted return to the Company from the acquisition of that asset.

  The Company may issue commitments ("Commitments") to originators and other sellers of Mortgage Loans and MBS who follow policies and procedures that comply with all applicable federal and state laws and regulations and satisfy the Company's underwriting criteria. Commitments will obligate the Company to purchase mortgage assets from the holders of the Commitments for a specific period of time, in a specific aggregate principal amount and at a specified price and margin over an index. Following the issuance of Commitments, the Company will be exposed to the risk of interest rate fluctuations.

  Mortgage Loans acquired by the Company generally will be held in portfolios until sale, securitization or maturity. During the holding period, the Company will be subject to the risks of borrower defaults and bankruptcies, fraud losses and special hazard losses (such as those occurring from earthquakes, floods or wind storms) that are not covered by standard hazard insurance. In the event of a default on any Mortgage Loan held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral underlying the Mortgage Loan and the carrying value of the Mortgage Loan. No assurance can be given that any such mortgage, fraud or hazard insurance will adequately cover a loss suffered by the Company. Also during the accumulation period, the costs of financing the Mortgage Loans through reverse repurchase agreements and other borrowings and lines of credit with warehouse lenders could exceed the interest income on the Mortgage Loans. It may not be possible or economical for the Company to complete the securitization of all Mortgage Loans that the Company holds and acquires.

  When the Company acquires Mortgage Loans, the Company generally requires the seller to represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the Mortgage Loans. The seller generally agrees to repurchase any loan with respect to which there is fraud or misrepresentation. The Company will provide similar representations and warranties when the Company sells or pledges the Mortgage Loans as collateral for mortgage securities. Although the Company will have recourse to the seller based on the seller's representations and warranties to the Company, the Company will be at risk for loss to the extent the seller does not perform its repurchase obligations.

  The Company's due diligence generally includes a review of market studies for each market where a property is located. The market studies typically will include area economic data, employment trends, absorption rates and market rental rates. Due diligence also includes site inspections by the Company's employees or agents of most properties and a review of all available asset files and documentation. The review typically includes examinations of available legal documents, litigation files, correspondence, title reports, operating statements, appraisals and engineering and environmental reports. The information compiled is then analyzed to determine a valuation for each property.

  The property valuation process relies upon a variety of sources of information which may include: (a) current and historical operating statements; (b) existing appraisals; (c) rent and sales comparables; (d) industry statistics and reports regarding operating expenses such as those compiled by the Institute of Real Estate Management; (e) rent roll, tenant credit history, and material lease terms; and (f) deferred maintenance observed during site inspections or described in structural reports, engineering reports and correspondence found in the loan files.

  The Company develops projections of future net operating income and cash flows taking into account lease rollovers, tenant improvement costs and leasing commissions. The Company will compare its estimates of revenue and expenses to historical operating statements, appraisals and general industry and regional statistics. Market capitalization rates and discount rates are then applied to the cash flow projections to estimate values based on a discounted cash flow model. These values are then compared to available appraisals and market sale comparables to determine the final value of a property.

LEVERAGE AND HEDGING

  The Company intends to leverage its assets through the use of warehouse lines of credit, reverse repurchase agreements, bank credit facilities, secured and unsecured corporate debt, mortgage loans on real estate and other borrowings, when there is an expectation that such leverage will benefit the Company. See "The Company." However, the Company does not intend to borrow funds from its Affiliates. If changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from assets purchased with the proceeds thereof, the Company may reduce the amount of its borrowings.

  Leverage creates an opportunity for increased income but, at the same time, creates special risks. For example, leveraging magnifies changes in the net worth of the Company and affects the amounts available for distribution to the Company's stockholders. Although the amount owed will be fixed, the Company's assets may change in value during the time the debt is outstanding. Leverage will create interest expenses for the Company which can exceed the revenues from the assets leveraged.

  To the extent the revenues derived from assets acquired with borrowed funds exceed the interest expenses the Company will have to pay, the Company's net income will be greater than if borrowing had not been used. Conversely, if the revenues from the assets acquired with borrowed funds are not sufficient to cover the cost of borrowing, the net income of the Company will be less than if borrowing had not been used and, therefore, the amount available for distribution to the Company's stockholders will be reduced. See "Risk Factors--Economic and Business Risks--Leverage Can Reduce Income Available for Distribution."

  Under certain circumstances, and notwithstanding adverse interest rate or market conditions, the Company may use leverage to obtain sufficient cash to make required distributions of dividends or to fund share repurchases and tender offers when such leveraging is deemed to be in the best interests of the Company's stockholders. Such situations may arise if the Company's status as a REIT or its ability to maintain minimum liquidity levels is endangered.

  Reverse Repurchase Agreements. The Company may enter into reverse repurchase agreements, which are agreements under which the Company would sell assets consisting of Mortgage Loans or MBS to a third party with the commitment that the Company repurchase such assets from the purchaser at a fixed price on an agreed date. Reverse repurchase agreements will be characterized as loans to the Company from the other party that are secured by the underlying assets. The repurchase price reflects the purchase price plus an agreed market rate of interest.

  Bank Credit Facilities. The Company intends to borrow money through various bank credit facilities, which will have varying interest rates, which may be fixed or adjustable, and varying maturities. See "The Company."

  Mortgage Loans on Real Estate and Other Assets Owned by the Company. The Company expects to borrow funds secured by mortgages on the Company's real estate, including any Net Leased Real Estate owned by the

Company as well as Distressed Real Property and as well as other assets such as Preferred Equity. Such funds will come from the Company's existing warehouse facilities or new facilities which the Company intends to establish. See "The Company."

  CMOs. The Company intends to continue to acquire Mortgage Loans and to issue non-REMIC CMOs collateralized by certain of such loans. Moreover, the Company may issue REMIC or non-REMIC MBS collateralized by previously issued CMOs or MBS in transactions known as "resecuritizations." The Company will structure a resecuritization in the same manner as a securitization. The collateral (whether whole mortgage loans or MBS) will be transferred into a qualified REIT subsidiary, and that entity (or a special purpose trust or corporation formed by that entity) will issue non-REMIC CMOs or other MBS. The transaction will be structured as debt, with the issuer retaining an equity interest in the collateral. In a non-REMIC CMO transaction, the principal balance of the collateral (whether whole loans or MBS) will exceed the principal balance of the CMOs. Thus, once the CMOs are paid in full, the issuer will own the collateral free of the lien of the CMO debt.

  Interest Rate Management Techniques. The Company may engage in a variety of interest rate management techniques for the purpose of managing the effective maturity or interest rate of its assets. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general trends in debt markets. Any such transaction is subject to risks, and may limit the potential earnings on the Company's investment in real estate related assets. Such techniques may include puts and calls on securities or indices of securities, Eurodollar futures contracts and options on such contracts, interest rate swaps (the exchange of fixed-rate payments for floating-rate payments), or other such transactions. Applicable REIT qualification rules may limit the Company's ability to use these techniques, except through a corporate subsidiary that is fully subject to corporate income taxation. See "Federal Income Tax Considerations-- Requirements for Qualification--Income Tests."

  Hedging. The Company may enter into hedging transactions and may at times be hedged against indebtedness incurred by the Company to finance its acquisition and origination of Mortgage Loans and MBS to attempt to provide protection from interest rate fluctuations or other market movements. With respect to indebtedness, hedging can be used to limit, fix or cap the interest rate on any indebtedness.

  The Company's hedging activities may include interest rate swaps, interest rate caps, options, futures contracts, forward rate agreements, and the purchase of excess servicing rights constituting "real estate assets" for purposes of the REIT qualification tests under the Code. See "Federal Income Tax Considerations--Requirements for Qualification--Asset Tests." The Company may hedge against interest rate increases by purchasing Qualified Hedges. A "Qualified Hedge" for this purpose is limited to a bona fide interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument entered into by the Company to reduce the interest rate risks with respect to any indebtedness that the Company has incurred or may incur to acquire or carry real estate assets. See "Federal Income Tax Considerations-- Requirements for Qualification--Income Tests." In certain circumstances, the provisions of the Code regarding the qualification of an entity as a REIT may restrict the Company's ability to enter into hedging transactions, except through a fully taxable corporate subsidiary. See "Federal Income Tax Considerations--Requirements for Qualification--Asset Tests" and "--Income Tests."

  The Company expects to employ a hedging specialist who, among other things, will be expected to monitor and manage risks associated with derivative financial investments. The Company does not intend to acquire derivative financial instruments for speculative purposes.

PRIMARY INVESTMENTS

  The discussion below describes the principal categories of assets that the Company has acquired and intends to acquire in the future.

  Before purchasing any Targeted Portfolio Investments, the Company will consider the expected yield of the investment. The Company considers the expected yield of an investment to be a benchmark for evaluating profitability of all types of assets over time. "Yield" or "yield to maturity" is the interest rate that will make the present value of the future cash flow from an investment equal to its price. Despite the Company's substantial experience in evaluating potential yields on Targeted Portfolio Investments, no assurances can be given that the Company can make an accurate assessment of the actual yield to be produced by an asset. Many factors beyond the control of the Company are likely to influence the yield on the Company's investments, as described in more detail below, such that the actual yield on an investment may vary substantially from its expected yield.

  Mortgage Loans. Although the Company cannot anticipate with any certainty the percentage of the proceeds of the Offering that will be invested in each category of Targeted Portfolio Investments, the Company anticipates that a majority of its assets will consist of Mortgage Loans. The Company intends to acquire and accumulate fixed and adjustable-rate Mortgage Loans secured by first or second liens on multifamily, commercial or other real property (or an interest therein) as a significant part of its investment strategy. As of March 31, 1998, the Company, through its interest in the Taxable Subsidiary, held Mortgage Loans of $74,250,000 in aggregate principal amount.

  Mortgage Loans may be originated by or purchased from various suppliers of mortgage assets throughout the United States and abroad, such as savings and loan associations, banks, mortgage bankers, homebuilders, insurance companies and other mortgage lenders. The Company expects to originate most of its own Mortgage Loans and real property portfolios.

  The Company's policy is to originate or acquire only Mortgage Loans that meet the Company's investment criteria. In determining the price of a Mortgage Loan, the Company reviews and analyzes a number of factors. These factors include the prior borrowing history of the borrower, market conditions (market interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors). They also include a yield to maturity of the Mortgage Loan, the liquidity of the Mortgage Loan, the limitations on the obligations of the seller with respect to the Mortgage Loan, the rate and timing of payments to be made with respect to the Mortgage Loan, the mortgaged property underlying the Mortgage Loan, the risk of adverse fluctuations in the market values of that mortgaged property as a result of economic events or governmental regulations, the historical performance and other attributes of the property manager responsible for managing the mortgaged property, relevant laws limiting actions that may be taken with respect to loans secured by real property and limitations on recourse against the obligors following realization on the collateral through various means, risks of timing with respect to Mortgage Loan prepayments, risks associated with geographic concentration of underlying assets constituting the mortgaged property for the relevant Mortgage Loan, environmental risks, pending and threatened litigation, junior liens and other issues relating to title, a prior history of defaults by affiliated parties on similar and dissimilar obligations, and other factors.



  The Company may invest in or provide Bridge Loans. Bridge Loans are short-term loans, with terms of two to four years generally, which are secured by liens on real property or by a pledge of partnership interests in a portfolio of properties. Bridge Loans are not intended to be permanent debt capital, but rather interim financing prior to the sale of the property or its refinancing with permanent loans. The loans generally pay a floating rate of interest based on LIBOR or a similar floating rate index. Bridge Loans carry a high sensitivity to default or extension of principal repayment terms due to the need for refinancing and minimal principal amortization. To some extent, this risk is mitigated by the shorter term of the loan such that market risks and underlying asset value may not be affected by market fluctuations. As they often are associated with transfers of equity ownership, property repositioning and tenant lease-up, Bridge Loans may bear the risk that operating strategies may not be successful, economic conditions may deteriorate and competitors may undertake competing strategies.

  In addition, the Company may invest in or provide Mezzanine Loans to owners of real properties that are encumbered by first lien mortgages, deeds of trust or deeds to secure debt, but only if the Company's Mezzanine Loans are to be secured by junior liens on the subject properties. The policy of the Company is that, at the time

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


of origination of a Mezzanine Loan, the value of the subject property should not exceed the sum of the outstanding balances of the debt secured by the first lien and the maximum amount contemplated to be advanced by the Company under the Mezzanine Loan. With respect to both Construction Loans and Mezzanine Loans, the Company may receive not only a stated fixed or variable interest rate on the loan, but also a percentage of gross revenues or a percentage of the increase in the fair market value of the property securing repayment of that Construction Loan or Mezzanine Loan, payable upon maturity or refinancing of the applicable Construction Loan or Mezzanine Loan or upon the sale of the property.

  The Company intends to originate Construction Loans on a selective basis to high quality sponsors who have experience in developing properties in markets where the job growth, demographics and other market conditions support investment in new product for the market. The Company will look to experienced developers, leasing staffs, architects and engineers and retain third-party specialists in reviewing the plans and specifications on any development project. In addition, all typical due diligence activity will be conducted in accordance with the Company's policies and procedures. The Company will administer the construction draw requests in accordance with its policies and procedures designating the construction draws made under the Construction Loan.

  The Company intends to retain a subordinate interest in the pools of Mortgage Loans it securitizes and to acquire subordinate interests in pools of Mortgage Loans securitized by others. The credit quality of Mortgage Loans and the mortgage securities utilizing Mortgage Loans as the underlying collateral, depends on a number of factors, including their loan-to-value ratio, their terms and the geographic diversification of the locations of the properties securing the Mortgage Loans and, in the case of multi-family and commercial properties, the creditworthiness of tenants and debt service coverage ratios.


  The Company may also invest in Nonperforming Mortgage Loans and Subperforming Mortgage Loans. The Company may also purchase Nonperforming Mortgage Loans or Subperforming Mortgage Loans for the purpose of foreclosing on such Mortgage Loans in order to acquire title to the underlying real estate. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments." The foregoing investments also require a detailed underwriting analysis of the underlying real estate collateral and the real estate market in which property is located, including the property's historical and projected operating cash flows, physical condition, appraised value, rent roll, and competitive position in the market.

  The yield to maturity on the Company's investment in Mortgage Loans will depend upon and be sensitive to, among other things, upon (i) whether there are any defaults or losses on such Mortgage Loans, (ii) whether and when there are any prepayments of such Mortgage Loans, (iii) the interest rates on such Mortgage Loans, and (iv) the purchase price of such Mortgage Loans.

  The yield to maturity on all Mortgage Loans will be sensitive to defaults by the borrower and the severity of the losses that might result from such defaults. The borrower generally will have an equity investment of 10.0% to 15.0% of total project costs, but if the borrower defaults there can be no assurance that the Company's losses will not exceed such amount. Because the borrower's equity may be insufficient to protect the Company's investment, the Company's yield on such loans may be directly and adversely affected by defaults.

  If the Company acquires a Mortgage Loan at a significant discount from its outstanding principal balance and the Company estimates the yield on the Mortgage Loan based on a faster rate of payment of principal than actually occurs, the Company's yield on that Mortgage Loan will be lower than the Company anticipated. Conversely, if the Company acquires a Mortgage Loan at a significant premium to its outstanding principal balance, estimating the yield on such Mortgage Loan based on a slower rate of payment of principal than actually occurs, the Company's yield on that Mortgage Loan will be lower than anticipated.

  Whether and when there are any principal prepayments on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the credit, liquidity and other attributes of the borrower, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. Principal prepayments on Mortgage Loans secured by multifamily residential and commercial properties are likely to be affected by lock-out periods and prepayment premium provisions applicable to each of the Mortgage Loans, and by the extent to which the Servicer is able to enforce such prepayment premium provisions. Moreover, the yield to maturity on Mortgage Loans may also be affected by any extension of the scheduled maturity dates of the Mortgage Loans as a result of modifications of the Mortgage Loans by the servicer, if permitted.

  Preferred Equity. The Company intends to make Preferred Equity investments in specific real estate assets (or pools of assets) or in real estate operating companies. Generally, the Preferred Equity investments will have a preferred claim against both the operating cash flow and liquidation proceeds from the specific real estate assets (or pool of assets) or the real estate operating company. The Company anticipates that Preferred Equity will earn a stated preferred and cumulative return and, in certain instances, will participate in any future growth in both the value of the assets (or the company) and the operating cash flow from the assets (or the company). Generally, a Preferred Equity investment may be made when the existing owner, borrower, or real estate operating company requires additional equity to fund an acquisition, development, refinancing or expansion of the assets (or the company) and either (i) such equity generally is not available to the borrower/owner on a common equity basis, or (ii) the owner/borrower desires to further leverage its assets and is willing to grant the provider of such leverage a preferred interest in such assets in exchange for retaining a greater percentage of ownership. Regardless of the underlying rationale of the investment, the Company's Preferred Equity investments are expected to offer the potential for a higher risk adjusted yield than is generally available from the direct purchase of assets or the funding of senior mortgage loans, although such investments also carry greater risk of loss of principal and the nonpayment of the preferred return. The Company will attempt to mitigate these risks with thorough and rigorous underwriting analysis of both the real estate collateral and the borrower/owner. See "Risk Factors--Risks Related to Investments in Real Property." With respect to any Preferred Equity investment in a real estate operating company that is a C corporation, the Company's investment may not represent (i) more than 10.0% of the voting securities of the real estate operating company or (ii) more than 5.0% of the value of the Company's total assets. The Company will structure any such Preferred Equity investment so as to satisfy such asset tests.

  The yield to maturity on the Company's investment in Preferred Equity will depend upon and be sensitive to, among other things, the price at which such Preferred Equity is purchased and the timing and aggregate amount of distributions on such Preferred Equity, which in turn will depend primarily on
(i) the cash flows from the underlying assets as well as whether there are any default or losses on the underlying assets subject to such preferred claim, and (ii) the profitability and cash flow of the real estate operating company in which the Company holds Preferred Equity, as applicable.

  The yield on Preferred Equity acquired by the Company will be extremely sensitive to defaults on the assets in which the Company has a preferred claim and the severity of losses resulting from such defaults, as well as the timing of such defaults and actual losses. The Company's right as a holder of Preferred Equity to distributions of preferred dividends and the return of its principal investment will be subordinated to the rights of all creditors with claims against the underlying assets whether secured or unsecured. Actual losses on the underlying assets (after default, where the proceeds from the foreclosure sale of the underlying assets are less than the creditors' claims (secured or unsecured) thereon and disposition costs) will be allocated to the Preferred Equity prior to being allocated to the creditors with claims (whether secured or unsecured) against such assets. The Company's investments in Preferred Equity carry a greater risk of loss of principal and the nonpayment of the preferred dividend than an investment in debt which is either secured or unsecured.

  Net Leased Real Estate. Subject to certain non-compete agreements, the Company intends to participate in sale-leaseback transactions, in which the Company would purchase improved or unimproved real estate, and then lease such real estate back to the seller under a long-term triple-net lease. As a result of the restrictions in the Non Compete Agreement between the Company and Prime Group Realty Trust, the Company's ability to invest in net leased real estate transactions may be limited. Nothing restricts the Company's ability, however, to invest in senior, junior, mezzanine or other forms of debt, or any form of preferred equity in assets or entities that are considered within the primary businesses of such publicly-traded companies. See "Certain Relationships and Related Transactions."

  The yield on the Company's investments in Net Leased Real Estate will depend upon the price that the Company pays for such investments, the costs of capital improvements and other costs of managing the properties, the level of rents and other income generated by the properties, the length of time between acquisition and disposition and the price at which the Company ultimately disposes of such properties. The party leasing the property from the Company will be responsible for all operating expenses, real estate taxes, repairs and maintenance, and all capital expenditures required to maintain the leased properties in good working condition, reasonable wear and tear excepted. The yield on the investment will depend upon the lessee's ability to generate sufficient cash flow to cover such costs as well as rent to the Company. In addition, the Company's investment in Net Leased Real Estate will also depend on the lessee's ability to increase revenues over the lease period. In the event actual revenue increases on leased property are not consistent with the Company's projected growth in revenues, the yield on such investment may be adversely affected. The yield on such investments may be adversely affected by factors beyond the Company's control, such as adverse changes in economic conditions, neighborhood characteristics and competition from other properties offering the same or similar services.



  MBS. The Company intends to acquire non-investment grade and unrated MBS (hereinafter referred to as "Subordinated Interests"). MBS typically are divided into two or more classes, sometimes called "tranches." The senior classes are higher "rated" securities, which would be rated from low investment grade "BBB" to higher investment grade "AA" or "AAA." The junior, subordinated classes typically would include one or more lower rated, non-investment grade classes, and an unrated, higher-yielding, credit support class (which generally is required to absorb the first losses on the underlying mortgage loans).


  Subordinated Interests carry significant credit risks. Typically, in a "senior-subordinated" structure, the Subordinated Interests provide credit protection to the senior classes by absorbing losses from loan defaults or foreclosures before such losses are allocated to senior classes. Moreover, typically, as long as the more senior tranches of securities are outstanding, all prepayments on the mortgage loans generally are paid to those senior tranches, at least until the end of a lock-out period, which typically is five years or more. Because of this structuring of the cash flows from the underlying mortgage loans, Subordinated Interests in a typical securitization are subject to a substantially greater risk of non-payment than are those more senior tranches. Accordingly, the Subordinated Interests are assigned lower credit ratings, or no ratings at all. Neither the Subordinated Interests nor the underlying mortgage loans are guaranteed by agencies or instrumentalities of the U.S. government or by other governmental entities and accordingly are subject to, among other things, credit risks. See "Risk Factors--Risks Related to Investments in MBS--Subordinated Interests are Subject to Greater Credit Risks Than More Senior Classes."

  The yield to maturity on any class of MBS will depend upon and be sensitive to, among other things, the price at which such class is purchased, the interest rate for such class and the timing and aggregate amount of distributions on the securities of such class, which in turn will depend primarily on (i) whether there are any defaults or losses on the underlying loans allocated to such class and (ii) whether and when there are any prepayments of the related Mortgage Loans (which include both voluntary prepayments by the obligors on the Mortgage Loans and prepayments resulting from liquidations due to defaults and foreclosures).




  Before acquiring a Subordinated Interest, the Company will perform a number of due diligence tasks to evaluate the investment and to verify the information and material provided by the seller. The Company will determine on a loan-by-loan basis which loans will undergo a full-scope review and which loans will undergo a more streamlined "desktop analysis." Although the choice is a subjective one, considerations that influence the choice for scope of review often include loan size, debt service coverage ratio, loan to value ratio, loan maturity, lease rollover, property type and geographic location. A full-scope review may include, among other factors, a property site inspection, tenant-by-tenant rent roll analysis, review of historical income and expenses for each property securing the loan, a review of major leases for each property (if available), recent appraisals (if available), and a review of engineering and environmental reports (if available). For those loans that are selected for the more streamlined desktop analysis, the Company's evaluation may include a review of the property operating statements, summary loan level data, and third party reports, each as available. If the Company's review of such information does not reveal any unusual or unexpected characteristics or factors, no further due diligence is performed. After completing the review of the documentation and the property inspection, the information compiled will be analyzed to determine collateral value for each property securing the loans. Based on these factors, the Company will determine a resolution value for each loan for purposes of projecting future cash flows after adjustments for estimated future losses.

  Determining a resolution value is a subjective process, requiring, ultimately, a business judgment. In making this determination, the Company will evaluate some of the following characteristics: (i) the type of collateral (multifamily, office, hotel, industrial or retail Mortgage Collateral); (ii) the payment status of the underlying mortgage (performing, non-performing or sub-performing); (iii) the actual mortgage prepayment and default history; (iv) the ratio of the unpaid mortgage balance to the current property value; (v) the current income and cash flows generated by the Mortgage Collateral as compared to the debt service requirements and (vi) the region of the country in which the Mortgage Collateral is located. However, which of these characteristics (if any) are important and how important each characteristic may be to the evaluation of a particular MBS depends on the individual circumstances. Because there are so many characteristics to consider, each Subordinated Interest must be analyzed individually, taking into consideration both objective data as well as subjective analysis.

  After completing the foregoing evaluations, the Company will model the structure of the MBS securitization based on the disclosure documents that reveal the payment structure of the MBS and the characteristics of the underlying Mortgage Collateral. This modeling is done in order to estimate future cash flows to be received by the Subordinated Interests, after adjustments for estimated future losses. Using that information, the Company will determine the price at which it would effect the purchase of the Subordinated Interest. Although the Company uses objective data to make this decision, the decision is in essence a subjective one.

  The Company also intends in many instances to acquire Special Servicing rights with respect to the mortgage loans underlying the securitization in which the Company owns a Subordinated Interest. Such Special Servicing rights will give the Company, among other things, some control over the timing of foreclosures on such mortgage loans, and thus may enable the Company to reduce losses on such mortgage loans. No assurances can be made, however, that the Company will be able to acquire such Special Servicing rights or that losses on the mortgage loans will not exceed the Company's expectations. Although the Company's strategy is to purchase Subordinated Interests at a price designed to return the Company's investment and generate a profit thereon, there can be no assurance that such goal will be met or, indeed, that the Company's investment in a Subordinated Interest will be returned in full or at all. See "Risk Factors--Related to Investments in MBS" and

"--Economic and Business Risks."

  The terms of Special Servicing agreements vary considerably, and the Company cannot predict with certainty the precise terms of the Special Servicing agreements into which it will enter. In general, however, the Company will attempt to negotiate Special Servicing agreements that will permit the Company to service, or direct the servicing of, mortgage loans that are more than ninety days delinquent. At that point, the Company would have the right (and the obligation) to decide whether to begin foreclosure proceedings or to seek alternatives to foreclosure, such as forbearance agreements, partial payment forgiveness, repayment plans, loan modification plans, loan sales and loan assumption plans. Thus, the Company will have within its control, subject to obligations to the related senior classes, some ability to minimize losses on mortgage loans underlying Subordinated Interests owned by the Company.


  The Company may invest in other classes of MBS in addition to Subordinated Interests. For example, the Company may invest in IOs, which are only entitled to payments of interest (or nominal payments of principal in some cases).


  The Company also may invest in Inverse IOs, which bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified index. The yield to maturity of a class of Inverse IOs is not only very sensitive to the rate of prepayments on the underlying Mortgage Collateral, but also to changes in the related index. See "Risk Factors--Risks Related to Investments in MBS-- Yields on Subordinated Interests, IOs and POs May Be Affected Adversely by Interest Rate Changes."

  The Company intends to invest in Sub IOs. Interest otherwise allocable to Sub IOs generally is withheld and used to make payments on more senior classes or to fund a reserve account for the protection of senior classes until over collateralization or the balance in the reserve account reaches a specified level. In those cases, interest on the Sub IO generally will be paid to the holders of the Sub IO only after the balance in the reserve account reaches the specified level. Sub IOs of this nature provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because a Sub IO receives only interest payments, its yield is extremely sensitive not only to default losses but also to changes in the weighted average life of the class, which in turn is dictated by the rate of prepayments (including as a result of defaults) on the underlying loans. See "Risk Factors--Risks Related to Investments in MBS--Yields on Subordinated Interests, IOs and POs May Be Affected Adversely by Interest Rate Changes."

  The Company may invest in POs, which do not provide for payment of periodic interest, but only provide for payment of the stated principal amount at maturity or earlier prepayment of the underlying loans. The Company believes that its POs will be affected adversely by slower than anticipated prepayment rates. Generally, a rising interest rate environment will result in the interest rate to be paid by the borrower pursuant to the terms of a fixed rate loan becoming relatively more favorable to that borrower, decreasing the likelihood of that borrower making a prepayment on that loan. Slower than anticipated prepayment rates can result in a significant decrease in the yield realized by the Company on its investments in POs.

  Other Assets. The Company will take an opportunistic approach to its investments and, accordingly, the Company may invest in assets other than Targeted Portfolio Investments. For example, subject to the terms of certain non-compete agreements to which the Company is a party as more fully described in "Certain Relationships and Related Transactions," the Company may invest in real estate operating companies and in commercial, multifamily and other real property on a leveraged basis. The Company may acquire properties acquired at foreclosure or by deed-in-lieu of foreclosure ("REO Property"), other underperforming or otherwise distressed real property (all of such underperforming and distressed real property, together with REO Property, is herein referred to collectively as "Distressed Real Property") and in small commercial loans and business loans secured by real estate with principal loan amounts generally of less than $2,000,000 ("Small Commercial Loans"). In addition, the Company may invest in real property (or interests therein) located outside the United States.

INITIAL ASSETS

  Listed below is a chart depicting the Company's current assets (in thousands):

                                                                            PRINCIPAL
BORROWER          INTEREST              PERIODIC   PRIOR   FACE   CARRYING   DUE AT    LOAN
PRINCIPAL(A)      RATE(B)     MATURITY   PAYMENT    LIEN  AMOUNT   AMOUNT  MATURITY(D) FEES
------------   -------------- -------- ----------- ------ ------- -------- ----------- ----
FIRST MORT-
 GAGE LIEN:
OFFICE/RETAIL
Crown Broad-
 way, LLC      One month       1/1/08  Monthly     N/A    $45,000 $44,883    $45,000   $125
61 Broadway
 Building      Libor + 2.10%           Interest
New York, NY                           Only
Convention
 Plaza, LLC    One month       8/1/99  Monthly     N/A      4,750   4,687      4,750     71
Convention
 Plaza Office
 Bldg          Libor + 2.50%           Interest
St. Louis, MO                          Only
Sutphin Blvd
 Assoc, LLC    One month       9/1/00  Monthly     N/A      4,650   4,564      4,650     92
Office Build-
 ing           Libor + 3.00%           Interest
Queens, NY                             Only
Jennifer
 Mall, LTD
 (c)           7.22%           3/1/08  Monthly     N/A      7,600   7,559      6,014     71
Office/Retail
 Building                              P & I
Washington,
 DC                                    25 Yr Amort
Jennifer
 Mall, LTD
 (c)           One month       9/1/99  Monthly     $7,600     500     496        500    N/A
Office/Retail
 Building      Libor + 11.00%          Interest
Washington,
 DC                                    Only
APARTMENTS
Habitat
 Apartments,
 LTD           6.78%           2/1/08  Monthly     N/A      7,500   7,499      6,406    N/A
Habitat
 Apartments                            P & I
Boulder, CO                            30 Yr Amort
GARAGES
Convention
 Plaza Ga-
 rage, LLC     7.61%           2/1/05  Monthly     N/A      2,800   2,763      2,465     42
Convention
 Plaza Park-
 ing Garage                            P & I
St. Louis, MO                          25 Yr Amort
11th Street
 Garage, LLC   One month       8/1/99  Monthly     N/A      1,450   1,431      1,450     22
11th Street
 Parking Ga-
 rage          Libor + 2.50%           Interest
St. Louis, MO                          Only
                                                          ------- -------    -------   ----
                                                   Totals $74,250 $73,882    $71,235   $423
                                                          ======= =======    =======   ====

---------------------

(a) As of May 1, 1998, principal and interest payments on the aforementioned loans are current. In addition, there have been no write-downs recorded on the loans.

(b) As of March 31, 1998, LIBOR was 5.69%.

(c) The Company holds both the first and second liens with respect to the Jennifer Mall, LTD property.

(d) In certain transactions, the borrowers have obligations to pay additional fees to the Company upon the maturity in refinancing of these loans.

                  FORMATION AND STRUCTURE OF THE COMPANY

  Since 1981, and until recent public offering transactions, PGI was a diversified real estate company engaged in the ownership, development, acquisition, operation, leasing, marketing and financing of institutional-quality commercial and multifamily real estate. Starting in 1994, PGI began contributing its various operating divisions to separate self-managed and self-administered publicly-traded REITs and operating companies. Prime Retail, Inc. (NYSE: PRT) became the successor-in-interest to PGI's retail division in March 1994 and Prime Residential, Inc. became the successor-in-interest to PGI's multi-family apartment division in August, 1994. Prime Residential, Inc. was subsequently merged with and into Apartment Investment and Management Company ("AIMCO") (NYSE: AIV). Brookdale Living Communities, Inc. (NASD: BLCI) became the successor-in-interest to PGI's senior independent and assisted living division in May 1997, and Prime Group Realty Trust (NYSE: PGE) became the successor-in-interest to PGI's office and industrial division in December 1997. As a result of the foregoing public offering transactions, PGI has acquired ownership interests in Prime Retail, Inc., Brookdale Living Communities, Inc. and Prime Group Realty Trust. As of March 31, 1998, these three public companies had a combined market capitalization, including outstanding indebtedness and preferred equity, of approximately $2,600,000,000 and PGI's equity interest in these companies had a combined market value of approximately $311,900,000.

  In September 1997, PGI organized PCH as a vehicle to take advantage of real estate investment opportunities that may not otherwise be suitable for investment by PGI or the various publicly-traded REITs and operating companies affiliated with PGI. PCH's business plan was to engage in the origination and securitization of mortgage loans relating to all forms of income-producing real estate. PGI and James W. Roiter collectively own substantially all of the equity interests in PCH. PCH formed a wholly-owned subsidiary, Prime Capital Funding, LLC ("PCF"), to originate and securitize mortgage loans generally in excess of $2,000,000. PCF originated these loans through regional offices located throughout the country and financed such loans through long-term warehouse lines of credit and by issuing mortgage-backed securities. In addition, PCH formed certain wholly-owned subsidiaries, such as Prime Capital Funding I, LLC ("PCF I"), to serve as special purpose vehicles whose sole purpose was to hold specific assets acquired by or on PCH's behalf.

  On March 13, 1998, PCH contributed substantially all of its assets and businesses to the Company in exchange for which PCH received all of the outstanding common and preferred stock of the Taxable Subsidiary. PCH contributed to the Operating Partnership (i) 100% of the outstanding preferred stock of the Taxable Subsidiary, which represents 95% of the economic value of the Taxable Subsidiary but includes no voting power on most matters; (ii) a promissory note issued by the Taxable Subsidiary in the principal amount of up to $20,000,000, of which $9,900,000 was outstanding, and (iii) a promissory note issued by PCH in the principal amount of $10,010,000, in exchange for all of the limited partnership interests in the Operating Partnership. PCH owns 100% of the outstanding common stock of the Taxable Subsidiary, which represents 5% of the economic value of the Taxable Subsidiary and includes full voting power. PCH has also agreed to lend up to $20,000,000 to the Operating Partnership on an unsecured basis. As of March 31, 1998, there were no amounts outstanding under such agreement. The note bears interest at a per annum rate of 10% and matures at the time of completion of the Common Stock Offering.

  The transfer by PCH of substantially all of its assets and businesses to the Operating Partnership and the Taxable Subsidiary was designed to consolidate such assets and businesses in the Company and to continue and expand the operations of the real estate lending business. The Company believes that the Offering will provide the Company with enhanced access to the public markets for debt and equity capital, thereby enhancing its potential for future growth to the benefit of all stockholders.

  The Company operates as a fully-integrated, self-administered and self-managed real estate finance company that invests in real estate financing transactions, including commercial mortgage loans, equity and preferred equity in real estate, net leased real estate, and mortgage-backed securities. The business and operations of the Company are conducted through the Operating Partnership and the Taxable Subsidiary. Prime Capital has been and will continue to be the sole general partner of the Operating Partnership. The Taxable Subsidiary is not a qualified REIT subsidiary and is subject to all applicable federal and state income taxes.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain conflicts of interest exist between the Company and certain of its officers and directors. Michael W. Reschke, the Chairman of the Board of the Company, has substantial commitments to entities other than the Company which could potentially compete with the Company. The Company intends to enter into a non-compete agreement with Mr. Reschke, PGI and its Affiliates to minimize potential conflicts. Certain conflicts of interest also exist between the Company and PCH. Substantially all of the equity in PCH is owned by Mr. Reschke and Mr. Roiter, the Chief Executive Officer of the Company. PCH intends to contribute additional capital to the Operating Partnership in the amount of $25,000,000 in exchange for 1,344,086 LP Common Units at a price per unit equal to the Offering Price net of underwriting discounts, and such units, together with the units already held by PCH, will represent beneficial ownership of 35.4% of the common equity in the Company. PCH and its Affiliates will have significant influence over the affairs of the Company, which may influence certain officers and directors of the Company to make decisions which may not be in the best interest of all stockholders, in connection with the (i) operation of the Company's ongoing businesses, including conflicts associated with the tax consequences to PCH of sales or refinancings of certain of the assets of the Company contributed by PCH, which, together with certain provisions of the Partnership Agreement, may influence the Company's decision to sell or refinance, or to prepay debt secured by, certain assets of the Company and (ii) enforcement of agreements with Affiliates of the Company. The Company intends to adopt certain policies that are designed to eliminate or minimize certain potential conflicts of interest.

  PGI and Michael W. Reschke have entered into a Non-Compete Agreement with each of Prime Retail, Inc., Brookdale Living Communities, Inc., and Prime Group Realty Trust. Subject to certain conditions and exceptions, the Non-Compete Agreements will prohibit the Company, as a result of PCH's ownership interest in the Company, from making investments in assets or entities that are considered within the primary businesses of such publicly-traded companies. Nothing restricts the Company's ability, however, to invest in senior, junior, mezzanine or other forms of debt, or any form of preferred equity in assets or entities that are considered within the primary businesses of such publicly-traded companies. A Non-Compete Agreement will apply to the Company so long as the Company is an affiliate of PGI under such agreement. Under the Non-Compete Agreements, an affiliate is generally defined as any entity in which PGI, Prime Group Limited Partnership and Michael W. Reschke, individually or collectively, own or control, directly or indirectly, fifty percent or more of the outstanding equity interests or have the right or power to affect the investment or operational decision-making process. The Non-Compete Agreements generally provide exceptions for mortgage loans, subordinated debt financing, sale-leaseback transactions and preferred equity investments. The primary businesses include the following types of real estate and interests therein: factory outlet retail properties, senior and assisted living and semi-acute care properties and office and industrial properties. In the event one of the Non-Compete Agreements prohibits the Company from making a potential investment, the Company will seek to obtain a waiver under such agreement. There can be no assurances that the Company will be successful in obtaining such a waiver, in which event, the Company's investment will be prohibited.

  The Underwriter, through an Affiliate, has established a short-term credit facility in favor of the Taxable Subsidiary and PCH to finance the purchase and/or origination of Mortgage Loans. It is anticipated that a portion of the net proceeds of the Offering will be used to pay off such credit facility, which will benefit the Underwriter and PCH. See "Use of Proceeds" and "Underwriting." The market in which the Company expects to purchase assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company, PCH, and Affiliates of PCH in addition to those described herein.

  The Company may purchase additional assets from PCH or its subsidiaries in the future and may participate with PGI or its Affiliates in investments in the future. See "Risk Factors--Conflicts of Interest in the Business of the Company May Result in Decisions of the Company That Do Not Fully Reflect the Interests of the Stockholders of the Company." Any such purchases or participating investments will be in accordance with the Company's investment policies.

  The Underwriter, through an Affiliate, has established a short-term credit facility in favor of the Taxable Subsidiary and PCH to finance the purchase and/or origination of Mortgage Loans, including the origination of the Company's current investments. Any outstanding balances on such credit facility will become due and payable upon the closing of the Offering. Upon the closing of the Offering, certain of the net proceeds of the Offering will be used to pay off such credit facility, which will benefit the Underwriter and PCH. See "Underwriting."

                           MANAGEMENT OF OPERATIONS

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information about the directors and executive officers of Prime Capital.

      NAME                  AGE                POSITION(S) HELD
      ----                  ---                ----------------
      Michael W. Reschke...  42 Chairman of the Board of Directors
                                President and Chief Executive Officer and
      James W. Roiter......  45 Director
      Malcolm S. Dorris(1).  43 Independent Director Designee
      James W. Kiley(1)....  53 Independent Director Designee
      Susan Leonis(1)......  40 Independent Director Designee
      Gary J. Skoien(1)....  44 Independent Director Designee
      Brenda J. Mixson.....  45 Executive Vice President, Chief Financial and
                                 Investment Officer
                                Executive Vice President and Chief Operating
      James Glasgow........  38 Officer
      Brian Clark..........  35 Senior Vice President
      Sam Hooker...........  34 Senior Vice President
      Michael Magner.......  36 Senior Vice President
      James Magnanenzi.....  49 Senior Vice President
      Jon Red..............  35 Senior Vice President
      Roger Baker..........  36 Senior Vice President/Controller
      Victoria Cory........  34 Senior Vice President
      Roxanne Veneziano....  34 Vice President and Credit Officer

---------------------

(1) Prime Capital has designated and intends to elect this individual to serve as an Independent Director of Prime Capital, and such individual has accepted this designation and has agreed to serve as an Independent Director if so elected.



  The principal occupation for the last five years of each executive officer and director of the Company, as well as additional biographical information, is set forth below.

  MICHAEL W. RESCHKE. Michael W. Reschke, age 42, is the Chairman of the Board of Directors of the Company. Mr. Reschke founded PGI in 1981 and, since that time, has acted as PGI's Chairman and Chief Executive Officer. Mr. Reschke is also Chairman of the Board of Prime Retail, Inc. (NYSE: PRT), Brookdale Living Communities, Inc. (NASD: BLCI), Prime Group Realty Trust (NYSE: PGE) and PCH. For the last sixteen years, Mr. Reschke has directed and managed the acquisition, development, finance, construction, leasing, marketing, renovation and property management activities of PGI. Mr. Reschke is licensed to practice law in the State of Illinois and is a certified public accountant. Mr. Reschke is a member of the Chairman's Roundtable and the Executive Committee of the National Realty Committee and is a full member of the Urban Land Institute. Mr. Reschke also serves on the Board of Visitors of the University of Illinois Law School.

  JAMES W. ROITER. James W. Roiter, age 45, is President and Chief Executive Officer of PCH and the Company, where he is responsible for the day-to-day activities of the Taxable Subsidiary and the Operating Partnership. Prior to joining PCH in July 1997, Mr. Roiter was a Managing Director of Donaldson, Lufkin & Jenrette ("DLJ") where he was responsible for all commercial and residential real estate finance activities where DLJ or one of its subsidiaries, acted as principal. Under Mr. Roiter's leadership, DLJ became one of the largest providers of debt capital to the commercial and residential market, lending over $8.0 billion in debt financings during his tenure at DLJ (1988-1996) and was consistently one of the largest issuers of CMBS. In addition to the debt origination business, Mr. Roiter was also responsible for new issue and secondary trading, structured finance, and contract finance activities relating to commercial and residential real estate business while at DLJ. In addition to his role as head of the Real Estate Finance Group, Mr. Roiter served on the Investment Committee of Donaldson, Lufkin & Jenrette Real Estate Capital Partners, L.P., a $600.0 million fund established to make opportunistic real estate investments, and on the Board of Directors of Column Financial Corporation ("Column"). Column, which Mr. Roiter founded, is one of the country's largest commercial mortgage originators and issuers of CMBS. Prior to joining DLJ in 1988, he was a First Vice President at Shearson Lehman Hutton ("Shearson"). Before joining Shearson, Mr. Roiter was a First Vice President and Manager of the Whole Loan Trading Desk at E.F. Hutton, which he joined in 1985 after serving as Director of Negotiated Transactions with the Federal National Mortgage Association. Mr. Roiter is a graduate of the University of Rhode Island and holds a J.D. from George Mason University.

  MALCOLM S. DORRIS. Malcolm S. Dorris, age 43, has been designated to serve as a Director of the Company. Mr. Dorris is licensed to practice law in the State of New York, and is a partner in the firm of Dechert Price and Rhoads, where he is Chairman of the firm's securitization group. Mr. Dorris' practice specializes in the legal issues connected with the entire spectrum of structured financings, and has written and lectured extensively on the subject of securitization.

  JAMES W. KILEY. James W. Kiley, age 53, has been designated to serve as a Director of the Company. Mr. Kiley is the Managing Partner of the Chicago Operations of Weiss, Peck & Greer, LLC, a nationally recognized investment manager, where he has been employed since 1988. Prior to this, Mr. Kiley has held several governmental positions with the State of Illinois, where he most recently served as the Director of the Illinois Housing Development Authority.


  SUSAN A. LEONIS. Susan A. Leonis, age 40, has been designated to serve as a Director of the Company. Ms. Leonis is the Founder and President of the Leonis Group, a government and community relations consulting company. From 1995 through 1996 Ms. Leonis served as Senior Vice President to PGI, an Affiliate of the Company, where she developed and directed corporate public relations and outreach activities. From 1993 through 1995, Ms. Leonis served as the Executive Assistant to Illinois Governor James Edgar for Local Government. Ms. Leonis also serves on the Board of Directors of the Chicago Transit Authority as well as the Board of Retirement Allowance Committee for the Chicago Transit Authority.


  GARY J. SKOIEN. Gary J. Skoien, age 44, has been designated to serve as a Director of the Company. Mr. Skoien is designated to become the President and Chief Executive Officer of Horizon Group Properties, Inc. From 1994 through 1997, Mr. Skoien served as Executive Vice President of PGI, an affiliate of the Company, where he was responsible for managing the industrial land development and build-to-suit divisions. Prior to this role, Mr. Skoien served as Senior Vice President and Chief Operating Officer of the Retail Division of PGI from 1992 through 1993. From 1983 through 1991, Mr. Skoien was the Executive Director of the Illinois Capital Development Board and from 1980 through 1983, Mr. Skoien was an assistant to Illinois Governor James R. Thompson. Mr. Skoien is also designated to be elected to the Board of Directors of Horizon Group Properties, Inc., and serves on the Boards of the Chicagoland Chamber of Commerce and the Civic Federation.

  BRENDA J. MIXSON. Brenda J. Mixson, age 45, is an Executive Vice President, Chief Financial and Investment Officer of the Company, where she is responsible for the day-to-day investment activities of the Company. Prior to joining the Company in December 1997, Ms. Mixson was the global head of ING Barings' Emerging Markets International Finance Desk from 1996. Ms. Mixson transferred to this position from the Real Estate Finance Group, where she served as Portfolio Manager for all real estate investment activity including distressed mortgage acquisition, equity investments and disposition activities from 1995. Ms. Mixson has served on the Board of Directors of Bay Apartment Communities, Inc., a NYSE traded REIT, since its initial public offering in 1994. Prior to joining ING Barings, Ms. Mixson was Executive Vice President and Chief Operating Officer at Reichmann International, the entity responsible for managing the real estate assets of the Quantum North America Realty Fund from 1993. In addition to management, financing and operational responsibilities for the Fund's portfolio, Ms. Mixson was responsible for asset management of the portfolio including special oversight of the team providing property management and services for 4,400 multifamily units held in Florida. She was also affiliated with Travelers Realty Investment Company, a wholly owned subsidiary of the Travelers Insurance Co., from 1989 to 1994. Her duties included strategic planning, investment policy, and responsibility for the Northeast and Mid-Atlantic Regions Debt & Equity Portfolio investments on the Eastern Seaboard. Ms. Mixson was associated with Chemical Bank from 1986 to 1989, where she served as Manager and Vice President of the Chicago Region. Ms. Mixson received a B.S. in Economics from the University of Minnesota.

  JAMES GLASGOW. James Glasgow, age 38, is an Executive Vice President and Chief Operating Officer of the Company with day to day responsibility for the production of investment opportunities for the Company. Before joining the Company, Mr. Glasgow was Managing Director of ING Capital Corp., where he was responsible for all commercial real estate finance activities in North America. Prior to this, he was President and Chief Operating Officer of MIG Financial Corp., a commercial mortgage investment management firm with more than $2 billion in assets. From 1995 to 1997 he more than doubled the size of the company and managed the production of more than $800 million in commercial mortgage product for institutional investors. Prior to joining MIG, Mr. Glasgow held the position of Vice President at The Travelers Group, where he was responsible for new business activities nationwide and for managing an existing commercial mortgage portfolio of over $3 billion, where he was employed from 1990 to 1995. Prior to Travelers Mr. Glasgow was a Vice President in Chemical Bank's Real Estate Group and was employed there from 1984 to 1989. During his employment he consumed over $800 million in commercial mortgage transactions. Mr. Glasgow is a graduate of Lebanon Valley College and earned an M.B.A. from George Washington University.

  BRIAN CLARK. Brian Clark, age 35, is a Senior Vice President of the Company. Prior to joining the Company, Mr. Clark was a member of the Real Estate Structured Finance Group at ING Capital Corp. Throughout his tenure at ING Barings and its affiliates from 1993 through 1997, Mr. Clark's responsibilities included the execution, management and dispositions of real estate assets which included equity and debt products for ING Barings. In addition, he spent 1995 at ING Real Estate Investors, Inc., the real estate asset management unit of ING Barings, where he was responsible for the management and disposition of mortgages and real estate. Prior to ING, he was an Associate at Citicorp's Real Estate Investment Bank where he was responsible for due diligence on portfolios of distressed loans. Prior to Citibank, Mr. Clark was an associate at Halcyon Ltd., a real estate consulting company located in Hartford, CT. Mr. Clark received his B.S. from Bryant College and his M.S. in Real Estate Development from Columbia University.

  SAM HOOKER. Sam Hooker, age 34, is a Senior Vice President of the Company. Prior to joining the Company, Mr. Hooker was Senior Vice President of Harbor Financial, responsible for the origination of debt and equity investments for third-party investors and client relations for the mortgage banking company's California operation. Harbor Financial purchased MIG Financial Corp. in May, 1997, where Mr. Hooker had served since 1995 as Senior Vice President reporting to the President on strategic initiatives involving the purchase of a mortgage banking company, the sale of subsidiary company and large loan transactions. From 1987 through 1995, Mr. Hooker served as Vice President of loan origination for MIG and the predecessor company, Norris, Beggs and Simpson where he secured $1 billion in debt and equity investments for institutional clients, such as John Hancock Mutual Life Insurance Company, Copley Real Estate Advisors and New England Mutual Life. Mr. Hooker is a graduate of the University of California--Berkeley.

  MICHAEL MAGNER. Michael Magner, age 36, is a Senior Vice President of the Company. Prior to joining the Company, Mr. Magner was responsible for overseeing the structuring and underwriting of commercial whole loans and portfolios for securitization within ING Capital's Real Estate Structured Finance Group where he was employed from August through November 1997. Prior to joining ING Capital, he was a Director as CIBC Wood Gundy from May, 1996 to July, 1997 where he was responsible for coordination of the real estate securitization program. The responsibilities included the review and approval of all permanent transactions from origination offices in New York, Chicago and Los Angeles to ensure proper underwriting, structuring and pricing and the preparation of a real estate underwriting manual to ensure that all underwriting requirements were standardized. Prior to joining CIBC Wood Gundy, Mr. Magner was a Vice President in the Commercial Mortgage-Backed Securities Group at Smith Barney where he was employed from October, 1995 through April, 1996. Prior to Smith Barney, Mr. Magner worked in the real estate group of Travelers Insurance. Mr. Magner holds a B.S. degree in Management with a concentration in finance from the University of Massachusetts at Boston.

  JAMES MAGNANENZI. James A. Magnanenzi, age 49, is a Senior Vice President and Midwest Regional Manager of Prime Capital. Prior to joining the company, Mr. Magnanenzi was Vice President and Manager of the Midwest Real Estate Lending office for Yasuda Trust--a Japanese Trust Bank. Mr. Magnanenzi established the office in 1989, managed a staff of five and built a book of business averaging $250 million over eight years. He also managed the Midwest Finance office for CB Commercial representing 10 correspondents. Prior to that, he worked for Northwestern Mutual Life for 15 years in capacities ranging from asset management to loan production including permanent, construction and structured joint venture financing. Mr. Magnanenzi graduated from the University of Wisconsin with an M.S. in Real Estate.

  JON RED. John Red, age 35, is a Senior Vice President of the Company. Before joining the Company, Mr. Red was Vice President at ING Capital Corp. and was responsible for originating loans of $5 to $50 million in the western United States where he was employed from August, 1997 to December, 1997. Prior to this, he was employed at ING Barings' Risk Management Department from December, 1994 to July, 1997, where he managed equity investments made by the Real Estate Structured Finance Group, trades in REITs, CMBs and Distressed Real Estate Securities made by the Global Securities Investment Group and commercial real estate loans made by the Dutch Relationship Department. Previous experience includes six years as Vice President at National Westminster Bank's Real Estate Finance and Leasing Departments. Mr. Red has a B.A. from Hamilton College and an M.B.A. from New York University.

  ROGER BAKER. Roger Baker, age 36, is a Senior Vice President and the Controller of the Company. Prior to joining the Company, Mr. Baker held the position of Vice President/Controller with Banyan Management Corp. and was responsible for the company's start-up and ongoing accounting, financial reporting, cash and payable activities as well as supervision of investor relations. From 1986 through 1991 Mr. Baker was employed by VMS Realty Partners where he held the position of Assistant Vice President/Accounting Manager. From 1983 to 1986 he held various accounting positions with the Equity Group in Chicago. Mr. Baker holds Bachelors of Business degrees in Finance and Accounting from Western Illinois University.

  VICTORIA CORY. Victoria Cory, age 34, is a Senior Vice President of the Company. Prior to joining the Company, Ms. Cory previously held the position of Senior Vice President of Operations and Loan Servicing/Administration at YIG FInancial Corp. which sold to Harbor Financial since 1995. Ms. Cory was also a member of the Investment Committee. Her responsibilities included the review and approval of all mortgage investments, overseeing compliance of investments and the establishment of loan servicing guidelines, and the formulation and implementation of investment strategies with loan origination officers in order to produce and close high quality mortgages within specified investment parameters. She also wrote and implemented policies, procedures and handled ongoing management of this group for both core and specialized servicing. From 1989 through 1995 Ms. Cory held the position of Senior Vice President with Travelers Insurance Company. Ms. Cory holds a B.S. degree in Business Administration from San Francisco State University and a Paralegal Certification.

  ROXANE VENEZIANO. Roxane Veneziano, age 34, is a Vice President of the Company. Prior to joining the company, she was an Associate Director at Standard & Poor's in the Real Estate FInance group, where she analyzed various large-loan and conduit real estate assets for securitization. She was emloyed by The Travelers Group, Inc. from 1991 to 1996, most recently as an Assistant Director in the New York Real Estate Investment office, where she managed a $600 million real estate loan portfolio. Her previous responsibilities at Travelers include real estate sales, real estate loan workouts and external reporting responsibilities in the office of the Chief Investment Officer. Ms. Veneziano spent several years as a senior cost accountant before entering the real estate investment field. She holds a BS in Finance and an M.B.A. from the University of Connecticut.

COMMITTEES OF THE BOARD OF DIRECTORS

  Audit Committee. At or about the Closing Date of the Offering, the Board of Directors of the Company will establish an Audit Committee that will initially consist of four Independent Directors. The Audit Committee will be established to make recommendations concerning the engagement of independent public accountants, to review with the independent public accountants the plans and results of the audit engagement, to approve professional services provided by the independent public accountants, to review the independence of the independent public accountants, to consider the range of audit and non-audit fees and to review the adequacy of the Company's internal accounting controls.

  Executive Committee. The Bylaws of the Company permit the Board of Directors of the Company to establish an Executive Committee. Subject to the Company's conflicts of interest policies, the Executive Committee may be granted certain authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company, and, consistent with the Partnership Agreement, to cause the Operating Partnership to take such actions.

  Executive Compensation Committee. At or about the Closing Date of the Offering, the Board of Directors of the Company will establish an Executive Compensation Committee to determine compensation for the Company's executive officers and to implement and administer the Company's Stock Option Plan. The Executive Compensation Committee will initially consist of two or more Independent Directors.

ELECTION OF BOARD OF DIRECTORS; COMPENSATION

  The Board of Directors has three classes of directors. The initial terms of the first, second and third classes will expire in 1999, 2000 and 2001, respectively. Directors for each class will be elected for a three-year term upon the expiration of the initial term of that class. Subject to the right of the holders of any Preferred Stock to elect and remove directors in certain circumstances, the affirmative vote of two-thirds of the outstanding Common Stock is required to remove a director and a director may be removed only for cause. All officers serve at the discretion of the Board of Directors. The Company currently does not have employees. The Company will pay an annual director's fee to each Independent Director equal to $25,000, with no additional fee to be paid for the first four meetings of the Board of Directors. Each Independent Director will be paid a fee of $1,000 for each additional meeting of the Board of Directors attended in person by such Independent Director and a fee of $500 for each committee meeting of the Board of Directors if such meeting is held via telephone and a fee of $1,000 if the committee meeting is held on a separate day. All Directors will be reimbursed for their costs and expenses in attending all meetings of the Board of Directors.

  Directors and executive officers of Prime Capital will be required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. However, in their capacities as officers or employees of the Company, they will devote such portion of their time to the affairs of the Company as is required for the performance of the duties of the Company.

  The Charter and Bylaws of Prime Capital will provide that, except in the case of a vacancy, the majority of the members of the Board of Directors will at all times after the issuance of the shares offered hereby be Independent Directors. Vacancies occurring on the Board of Directors among the Independent Directors, unless filled at an annual meeting of stockholders, will be filled by the vote of a majority of the directors, including a majority of the remaining Independent Directors.

EXECUTIVE COMPENSATION

  The Company was organized in September 1997, did not conduct any prior operations and, accordingly, did not pay any compensation to its executive officers for the year ended December 31, 1996. The following table sets forth the total compensation actually paid for the year ended December 31, 1997 and the annual base salary for the year ending December 31, 1998 that the Company has established for the Chairman of the Board, the Chief Executive Officer and the six other persons who are expected to be the most highly compensated executive officers of the Company during 1998. Amounts which relate to periods prior to March 13, 1998 reflect amounts paid to such individuals by PCH, which employed such persons prior to the reorganization of the Company on that date, as described under "Formation and Structure of the Company."

                                                                 ANNUAL
                                                                  BASE                      OTHER ANNUAL
NAME                                TITLE                  YEAR SALARY($)    BONUS ($)(1) COMPENSATION ($)
----                                -----                  ---- ---------    ------------ ----------------
Michael W. Reschke  Chairman of the Board of Directors     1997      -0-           --           --
                                                           1998   72,917(2)
James W. Roiter     President and Chief                    1997  162,500(3)        --           --
                    Executive Officer                      1998  368,750
Brenda J. Mixson    Executive Vice President and           1997   16,666(4)        --           --
                    Chief Financial and Investment Officer 1998  229,167       150,000
James Glasgow       Executive Vice President and           1997   20,833(5)        --           --
                    Chief Operating Officer                1998  250,000        50,000
Brian Clark         Senior Vice President                  1997    4,615(6)        --           --
                                                           1998  150,000        25,000
Sam Hooker          Senior Vice President                  1997   18,029(7)        --           --
                                                           1998  139,583
Michael Magner      Senior Vice President                  1997   12,500(8)        --           --
                                                           1998  150,000        25,000
Jon Red             Senior Vice President                  1997    4,615(9)        --           --
                                                           1998  150,000

---------------------

(1) The 1998 bonus amount reflects only the amount of all bonuses paid to date, and does not include additional bonus amounts that may be granted pursuant to the Bonus Plan described below. See "--Bonus Plan."

(2)  Mr. Reschke will commence employment with the Company on June 1, 1998.

(3) Mr. Roiter commenced employment with PCH, on July 1, 1997.

(4) Ms. Mixson commenced employment with PCH on December 1, 1997.

(5) Mr. Glasgow commenced employment with PCH on November 24, 1997.

(6) Mr. Clark commenced employment with PCH on December 15, 1997.

(7) Mr. Hooker commenced employment with PCH on November 10, 1997.

(8) Mr. Magner commenced employment with PCH on December 1, 1997.

(9) Mr. Red commenced employment with PCH on December 15, 1997.

EMPLOYMENT AGREEMENTS

  The Company will enter employment agreements with each of the executive officers named in the table above. These agreements provide that the executive officers shall devote substantially all of their business time to the operation of the Company, except Mr. Reschke, who shall only be required to devote such time as he deems necessary to fulfill his duties and obligations to the Company as Chairman of the Board and Mr. Roiter, who shall be required to devote a majority of his business time to the operation of the Company. The agreements establish the initial base salaries set forth in the table above and provide for an initial term of three years, which, in the case of the agreements of Mr. Reschke, Mr. Roiter, Ms. Mixson and Mr. Glasgow only, are automatically extended for an additional year after expiration of the initial term and any extension period unless either the Company provides the applicable officer with at least six months prior written notice or the applicable officer provides the Company with at least thirty days prior written notice, that such term shall not be extended. The agreements also contain (i) an agreement not to solicit, attempt to hire or hire any employee or client of the Company or solicit any borrower of the Company for two years following termination of employment.

  The agreements also set forth the potential bonuses to which the executive officers are entitled, which may include the right to receive a discretionary bonus based on achievement of such corporate and individual goals and objectives as may be established by the Board of Directors or the Executive Compensation Committee (the "Compensation Committee"). See "--Bonus Plan."


BONUS PLAN

  The Board of Directors of the Company may establish a Bonus Plan for executive officers and other employees of the Company, which may provide for discretionary bonuses based on achievement of such corporate and individual goals as may be established by the Board of Directors or its Compensation Committee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Charter limits the liability of its directors and officers to Prime Capital and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of Prime Capital or its stockholders to obtain other relief, such as an injunction or rescission.

  The Charter and Bylaws require Prime Capital to indemnify and hold harmless its present and former directors and officers to the fullest extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, if the proceeding is one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer is adjudged to be liable to the corporation. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. The MGCL requires a corporation (unless its Charter provides otherwise, which Prime Capital's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of service in that capacity. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to
Section 14 of the Securities Act.

STOCK OPTION PLAN

  The Company expects to establish a Stock Option Plan (the "Stock Option Plan") for the purpose of attracting and retaining directors, executive officers and other key employees. The Stock Option Plan will be administered by the Compensation Committee and will permit the grant of stock options, stock appreciation rights, restricted stock, restricted units and performance units to officers and other key employees of the Company, its subsidiaries, the Operating Partnership, and the Taxable Subsidiary. The Stock Option Plan also permits the grant of stock options to nonemployee directors ("Independent Directors"). Although the Stock Incentive Plan will permit the Compensation Committee to grant a wide variety of awards, it does not obligate the Compensation Committee to do so. The variety of awards authorized under the Stock Option Plan is intended to give the Compensation Committee flexibility to adapt the Company's compensation structure to changes in the business and regulatory environment.

  Under the Stock Option Plan, up to 1,520,161 shares of Common Stock may be issued or transferred to Participants. The maximum aggregate number of shares of Common Stock and Stock equivalent units that may be subject to awards granted during any calendar year to any one participant under the Stock Option
Plan, regardless of the type of awards, will be        . This limit will apply
regardless of whether such compensation is paid in Common Stock or in cash.

  If any award is canceled, terminates, expires or lapses for any reason, any Common Stock subject to such award will again be available for grant under the Stock Option Plan, except that such Common Stock will still be counted for purposes of the annual individual award limit described above. In the event of any change in capitalization of the Company, such as a share split, or a corporate transaction, such as a merger or consolidation or any reorganization, or any partial or complete liquidation of the Company, an adjustment may be made in the number and class of shares of Common Stock that may be delivered under the Stock Option Plan, in the number and class of and/or price of shares of Common Stock subject to outstanding awards, and in the annual individual award limit set forth above, as may be determined to be appropriate and equitable by the Compensation Committee to prevent dilution or enlargement of rights.

  The Compensation Committee is expected to grant options under the Share Option Plan to purchase shares of Common Stock. The Compensation Committee may grant "incentive stock options" (within the meaning of Section 422 of the Code) and/or nonqualified stock options to employees of the Company and its corporate subsidiaries. Other employees, including employees of the Operating Partnership and the Taxable Subsidiary, and Independent Directors may only receive nonqualified stock options. The exercise price of any option will be at least equal to 100% of the fair market value of a share of Common Stock on the date the option is granted. Each option will expire no later than the tenth anniversary of the date of grant.

  Upon completion of the Offering, the Compensation Committee is expected to grant options to purchase Common Stock (the "Initial Grants") to certain key officers and employees of the Company.

  The Initial Grants are expected to vest, subject to certain conditions being met, at a rate of 33.3% per year over three years commencing on the first anniversary of their date of grant and will have a term of ten years. The exercise price of options issued pursuant to the Initial Grants will be the initial public offering price of the Common Stock. The exercise price for any option is generally payable in cash or, in certain circumstances, by the surrender, at the fair market value on the date on which the option is exercised, of Common Stock.

  All unvested options held by an optionee will automatically be forfeited if the optionee leaves employment for any reason other than the optionee's death or disability on or after the first anniversary of their date of grant. Upon a "change in control" (as defined in the Stock Option Plan), all unvested options will vest. The rights of any participants to exercise an option may not be transferred in any way other than by will or applicable laws of descent and distribution.

                                USE OF PROCEEDS

  The net proceeds to the Company from the Offering (which are estimated to be approximately $175,000,000 from the Common Stock Offering, approximately $20,000,000 from the Private Placement and approximately $25,000,000 from the Capital Contribution), after the deduction of underwriting discounts and commissions applicable to the Common Stock offered hereby, are approximately $207,750,000 ($232,163,000 if the Underwriter's over-allotment option is exercised in full). The Company will use the net proceeds of the Offering to acquire 9,825,269 GP Common Units (representing a 64.6% general partnership interest in the Operating Partnership).

  The Operating Partnership will use the funds it receives from the sale of GP Common Units to the Company for an amount equal to the net proceeds of the Offering after deduction of underwriting discounts and commissions (i) to repay in full its existing warehouse facility through its investment in the Taxable Subsidiary (approximately $59,844,000), which has a current interest rate of approximately 6.687% and a maturity date of May 31, 1998; (ii) for future acquisitions of Targeted Portfolio Investments and (iii) for working capital.

  If the Underwriter's over-allotment option with respect to the Common Stock is exercised, the Company will use the proceeds from the exercise of the option to acquire additional GP Common Units, and the Operating Partnership will use the funds it receives from the Company for future acquisitions of Targeted Portfolio Investments, working capital and general corporate purposes. Until other Targeted Portfolio Investments are identified, the balance of net proceeds of the Offering will be invested in readily marketable securities, consistent with maintaining the Company's REIT qualification, or in interest bearing deposit accounts. Investors should be aware that it may take considerable time for the Company to find additional Targeted Portfolio Investments, during which time a portion of the Company's assets may be invested in relatively low yielding instruments. As a result, the Company's earnings and dividends could be lower than expected. See "The Company."

                              DISTRIBUTION POLICY

  In order to avoid federal corporate income taxation of the earnings that it distributes, Prime Capital must distribute to its stockholders each tax year an amount at least equal to (i) 95.0% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain) plus (ii) 95.0% of the excess of its net income from foreclosure property over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). See "Federal Income Tax Considerations." The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon the financial condition of Prime Capital in addition to the requirements of the Code. It is anticipated that the first distribution will be made in January 1999.

  Subject to the distribution requirements referred to in the immediately preceding paragraph, Prime Capital intends, to the extent practicable, to invest substantially all of the principal from repayments, sales and refinancings of the Company's Targeted Portfolio Investments in additional Targeted Portfolio Investments. Prime Capital may, however, under certain circumstances, make a distribution of principal. Such distributions, if any, will be made at the discretion of the Board of Directors.

  It is anticipated that distributions generally will be taxable as ordinary income to non-exempt stockholders of Prime Capital, although a portion of such distributions may be designated by Prime Capital as long-term capital gain or may constitute a return of capital. Prime Capital will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by Prime Capital, the impact of the accrual of taxable income in excess of cash flow arising from OID investments, Distressed Mortgage Loans and certain other investments and certain adverse tax consequences for stockholders associated with Non-REMIC and REMIC Residual Interests held by the Company, see "Federal Income Tax Considerations--Taxation of Prime Capital" and "--Taxation of Taxable U.S. Stockholders."

                                 DILUTION

  Purchasers of the Common Stock offered hereby will experience an immediate and substantial dilution in the pro forma net tangible book value of the Common Stock from the Offering Price. Net tangible book value per share represents the Company's total tangible assets less total liabilities divided by the total number of shares of Common Stock outstanding. After further giving effect to the sale by the Company of the 8,750,000 shares of Common Stock to be sold by the Company in the Offering (after deducting underwriting discounts and commissions and estimated expenses of the Offering to be paid by the Company), and the application of the net proceeds as set forth for planned repayments of indebtedness, the Company's as adjusted pro forma net tangible book value per share of Common Stock as of March 31, 1998 would have been $15.20, representing an immediate increase of $4.93 in pro forma net tangible book value per share to existing shareholders and an immediate dilution of $4.80 per share to persons purchasing shares in the Common Stock Offering. The following table illustrates this dilution per share of Common Stock:

      Initial public offering price(1)................................ $20.00
        Pro forma net tangible book value before the Common
         Stock Offering(2)..................................... $10.27
        Increase in pro forma net tangible book value
         attributable to the Offering(3).......................   4.93
                                                                ------
      Pro forma net tangible book value after the Common Stock
       Offering(4)....................................................  15.20
                                                                       ------
      Dilution to new investors(5).................................... $ 4.80
                                                                       ======

---------------------

(1) Before deducting the underwriting discounts and commissions and estimated expenses of the Offering.

(2) Pro forma net tangible book value before the Offering is determined by dividing the Company's combined net tangible book value of approximately $13.8 million at March 31, 1998 by 1.344 million shares of Common Stock issued to PCH (assuming a one for one conversion of LP Common Units for Common Stock).

(3) Based upon the Offering Price after the deduction of the underwriting discounts and commissions and estimated expenses of the Offering.

(4) Pro forma net tangible book value after the Offering is determined by dividing the Company's consolidated net tangible book value of approximately $149.3 by 9.8 million shares of Common Stock outstanding.

(5) Dilution is determined by subtracting pro forma net tangible book value after giving effect to the Offering from the Offering Price paid by a new investor for a share of Common Stock.

  The following table sets forth the total contributions to be paid to the Company by purchasers of Common Stock sold in the Offering, the number of Common Units to be issued and the net tangible book value as of March 31, 1998 of the average contribution per share based on total contributions.

                                                                    BOOK VALUE OF
                            COMMON STOCK/        BOOK VALUE OF         AVERAGE
                             COMMON UNITS            TOTAL          CONTRIBUTIONS
                              ISSUED(1)          CONTRIBUTIONS       PER COMMON
                          --------------------- -------------------   STOCK OR
                            AMOUNT      PERCENT  AMOUNT     PERCENT  COMMON UNIT
                          ----------    ------- --------    ------- -------------
                                             (IN 000'S)
Common Stock sold by the
 Company in the
 Offering...............   8,750,000     57.6%  $162,750     75.0%     $18.60
Common Stock sold to FBR
 in the Private
 Placement..............   1,075,269      7.1     20,000      9.2      $18.60
Common Units acquired by
 PCH(1).................   5,376,344(3)  35.3     34,151(2)  15.8       $6.35
                          ----------     ----   --------     ----
    Total...............  15,201,613      100%  $216,901      100%
                          ==========     ====   ========     ====

---------------------

(1) Includes LP Common Units exchangeable into Common Stock or, at the option of the Company, cash. See "Structure and Formation of the Company."

(2) Based upon the March 31, 1998 book value of the minority interest of the Operating Partnership, the Capital Contribution of $25.0 million by PCH, and the proceeds of the note receivable from PCH of $10.0 million (which had previously reduced reported minority interest), less $14.8 million attributable to underwriting discounts and commissions and estimated expenses of the Offering.

(3) Represents the 4.03 million LP Common Units received from the conversion of PCH's limited partnership interests in the Operating Partnership concurrently with the closing of the Offering and the 1.35 million LP Common Units received by PCH as a result of the Capital Contribution.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

                         OF RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

  Prime Capital was organized on September 19, 1997 and through March 31, 1998 its primary activity has consisted of the organization of the Company. See the financial statements located elsewhere in this Prospectus.

  Liquidity and Capital Resources. Prime Capital has been organized and will elect to qualify as a REIT under the Code and, as such, anticipates distributing annually at least 95.0% of its taxable income, subject to certain adjustments. Cash for such distributions is expected to be generated from the Company's operations, although the Company also may borrow funds to make distributions. The Company's revenues will be derived from (i) ownership of Mortgage Loans; (ii) ownership of Preferred Equity; (iii) ownership of Net Leased Real Estate; (iv) ownership of MBS; (v) other real estate related assets and (vi) ownership of 100% of the preferred stock of the Taxable Subsidiary. See "Distribution Policy" and "Federal Income Tax Considerations."

  The principal sources of the Company's funds in the near term will be the net proceeds of the Offering, the issuance of non-REMIC CMOs, reverse repurchase agreements, borrowings under lines of credit to be arranged on behalf of the Company, additional bank borrowings, commercial paper borrowings, mortgage loans on the Company's real estate, sales of mortgage loans to the Taxable Subsidiary for securitization, and future equity offerings.

  The net proceeds of the Offering initially will be invested in readily marketable securities. Management of the Company believes that the net proceeds of the Offering, combined with the cash flow from operations and borrowings, will be sufficient to enable the Company to meet its anticipated liquidity and capital requirements. See "The Company" and "Use of Proceeds."

                              CAPITALIZATION

  The following table sets forth the capitalization of the Company (based upon historical financial statements) as of March 31, 1998 and on a pro forma basis for the Company after giving effect to the Offering and the use of the net proceeds from the Offering as described under "Use of Proceeds." See the historical and pro forma financial information relating to the Company set forth elsewhere in the Prospectus.

                                                                         PRO
                                                         HISTORICAL(2) FORMA(1)
                                                         ------------- --------
                                                         (DOLLARS IN THOUSANDS)
      Minority interest.................................    $13,812    $ 81,583
      Stockholders' equity:
      Preferred Stock, par value $0.01
        Authorized--30,000,000 shares
        Outstanding--0 shares, 0 shares as adjusted.....        --          --
      Common Stock, par value $0.01
        Authorized--200,000,000 shares
        Outstanding--100 shares, 9,825,269 shares, as
         adjusted.......................................        --           98
      Additional Paid-in Capital........................          1     148,976
                                                            -------    --------
        Total Stockholders' equity......................          1     149,074
                                                            -------    --------
          Total capitalization..........................    $13,813    $230,657
                                                            =======    ========

---------------------

(1) Assumes no exercise of the Underwriter's over-allotment option to purchase up to an additional 1,312,500 shares of Common Stock. Does not include 1,520,161 shares of Common Stock reserved for issuance under the Stock Option Plan and up to 228,024 shares of Common Stock (247,712 shares of Common Stock if the Underwriter's over-allotment option is exercised in full) issuable pursuant to a warrant granted to the Underwriter and up to 152,016 shares of Common Stock (165,141 shares of Common Stock if the Underwriter's over-allotment option is exercised in full) issuable pursuant to a warrant granted to FBR Asset Investment Corporation.

(2) Assumes the Company consolidates the Operating Partnership for reporting purposes.

                 PRINCIPAL STOCKHOLDERS OF PRIME CAPITAL

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock and the Common Units immediately following the consummation of the Offering, by (a) each person known by the Company to be the beneficial owner of more than 5.0% of the Common Stock or the Common Units, (b) each director of the Company, (c) each executive officer of the Company, and (d) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds or the number of shares of Common Stock issuable upon conversion of the Common Units held by the person. The extent to which a person holds Common Units as opposed to shares of Common Stock is set forth in the notes to the following table. The Company's Charter and Bylaws provide that holders of Common Units may cause such units to be redeemed, subject to certain limitations and only after the first year following completion of the Offering, for cash equal to the fair market value of a share of Common Stock at the time of exchange or, at the option of the Company, Common Stock on a one-for-one basis.

                            NUMBER OF SHARES
                            OF COMMON STOCK/   PERCENTAGE OF   PERCENTAGE OF ALL
                              COMMON UNITS          ALL          COMMON STOCK/
NAME                       BENEFICIALLY OWNED COMMON STOCK (1) COMMON UNITS (2)
----                       ------------------ ---------------- -----------------
Prime Capital Holding,
 LLC(3)..................      5,376,344              0%             35.4%
FBR Asset Investment
 Corporation(4)..........      1,075,269           10.9%              7.1%
The Prime Group, Inc.(5).      5,376,344              0%             35.4%
Michael W. Reschke(6)....      5,376,344              0%             35.4%
James W. Roiter(7).......      5,376,344              0%             35.4%
All directors and
 executive officers of
 the Company (2 persons).      5,376,344              0%             35.4%

---------------------

(1) Excludes conversion of LP Common Units owned by such beneficial owner into shares of Common Stock on a one for one basis, options granted under the Stock Option Plan and the warrants issued to the Underwriter and FBR Asset Investment Corporation.

(2) Assumes conversion of all LP Common Units owned by such beneficial owner into shares of Common Stock on a one for one basis and excludes options granted under the Stock Option Plan and the warrants issued to the Underwriter and FBR Asset Investment Corporation.

(3) Represents 1,344,086 LP Common Units received by PCH in exchange for the Capital Contribution by PCH, 4,032,258 LP Common Units received by PCH at the time of the Offering in exchange for PCH's limited partnership interests in the Operating Partnership.

(4) Represents 1,075,268 shares of Common Stock to be acquired by FBR Asset Investment Corporation in the Private Placement and excludes 152,016 shares of Common Stock (165,141 shares of Common Stock if the Underwriter's over-allotment option is exercised in full) issuable upon the exercise in full of the FBR Warrant.

(5) Represents 5,376,344 Common Units owned by PCH.

(6) Represents 5,376,344 Common Units owned by PCH.

(7) Represents 5,376,344 Common Units owned by PCH.

                       DESCRIPTION OF CAPITAL STOCK

  The Company was incorporated under the laws of the State of Maryland. Rights of stockholders are governed by the MGCL and by the Charter and Bylaws. The following summary of the terms of the shares of capital stock of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter and Bylaws, forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. Immediately prior to the closing of the Offering, the Company will amend and restate its Charter to authorize the capitalization described below.

AUTHORIZED SHARES

  The Charter provides that the Company may issue up to 200,000,000 shares of Common Stock, par value $0.01 per share, 65,000,000 shares of Excess Shares, par value $0.01 per share ("Excess Shares"), and 30,000,000 shares of Preferred Stock, par value $0.01 per share. Excess Shares are to be issued automatically upon any automatic conversion of shares of Common Stock or Preferred Stock which are purported to be held, transferred or acquired by any person in violation of the ownership limitations contained in the Charter. See "--Restrictions on Ownership and Transfer." As of September 24, 1997, in connection with the formation of the Company, 100 shares of Common Stock were issued to Mr. Reschke and are outstanding. Upon completion of the Offering, there will be 9,825,268 shares of Common Stock issued and outstanding, excluding 1,312,500 shares which are subject to the Underwriter's over-allotment option, and 5,376,344 LP Common Units issued and outstanding.

COMMON STOCK

  All outstanding shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable upon the Closing. Subject to the preferential rights of any other shares or series of shares of capital stock, holders of Common Stock are entitled to receive non-cumulative dividends if and when authorized and declared by the Board of Directors of Prime Capital out of assets legally available therefor and to share ratably in the assets of Prime Capital legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of Prime Capital. Prime Capital intends to pay quarterly dividends.

  Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means in all elections of directors, each holder of Common Stock has the right to cast one vote for each share of stock for each candidate. For a discussion of the voting rights of holders of the Common Stock, including the provisions specifying the vote required by security holders to take action, see "Certain Provisions of Maryland Law and of Prime Capital's Charter and Bylaws."

  No holder of any Common Stock shall have any preemptive right to subscribe for or purchase any stock or other securities of Prime Capital other than such, if any, as the Board of Directors, in its sole discretion, may determine.

  Certain provisions of Prime Capital's Charter and Bylaws and certain provisions of Maryland law could have the effect of delaying, deferring or preventing a change in control of Prime Capital. See "Certain Provisions of Maryland Law and of Prime Capital's Charter and Bylaws."

REGISTRATION RIGHTS

  The Company has granted FBR Asset Investment Corporation, an Affiliate of the Underwriter, certain "demand" and "piggyback" registration rights with respect to shares of Common Stock acquired by it upon the exercise of the FBR Warrant. Subject to certain conditions, such demand registration rights permit holders of such shares to request one demand registration. Subject to certain conditions, such piggyback registration rights permit the holders of such shares to include their shares of Common Stock in the registration by the Company of its equity securities other than in connection with the registration by the Company under the Securities Act of any of its securities (i) pursuant to a shelf registration statement, (ii) in connection with mergers or acquisitions or (iii) in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan.

SHARES OF PREFERRED STOCK

  Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors without the approval of the Company's stockholders. No shares of Preferred Stock are currently issued or outstanding. Prior to the issuance of shares of each series of Preferred Stock, the Board of Directors is required by the MGCL and the Charter to fix for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of the holders of Common Stock. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then market price of such shares of Common Stock. The Board of Directors has no present plans to issue any additional series of Preferred Stock.

RESTRICTIONS ON TRANSFER

  For Prime Capital to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50.0% in value of Prime Capital's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than its first REIT taxable year), and Prime Capital must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than its first REIT taxable year). In addition, if Prime Capital, or an owner of 10.0% or more of Prime Capital, actually or constructively owns 10.0% or more of a tenant of Prime Capital (or a tenant of any partnership in which Prime Capital is a partner), the rent received by Prime Capital (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. See "Federal Income Tax Considerations--Requirements for Qualification."

  Because Prime Capital expects to qualify as a REIT, the Charter contains restrictions on the ownership and transfer of both Common Stock and Preferred Stock which are intended to assist Prime Capital in complying with these requirements. The Ownership Limit set forth in the Charter provides that, subject to certain specified exceptions, no person or entity other than PCH and FBR Asset Investment Corporation may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than (i) 9.9% of the number of outstanding shares of Common Stock or (ii) 9.9% of the number of outstanding shares of Preferred Stock of any class or series (the "Ownership Limit"). The constructive ownership rules of the Code are complex, and may cause Common Stock or Preferred Stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of Common Stock in an amount less than the Ownership Limit (or the acquisition of an interest in an entity that owns, actually or constructively, Common Stock or Preferred Stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to be deemed to own constructively Common Stock or Preferred Stock in excess of the Ownership Limit, or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors. Pension plans and mutual funds are among the entities that are not treated as holders of stock under the "five or fewer requirement" and instead the beneficial owners of such entities are counted as holders of stock for this purpose. The Board of Directors may, but in no event will be required to, waive the Ownership Limit or such other limit as provided in the Charter, as applicable, with respect to a particular stockholder if it determines that such ownership will not jeopardize Prime Capital's status as a REIT and the Board of Directors otherwise decides such action would be in the best interest of Prime Capital. As a condition of such waiver, the Board of Directors may require a ruling from the IRS or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of Prime Capital. The Board of Directors has waived the Ownership Limit for FBR Asset Investment Corporation, which may own up to 10.9% of the Common Stock.

  Subject to certain exceptions described below, the Charter further prohibits any purported transfer of shares of Common Stock or Preferred Stock that would
(i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) result in the shares of Common Stock and Preferred Stock, collectively, being owned by fewer than 100 persons (determined without reference to any rules of attribution),
(iii) result in Prime Capital being "closely held" within the meaning of section 856(h) of the Code, or (iv) cause Prime Capital to own, actually or constructively, 10.0% or more of the ownership interests in a tenant of the Company's real property, within the meaning of section 856(d)(2)(B) of the Code. Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of Common Stock of Prime Capital that will or may violate any of the foregoing restrictions on transferability of ownership is required to give notice immediately to Prime Capital and provide Prime Capital with such other information as Prime Capital may request in order to determine the effect of such transfer on Prime Capital's status as a REIT.

  Pursuant to the Charter, if any purported transfer of Common Stock or Preferred Stock of Prime Capital or any other event would otherwise result in any person violating the Ownership Limit or such other limit as provided in the Charter, as applicable, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the Ownership Limit or such other limit as provided in the Charter, as applicable, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit or such other limit as provided in the Charter, as applicable (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will automatically become an equal number of Excess Shares (the "Shares-in-Trust") and be transferred automatically, by operation of law, to a trust (the "Share Trust"), the beneficiary of which will be a qualified charitable organization selected by Prime Capital (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from Prime Capital of the transfer of shares to the Share Trust, the trustee of the Share Trust (who shall be designated by Prime Capital and be unaffiliated with Prime Capital or any Prohibited Transferee or Prohibited Owner) will be required to sell such Shares-in-Trust to a person or entity who could own such shares without violating the Ownership Limit, or such other limit as provided in the Charter, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Shares-in-Trust or the sales proceeds received by the Share Trust for such Shares-in-Trust. In the case of any Shares-in-Trust issued as a result of any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such Shares-in-Trust to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the Market Price (as defined in the Charter) of such Shares-in-Trust as of the date of such event or the sales proceeds received by the trust for such Shares-in-Trust. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such Shares-in-Trust by the Share Trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by Prime Capital with respect to such Shares-in-Trust, and also will be entitled to exercise all voting rights with respect to such Shares-in-Trust. Subject to Maryland law, effective as of the date that such Shares-in-Trust have been transferred to the Share Trust, the trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner, as applicable, prior to the discovery by Prime Capital that such Shares-in-Trust have been transferred to the Share Trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if Prime Capital has already taken irreversible trust action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by Prime Capital that such Shares-in-Trust have been automatically transferred to the Share Trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary, and any dividend declared but unpaid shall be rescinded. In the event that the transfer to the Share Trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit or such other limit as provided in the Charter, then the Charter provides that the transfer of the Common Stock or Preferred Stock in excess of the Ownership Limit will be void.

  In addition, Shares-in-Trust held in the Share Trust shall be deemed to have been offered for sale to Prime Capital, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Share Trust (or in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date Prime Capital, or its designee, accepts such offer. Prime Capital shall have the right to accept such offer until the trustee has sold the Shares-in-Trust. Upon such a sale to Prime Capital, the interest of the Beneficiary in the Shares-in-Trust sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

  If any purported transfer of Common Stock or Preferred Stock would cause Prime Capital to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to Common Stock or Preferred Stock.

  The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interest of Prime Capital to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by an affirmative vote of two-thirds of the votes entitled to be cast on such matter at a regular or special meeting of the shareholders of Prime Capital. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Charter. Amendments to the Charter require the affirmative vote of holders owning at least two-thirds of the shares of the Common Stock of Prime Capital outstanding and entitled to vote thereon.

  All certificates representing shares of Common Stock of Prime Capital will bear a legend referring to the restrictions described above.

  If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of Prime Capital to have acted as agent on behalf of Prime Capital in acquiring such Excess Shares and to hold such Excess Shares on behalf of Prime Capital.

  Under the Charter, every owner of more than 5.0% (or such lower percentage as required by the Code or the income tax regulations promulgated under the Code (the "Treasury Regulations") of the outstanding Common Stock or Preferred Stock must file a written notice with Prime Capital containing information regarding their ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between one-half of 1.0% and 5.0%, depending upon the number of record holders of Prime Capital's shares. Further, each stockholder shall upon demand be required to disclose to Prime Capital in writing such information as Prime Capital may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of Common Stock or Preferred Stock on Prime Capital's status as a REIT.

  The foregoing ownership limitations may have the effect of precluding acquisition of control of Prime Capital without the consent of the Board of Directors and, consequently, stockholders may be unable to realize a premium for their shares over the then-prevailing market price which is customarily associated with such acquisitions and to ensure compliance with the Ownership Limit, or such other limit as provided in the Charter.

DIVIDEND REINVESTMENT PLAN

  Prime Capital may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in Prime Capital's Common Stock. Details about any such plan would be sent to Prime Capital's stockholders following adoption thereof by the Board of Directors.

REPORTS TO STOCKHOLDERS

  Prime Capital will furnish its stockholders with annual reports containing information regarding the business and performance of the Company, including audited financial statements certified by independent public accountants and distribute quarterly reports containing unaudited financial information for each of the first three quarters of the year.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is LaSalle National
Bank.

LISTING OF THE COMMON STOCK

  The Company intends to apply for listing on The New York Stock Exchange
under the symbol "   ".

                    CERTAIN PROVISIONS OF MARYLAND LAW AND

                  OF PRIME CAPITAL'S CHARTER AND BYLAWS

  The following summary of certain provisions of Maryland law and of the Charter and Bylaws of Prime Capital does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Charter and Bylaws of Prime Capital. Certain provisions of Maryland law and the Charter and Bylaws are described in "Risk Factors" beginning on page 14 in this Prospectus.

CLASSIFICATION OF THE BOARD OF DIRECTORS

  The Charter provides that the number of directors of Prime Capital shall be three, but may be increased or decreased pursuant to the Bylaws but shall not be less than the minimum number required by the MGCL. Any vacancy (other than a vacancy created by stockholders' removal of a director) will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, or in the case of a vacancy resulting from an increase in the number of directors, by a majority of the entire Board of Directors.

  Pursuant to the terms of the Charter, the directors are divided into three classes as nearly equal in size as practicable (except for directors elected by a series of Preferred Stock, if any). One class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, another class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000 and another class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified, and the directors in the other two classes will continue in office. Prime Capital believes that classification of the Board of Directors will help to assure the continuity and stability of the Prime Capital business strategies and policies as determined by the Board of Directors.

  The classified director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of Prime Capital, even though such an attempt might be beneficial to Prime Capital and its stockholders. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Holders of Common Stock will have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of director whose term expires at that meeting.

REMOVAL OF DIRECTORS

  While the Bylaws and the MGCL empower the stockholders to fill vacancies in the Board of Directors that are caused by the removal of a director, the Charter and the MGCL provide that a director may be removed only for cause and only by the affirmative vote of at least a majority of the votes then entitled to be cast in the election of directors. Under the MGCL, the term "cause" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation.

BUSINESS COMBINATIONS

  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between the Company and any Interested Stockholder or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of Directors and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the Company's voting stock and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the Company's voting stock other than shares held by the Interested Stockholder with whom (or with whose Affiliate) the business combination is to be effected, unless, among other things, the Company's stockholders receive a minimum price (as defined in the MGCL) for their shares of stock and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. As permitted by the MGCL, the Board of Directors of the Company has opted out of the business combinations provisions of the MGCL with respect to any business combinations involving PGI or any of its Affiliates (including PCH and Mr. Reschke).

CONTROL SHARE ACQUISITIONS

  The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

  If voting rights are not approved at the stockholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares of stock are considered and not approved. If voting rights for Control Shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

  The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the corporation's charter or bylaws.

  Prime Capital's Bylaws contain a provision exempting from the control shares acquisition statute any and all acquisitions by any person of the Prime Capital shares of stock. There can be no assurance that such provision will not be amended or eliminated by the Board of Directors at any point in the future.

  If the foregoing exemption in the Bylaws is rescinded, the control shares acquisition statute could have the effect of discouraging offers to acquire Prime Capital and of increasing the difficulty of consummating any such offer.

AMENDMENT TO THE CHARTER AND BYLAWS

  Prime Capital reserves the right from time to time to make any amendment to its Charter now or hereafter authorized by law, including any amendments which alter the contract rights as expressly set forth in the Charter of any shares of outstanding stock, provided that no such amendment which changes the terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the outstanding shares entitled to vote thereon. The Charter provides that provisions relating to Prime Capital's election to be taxed as a REIT, approval of certain matters by the Independent Directors, dissolution of the Company and certain restrictions on the transferability of Common Stock or Preferred Stock cannot be amended without the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of Directors voting together as a single class. The Bylaws may be amended by a majority of the Board of Directors or by the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of Directors voting together as a single class. The Charter provides that any amendment of the provisions of the Charter relating to indemnification of officers and directors shall not retroactively affect any act or failure to act that occurred prior to the amendment.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  The Bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only
(i) pursuant to Prime Capital's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, only the business specified in Prime Capital's notice of meeting may be brought before the meeting of stockholders.

MEETINGS OF STOCKHOLDERS

  The Company's Bylaws provide for annual meetings of stockholders, commencing with the year 1999, to elect the Board of Directors and transact such other business as may properly be brought before the meeting. According to the Bylaws, special meetings of stockholders may be called by the President, the Chief Executive

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


Officer or the Board of Directors and shall be called at the request in writing of the holders of 25.0% or more of the outstanding stock of Prime Capital entitled to vote.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

  The business combination provisions of the MGCL, the provisions of the Charter on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of Prime Capital or any other transaction that might involve a premium price for holders of Common Stock or otherwise may let be in their best interests. In addition, if the current provision in the Bylaws exempting acquisitions from the control shares acquisition provision of the MGCL were amended or eliminated, the control shares acquisition provision of the MGCL could have the effect of discouraging offers to acquire Prime Capital and of increasing the difficulty of consummating any such offer. See "Risk Factors--Certain Anti-Takeover Provisions May Inhibit a Change in Control of the Company."

                    COMMON STOCK AVAILABLE FOR FUTURE SALE

GENERAL

  Prior to the date of this Prospectus, there has been no public market for shares of Common Stock. The Company intends to apply for listing of its shares of Common Stock on the New York Stock Exchange. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock (including sales pursuant to Rule 144 under the Securities Act), or the availability of shares of Common Stock for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of shares of Common Stock (including shares of Common Stock issued upon the exercise of options, warrants or conversion of shares of preferred stock), or the perception that such sales could occur, may affect adversely prevailing market prices of shares of Common Stock and impair the Company's ability to obtain additional capital through the sale of equity securities.

  Upon the closing of the Offering, Prime Capital will have outstanding 9,825,268 shares of Common Stock (assuming that the Underwriter's over-allotment option is not exercised). Of these shares, the 8,750,000 shares of Common Stock sold in the Common Stock Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Charter. See "Description of Capital Stock--Restrictions on Transfer." The remaining 1,075,268 shares of Common Stock outstanding will be restricted securities ("Restricted Securities") within the meaning of Rule 144 under the Securities Act. In addition, the Company has reserved 5,376,344 shares of Common Stock for issuance upon the exchange of LP Common Units held by limited partners of the Operating Partnership. The LP Common Units may be redeemed for cash or, at the option of the Company, for shares of Common Stock on a one-for-one basis one year after their date of issuance.

  Additionally, upon the closing of the Offering, an outstanding warrant will entitle the Underwriter to purchase up to 228,024 shares of Common Stock (247,712 shares if the Underwriter exercises its over-allotment option in full) at a price per share of $18.60. The warrant may not be sold, transferred, assigned or hypothecated for a period of one year from the Closing Date of the Offering and will be exercisable for a period of five years from the Closing Date of the Offering. The Company is obligated to effect a registration statement with respect to the shares of Common Stock issuable upon exercise of the warrant to the effect that any and all of such shares of Common Stock will be freely tradeable upon issuance.

  Additionally, upon the closing of the Offering, an outstanding warrant will entitle FBR Asset Investment Corporation to purchase up to 152,016 shares of Common Stock (165,141 shares if the Underwriter exercises its over-allotment option in full) at a price per share of $18.60 after the first anniversary of the Offering at the Offering Price net of underwriting discount and will be exercisable for a period of five years from the Closing Date of the Offering.


  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with them in accordance with Rule 144) who has beneficially owned "restricted securities" (defined generally as

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


securities acquired from the issuer or an affiliate of the issuer in a transaction not involving a public offering) for at least one year, would be entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1.0% of the then-outstanding number of shares of Common Stock or 1.0% of the average weekly trading volume of the shares of Common Stock, during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated with them in accordance with Rule 144) who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements. An "affiliate" of the Company is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the Company.

  The Company and its directors and executive officers have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock of Prime Capital without the prior written consent of the Underwriter for a period of 180 days from the date of this Prospectus.


  Additionally, upon the closing of the Offering, it is contemplated that there will be outstanding stock options that will be granted at the Offering Price, to certain executive officers, directors and employees of the Company, none of which will be exercisable until one year from the date of grant. The number of shares to be subject to such stock options will be 10% of the number of shares to be issued pursuant to the Offering, assuming the Underwriter fully exercises its over-allotment option.

  No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Stock.

REGISTRATION RIGHTS

  The Company has granted registration rights to FBR Asset Investment Corporation in connection with shares issuable upon exercise of the FBR Warrant. The Company will bear expenses arising from exercise of all of the foregoing registration rights, except that the Company shall not pay any underwriting discounts or commissions, transfer taxes, relating to registration of such shares of Common Stock.

                          PARTNERSHIP AGREEMENT

  The following summary of the Amended and Restated Agreement of Limited Partnership of Prime Capital Investment, L.P. (the "Partnership Agreement"), and the descriptions of certain provisions set forth elsewhere in this Prospectus, are qualified in their entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

MANAGEMENT

  The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. The Company will be the managing general partner of, and will initially hold approximately 64.6% of the economic interests in, the Operating Partnership. The Company will conduct substantially all of its business through the Operating Partnership, except for origination, warehousing, securitization, structuring, hedging and servicing of certain Mortgage Loans, which will be conducted through the Taxable Subsidiary in order to preserve the Company's REIT status. The Operating Partnership will own a 95.0% economic interest in the Taxable Subsidiary through the ownership of 100.0% of the Taxable Subsidiary's preferred stock. Generally, pursuant to the Partnership Agreement, the Company, as the managing general partner of the Operating Partnership, will have full, exclusive and complete responsibility and discretion in the

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


management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings and to cause changes in the Operating Partnership's line of business and distribution policies.

  The limited partners in their capacities as limited partners of the Operating Partnership will have no authority to transact business for, or participate in the management or decisions of, the Operating Partnership, except as provided in the Partnership Agreement and as required by applicable law. However, any decision of the Operating Partnership to effect certain amendments to the Partnership Agreement, to take title to any property other than in the name of the Operating Partnership or, to institute any proceeding for bankruptcy or make a general assignment for the benefit of creditors generally would require the consent of a majority in interest of the Common Units (including the interests of the Company, which will represent approximately 64.6% of the general partnership interests upon completion of the Offering). Further, the Operating Partnership may not be dissolved prior to December 31, 2050 (which is the expiration of the Operating Partnership's term) without the consent of a majority of the holders of the Common Units. The limited partners have no right to remove the Company from its capacity as general partner of the Operating Partnership.

INDEMNIFICATION

  To the extent permitted by law, the Partnership Agreement provides for indemnification of the Company, as managing general partner, its directors, officers and such other persons as the Company may designate to the same extent indemnification is provided to officers and directors of the Company in the Charter, and limits the liability of the Company and its officers and directors to the Operating Partnership to the same extent liability of officers and trustees of the Company is limited under the Charter.

TRANSFERABILITY OF INTERESTS

  Except for a transaction described in the following two paragraphs, the Partnership Agreement provides that the Company may not withdraw from the Operating Partnership or transfer or assign its general partner interest in the Operating Partnership, nor may another general partner be admitted to the Operating Partnership, without the consent of the existing general partner. A limited partner may transfer its interests in the Operating Partnership to a transferee subject to certain conditions, including that such transferee assumes all obligations of the transferor limited partner and provided further that such transfer does not cause a termination of the Operating Partnership for federal or state income tax purposes and does not cause the Company to cease to comply with requirements under the Code for qualification as a REIT.

EXTRAORDINARY TRANSACTIONS

  The Partnership Agreement provides that the Company may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, recapitalization or change of outstanding Common Stock (a "Business Combination"), unless the holders of Common Units will receive, or have the opportunity to receive, the same consideration per Common Unit as holders of Common Stock receive per share of Common Stock in the transaction; if holders of Common Units will not be treated in such manner in connection with a proposed Business Combination, the Company may not engage in such transaction unless limited partners holding more than 50.0% of the Common Units vote to approve the Business Combination. In addition, as provided in the Operating Partnership Agreement, the Company will not consummate a Business Combination in which the Company conducted a vote of the shareholders unless the matter would have been approved had holders of Common Units been able to vote together with the shareholders on the transaction. The foregoing provision of the Partnership Agreement would under no circumstances enable or require the Company to engage in a Business Combination which required the approval of the Company's shareholders if the Company's shareholders did not in fact give the requisite approval. Rather, if the Company's shareholders did approve a Business Combination, the Company would not consummate the transaction unless
(i) the Company as managing general partner first conducts a vote of holders of Common Units (including the Company) on the matter, (ii) the Company votes the Common Units held by it in the same proportion as the shareholders of the Company voted on the matter at the shareholder vote and (iii)

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


the result of such vote of the Common Unit holders (including the proportionate vote of the Company's Common Units) is that had such vote been a vote of shareholders, the Business Combination would have been approved by the shareholders. As a result of these provisions of the Operating Partnership, a third party may be inhibited from making an acquisition proposal that it would otherwise make, or the Company, despite having the requisite authority under its Charter, may not be authorized to engage in a proposed Business Combination.

ISSUANCE OF ADDITIONAL COMMON UNITS

  As managing general partner of the Operating Partnership, the Company has the ability to cause the Operating Partnership to issue additional Common Units representing general and limited partnership interests in the Operating Partnership, including preferred Common Units of limited partnership interests.

CAPITAL CONTRIBUTIONS

  The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, the Company may borrow such funds from a financial institution or other lender or through public or private debt offerings and lend such funds to the Operating Partnership on comparable terms and conditions as are applicable to the Company's borrowing of such funds. As an alternative to borrowing funds required by the Operating Partnership, the Company may contribute the amount of such required funds as an additional capital contribution to the Operating Partnership. The Partnership Agreement and the Stock Option Plan also provide that in the event the Company issues additional shares of capital stock (including any issuance of Common Stock pursuant to the Company's Stock Option Plan), the Company is required to contribute to the Operating Partnership as an additional capital contribution any net proceeds from such issuance in exchange for additional partnership interests with preferences and rights corresponding to the beneficial interests so issued. If the Company so contributes additional capital to the Operating Partnership, the Company's partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company.

AWARDS UNDER THE STOCK OPTION PLAN

  If options granted in connection with the Stock Option Plan are exercised at any time or from time to time, the Partnership Agreement requires the Company to contribute to the Operating Partnership as an additional contribution the exercise price received by the Company in connection with the issuance of Common Stock to such exercising participant. Upon such contribution the Company will be issued a number of Common Units in the Operating Partnership equal to the number of Common Stock so issued, subject to certain adjustments.

OPERATIONS

  The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT and to avoid any federal income or excise tax liability. The Partnership Agreement provides that the net operating cash revenues of the Operating Partnership, as well as net sales and refinancing proceeds, will be distributed from time to time as determined by the Company (but not less frequently than quarterly) pro rata in accordance with the partners' respective percentage interests. Pursuant to the Partnership Agreement, the Operating Partnership will assume and pay when due, or reimburse the Company for payment of, all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Operating Partnership and all costs and expenses relating to the operations of the Company.

LIMITED PARTNER EXCHANGE RIGHTS

  Subject to certain conditions beginning twelve months following completion of the Offering, each Common Unit held by a limited partner may be exchanged for one Common Stock (subject to adjustment) or, at the option of the Company, cash equal to the fair market value of a Common Stock at the time of exchange. However, no

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


limited partner may exchange any Common Units for Common Stock if such entity's actual or constructive ownership of such Common Stock would violate the Ownership Limit with respect to the Common Stock. Following the expiration of the foregoing restrictions, any Common Stock issued to the limited partners upon exchange of their respective Common Units may be sold in the public market pursuant to the registration statements which the Company will be obligated to file pursuant to the exercise of registration rights that have been granted by the Company or available exemptions from registration.

TAX MATTERS

  Pursuant to the Partnership Agreement, the Company will be the "tax matters partner" of the Operating Partnership and, as such, will have authority to make certain tax decisions under the Code on behalf of the Operating Partnership.

  The net income or net loss of the Operating Partnership generally will be allocated to each class of Partners in accordance with the relative aggregate percentage interests of each such class, and within each class, to the Partners in accordance with their respective percentage interests in such class, subject to compliance with the provisions of Sections 704(b), respecting allocations generally, and 704(c), respecting allocations with respect to contributed properties, of the Code and the applicable Treasury Regulations. For further discussion of such allocations, see "Federal Income Tax Considerations--Income Taxation of the Operating Partnership and Its Partners."

DUTIES AND CONFLICTS

  Except as otherwise set forth in "Certain Relationships and Related Transactions" any limited partner may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

REDEMPTION RIGHTS

  It is anticipated that pursuant to the Partnership Agreement, the limited partners will have the right (the "Redemption Rights") to cause the Operating Partnership to redeem their Common Units for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis. The redemption price will be paid in cash in the discretion of the Company or in the event that the issuance of shares of Common Stock to the redeeming limited partner would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limit, (ii) result in shares of capital stock of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such redeeming limited partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act.

DISTRIBUTIONS

  It is anticipated that the Partnership Agreement will provide that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, it is anticipated that any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the General Partner has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

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


TERM

  The Operating Partnership will continue in full force and effect until December 31, 2050 or until sooner dissolved and terminated upon the dissolution, bankruptcy, insolvency or termination of the Company (unless the limited partners elect to continue the Operating Partnership), the election of the Company with the consent of a majority in interest of the limited partners, the sale or other disposition of all or substantially all the assets of the Operating Partnership or by operation of law.

                    FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of Common Stock who purchases such stock in the Offering. Winston & Strawn has acted as tax counsel ("Tax Counsel") to Prime Capital in connection with the Offering and the preparation of this Prospectus. This summary should not be construed as tax advice. The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including, without limitation, insurance companies, financial institutions, broker-dealers, persons whose functional currency is other than the United States dollar, persons who hold the Common Stock as part of a straddle, hedging, or conversion transaction or, except as specifically described herein, tax-exempt entities and foreign persons) who are subject to special treatment under the federal income tax laws. In addition, this summary is generally limited to investors who will hold the shares of Common Stock as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code.

  The statements in this summary are based on current provisions of the Code, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. The provisions of the Code, the Treasury Regulations promulgated thereunder and the administrative and judicial interpretations thereof that concern REITs are highly technical and complex and this summary is qualified in its entirety by such Code provisions, Treasury Regulations, and administrative and judicial interpretations. No assurance can be given that future legislative, judicial, or administrative actions or decisions will not affect the accuracy of any statements in this summary. In addition, no ruling will be sought from the Internal Revenue Service (the "IRS") with respect to any matter discussed herein, and there can be no assurance that the IRS or a court will agree with the statements made herein.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, AND SALE OF COMMON STOCK AND OF PRIME CAPITAL'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

  Prime Capital intends to make an election to be taxed as a REIT under sections 856 through 860 of the Code and the applicable Treasury Regulations promulgated thereunder, which together set forth the requirements for qualifying as a REIT (the "REIT Requirements"), beginning with its taxable year beginning on January 1, 1998 and ending on December 31, 1998. Prime Capital believes that it will be organized and will operate in such a manner to qualify for taxation as a REIT under the Code. No assurance can be given, however, that Prime Capital actually will operate in such a manner to so qualify as a REIT or will continue to operate in such a manner so as to remain qualified as a REIT.

  Subject to the qualifications stated herein and in its opinion, Tax Counsel has given Prime Capital an opinion that Prime Capital will qualify to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 1998 and that its organization and proposed method of operation will enable it to qualify as a REIT in the future. An opinion of counsel is not binding on the IRS or a court and there can be no assurance that the IRS or a court will not take a position different from that expressed by Tax Counsel. It also must be emphasized that Tax Counsel's opinion is based on various assumptions and is conditioned upon numerous representations made by Prime Capital as to factual matters, including those related to its businesses and properties as set forth in this Prospectus. Tax Counsel has not independently verified Prime Capital's representations. Moreover, Prime Capital's qualification and taxation as a REIT depend upon Prime Capital's ability to meet on a continuing basis the actual operating results, distribution levels, diversity of stock ownership and the various other qualification tests imposed by the Code as discussed below. Tax Counsel will not review Prime Capital's compliance with these tests on a continuing basis. Accordingly, no assurance can be given that the actual results of Prime Capital's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. See "--Requirements for Qualification--Failure to Qualify."

TAXATION OF PRIME CAPITAL

  For any taxable year in which Prime Capital qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on that portion of its ordinary income or capital gain that is currently distributed to its stockholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the stockholder level) that generally results from an investment in a corporation.

  Even if Prime Capital continues to qualify for taxation as a REIT, it may be subject to federal income tax in certain circumstances. First, Prime Capital will be taxed at regular corporate rates on any undistributed "REIT taxable income" and undistributed net capital gains. Second, under certain circumstances, Prime Capital may be subject to the corporate "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if Prime Capital has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, Prime Capital will be subject to tax on such income at the highest regular corporate rate (currently, 35.0%). Fourth, if Prime Capital has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property or property that is involuntarily converted), such income will be subject to a 100% tax. Fifth, if Prime Capital should fail to satisfy the 75.0% gross income test or the 95.0% gross income test (as discussed below), but nonetheless maintain its qualification as a REIT because certain other requirements are met, Prime Capital will be subject to a 100% tax on the gross income attributable to the greater of the amount by which Prime Capital fails the 75.0% or the 95.0% test, multiplied by a fraction intended to reflect Prime Capital's profitability. Sixth, if Prime Capital should fail to distribute for each calendar year at least the sum of (i) 85.0% of its REIT ordinary income for such year, (ii) 95.0% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Prime Capital will be subject to a 4.0% excise tax on the excess of such required distribution over the amounts actually distributed. However, to the extent Prime Capital elects to retain and pay income tax on net long-term capital gains it received during the year such amounts will be treated as having been distributed for purposes of the 4.0% excise tax. Finally, if Prime Capital acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate level tax) in a transaction in which the basis of the asset in Prime Capital's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and Prime Capital subsequently recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which the asset was acquired by Prime Capital, then, pursuant to guidelines issued by the IRS, the excess of (i) the fair market value of the asset as of the beginning of the applicable Recognition Period, over (ii) Prime Capital's adjusted basis in such asset as of the beginning of such Recognition Period (i.e., "built-in gain") will be subject to tax at the highest regular corporate rate. The results described above with respect to the tax on

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


"built-in-gain" assume that Prime Capital will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. Upon the acquisition of a corporation which is a "qualified REIT subsidiary" Prime Capital also would be taxed on any built-in gain attributable to the built-in gain associated with the Qualified REIT Subsidiary's assets. See "--Requirements for Qualification--Qualified REIT Subsidiary."

  Prime Capital will be subject to tax at the highest marginal corporate rate on the portion of any excess inclusion (see "Taxation of Taxable U.S. Stockholders" for a fuller discussion of Excess Inclusion income) derived by Prime Capital from REMIC Residual Interests ("Excess Inclusion") equal to the percentage of the stock of Prime Capital held by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). Any such tax on the portion of any Excess Inclusion allocable to stock of Prime Capital held by a Disqualified Organization will reduce the cash available for distribution from Prime Capital to all stockholders.

  If Prime Capital invests in properties in foreign countries, Prime Capital's profits from such investments will generally be subject to tax in the countries where such properties are located. The precise nature and amount of any such taxation will depend on the laws of the countries where the properties are located. If Prime Capital satisfies the annual distribution requirements for qualification as a REIT and is therefore not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its stockholders, Prime Capital will generally not be able to recover the cost of any foreign tax imposed on profits from its foreign investments by claiming foreign tax credits against its U.S. tax liability on such profits. Moreover, a REIT is not able to pass foreign tax credits through to its stockholders.

  Prime Capital will use the calendar year for both federal income tax purposes and financial reporting purposes.

REQUIREMENTS FOR QUALIFICATION

  To qualify as a REIT, Prime Capital must meet and continue to meet the requirements, discussed below, relating to Prime Capital's organization, the sources of its gross income, the nature of its assets, and the level of distributions to its stockholders.

 ORGANIZATIONAL REQUIREMENTS

  The Code requires that a REIT be a corporation, trust, or association:

    (i) which is managed by one or more trustees or directors;

    (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

    (iii) which would be taxable as a domestic corporation but for compliance with the REIT Requirements;

    (iv) which is neither a financial institution nor an insurance company subject to certain special provisions of the Code;

    (v) the beneficial ownership of which is held by 100 or more persons;

    (vi) at no time during the last half of each taxable year is more than 50.0% in value of the outstanding stock owned, directly or indirectly through the application of certain attribution rules, by or for five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds)(the "5/50 Rule");

    (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status;

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

    (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and

    (ix) which meets certain other tests, described below, regarding the nature of its income and assets.

  The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) do not apply until after the first taxable year for which a REIT election is made. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

  Prime Capital anticipates issuing sufficient Common Stock with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi). In addition, Prime Capital's Charter provides for restrictions regarding the transfer of the Common Stock that are intended to assist Prime Capital in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Common Stock--Restrictions on Transfer." For purposes of determining ongoing compliance with the 100 holder requirement, Treasury Regulations require Prime Capital to issue letters to certain stockholders demanding information regarding the amount of shares each such stockholder actually or constructively owns ("stockholder demand letters"). If Prime Capital fails to comply with these regulatory rules it will be subject to a $25,000 penalty ($50,000 for intentional violations).

  As set forth in (vi) above, to qualify as a REIT, Prime Capital must also satisfy the requirement set forth in Section 856(a)(6) of the Code that it not be closely held. Prime Capital will not be closely held so long as at all times during the last half of any taxable year of Prime Capital (other than the first taxable year for which the REIT election is made) not more than 50.0% in value of its outstanding stock is owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities, other than, in general, qualified domestic pension funds). Although the Charter of Prime Capital contains certain restrictions on the ownership and transfer of the Common Stock, the restrictions do not ensure that Prime Capital will be able to satisfy the 5/50 Rule requirement. If Prime Capital fails to satisfy the 5/50 Rule, Prime Capital's status as a REIT will terminate, and Prime Capital will not be able to prevent such termination. However, if Prime Capital complies with the procedures prescribed in the Treasury Regulations for issuing stockholder demand letters and does not know, or with the exercise of reasonable diligence would not have known, that the 5/50 Rule was violated, the requirement will be deemed to be satisfied for the year. See "Requirements for Qualification--Failure to Qualify."

 QUALIFIED REIT SUBSIDIARY

  If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," within the meaning of section 856(i) of the Code that subsidiary is disregarded for Federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities and such items of the REIT itself. A "qualified REIT subsidiary" is a corporation all of the capital stock of which is owned by the REIT. However, if an existing corporation is acquired by a REIT and is a "qualified REIT subsidiary", all of its pre-REIT earnings and profits must be distributed before the end of the REIT's taxable year. Prime Capital currently does not own any qualified REIT subsidiaries.

 OWNERSHIP OF A PARTNERSHIP INTEREST

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the assets of the partnership corresponding to the REIT's capital interest

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in such partnership and is deemed to be entitled to the income of the partnership attributable to such proportionate share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests. Currently, Prime Capital is a partner in the Operating Partnership.

  Accordingly, Prime Capital's proportionate share of the assets, liabilities and items of income of the Operating Partnership are treated as assets, liabilities and items of income of Prime Capital for purposes of applying the REIT Requirements, provided that the Operating Partnership is treated as a partnership for federal income tax purposes. See "--Tax Aspects of Prime Capital's Investment in the Operating Partnership--Partnership Classification."

 INCOME TESTS

  To maintain its qualification as a REIT, Prime Capital must satisfy two gross income requirements annually. First, at least 75% of Prime Capital's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95.0% of Prime Capital's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

  The term "interest," as defined for purposes of the 75.0% and 95.0% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75.0% and 95.0% gross income tests.

  Interest on obligations secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75.0% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95.0% of the assets of a REMIC consists of real estate assets (determined as if Prime Capital held such assets), Prime Capital will be treated as receiving directly its proportionate share of the income of the REMIC. In addition, if Prime Capital receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date Prime Capital purchased the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause Prime Capital to recognize income that is not qualifying income for purposes of the 75.0% gross income test.

  Winston & Strawn is of the opinion that the interest, OID, and any market discount income that Prime Capital derives from its investments in MBS and Mortgage Loans generally will be qualifying interest income for purposes of both the 75.0% and the 95.0% gross income tests, except to the extent that less than 95.0% of the assets of a REMIC in which Prime Capital holds an interest consists of real estate assets (determined as if Prime Capital held such assets), and Prime Capital's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75.0% and 95.0% gross income tests. Most of the

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


income that Prime Capital recognizes with respect to its investments in Mortgage Loans will be qualifying income for purposes of both gross income tests. In some cases, however, the loan amount of a Mortgage Loan, particularly with respect to a Distressed Mortgage Loan or any Subordinated Interest, may exceed the value of the real property securing the loan, which will result in a portion of the interest income from the loan being classified as qualifying income for purposes of the 95.0% gross income test, but not for purposes of the 75.0% gross income test. It is also possible that, in some instances, the interest income from a Mortgage Loan, particularly a Distressed Mortgage Loan, may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75.0% and the 95.0% gross income tests.

  Prime Capital may originate or acquire Construction or Mezzanine Loans that have shared appreciation provisions. To the extent interest from a loan that is based on the cash proceeds from the sale of property constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75.0% and 95.0% gross income tests. Also, Prime Capital may be required to recognize income from a shared appreciation provision over the term of the related loan using the constant yield method pursuant to certain Treasury Regulations.

  Prime Capital may originate or acquire Mortgage Loans and securitize such loans through the issuance of non-REMIC CMOs. As a result of such transactions, Prime Capital will retain an equity ownership interest in the Mortgage Loans that has economic characteristics similar to those of a MBS or a Subordinated Interest. In addition, Prime Capital may securitize MBS (or non-REMIC CMOs) through the issuance of non-REMIC CMOs, retaining an equity interest in the MBS used as collateral in the resecuritization transaction. Such transactions will not cause Prime Capital to fail to satisfy the gross income tests or the asset tests described below.

  Prime Capital may receive income not described above that is not qualifying income for purposes of either or both of the 75.0% and 95.0% gross income tests. Prime Capital will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with both the 75.0% and the 95.0% gross income tests. It is contemplated that the Taxable Subsidiary will undertake certain of the activities which would produce nonqualifying income. Dividends received by Prime Capital from the Taxable Subsidiary will constitute qualifying income for purposes of the 95% test, but not the 75% test. The amount of dividends available for distribution to Prime Capital by the Taxable Subsidiary will be less than the comparable amount of income that Prime Capital otherwise would receive if it engaged in the nonqualifying activities directly because the Taxable Subsidiary will be subject to a corporate level tax on its taxable income, thereby reducing the amount of cash available for distribution. The existing REIT qualification rules prohibit Prime Capital from owning more than 10% of the voting stock of the Taxable Subsidiary or owning a combined stock and debt interest in the Taxable Subsidiary which exceeds 5% of the value of Prime Capital's total assets. Moreover, REIT legislation proposed by the Clinton administration and currently being considered by Congress, if enacted, would either limit Prime Capital's ownership of the Taxable Subsidiary or restrict the future level of operations of the Taxable Subsidiary. In either event, the economic benefit to Prime Capital from the Taxable Subsidiary would be substantially reduced. Such REIT qualification rules, whether under existing law or, if enacted, the administration's REIT proposals, would similarly adversely affect the ability of Prime Capital to receive the economic benefit of any corporation performing nonqualifying income-producing activities. See "--Other Tax Considerations--Clinton REIT Proposals."

  Rents received by Prime Capital will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent received or accrued with respect to any property must not be based in whole or in part on the income or profits derived by any person from such property, although an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or gross sales. Rents received from a tenant that are based on the tenant's income from the property will

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


not be treated as rents based on income or profits and thus excluded from the term "rents from real property" if the tenant derives substantially all of its income with respect to such property from the leasing or subleasing of substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by a REIT. Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10.0% or more of the REIT, directly or constructively owns 10.0% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15.0% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from whom the REIT derives no income. The independent contractor requirement, however, does not apply to the extent the services rendered by the REIT are customarily furnished or rendered in connection with the rental of the real property such that they are services that a tax-exempt organization could provide to its tenants without causing its rental income to be unrelated business taxable income under the Code. A tax-exempt organization may provide services which are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant," without incurring unrelated business taxable income. A de minimis exception allows a REIT to provide non-customary services to its tenants and not disqualify income as rents from real property so long as the value of the impermissible services does not exceed 1.0% of the Company's gross income from the property. The amount the Company receives that is attributable to impermissible services cannot be valued at less than 150.0% of the direct cost to the REIT of providing these services.

  Prime Capital has represented that it will not charge rent for any portion of any real property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above) to the extent that the receipt of such rent would jeopardize Prime Capital's status as a REIT. In addition, Prime Capital has represented that, to the extent that it receives rent from a Related Party Tenant, such rent will not cause Prime Capital to fail to satisfy either the 75.0% or 95.0% gross income test. Prime Capital also has represented that it will not allow the rent attributable to personal property leased in connection with any lease of real property to exceed 15.0% of the total Rent received under the lease, if the receipt of such Rent would cause Prime Capital to fail to satisfy either the 75.0% or 95.0% gross income test. Finally, Prime Capital has represented that it will not operate or manage its real property or furnish or render noncustomary services to the tenants of its real property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize Prime Capital's status as a REIT.

  If Prime Capital acquires Preferred Equity, the tax treatment of the income from such investment will depend upon whether the underlying real estate operating company that issued such equity is classified as a partnership or a corporation for tax purposes. If the real estate operating company issuing such Preferred Equity is classified as a partnership for tax purposes so that Prime Capital is treated as being a partner in a partnership, Prime Capital's allocable share of the income of such entity will have the same character it would have if Prime Capital was conducting such activity directly. In such situation, while real estate rental income received by such real estate operating company will generally constitute qualifying income, Prime Capital could potentially receive income which would not constitute qualifying income for purposes of the gross income tests if the real estate operating company provides noncustomary services to the tenants of the property that are above the acceptable de minimis amount, or rent from the real property otherwise fails to qualify as "rents from real property," as described above.

  If the real estate operating company issuing such Preferred Equity is classified as a corporation for tax purposes so that Prime Capital is a stockholder in a corporation, the income that Prime Capital will receive from such investment will constitute dividend income (or, under certain circumstances, capital gain). While this dividend income (or capital gain) would constitute qualifying income for purposes of the 95.0% test, this dividend income (or capital gain) will not constitute qualifying income for purposes of the 75.0% test unless

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such real estate operating company is also a qualified REIT. In addition, if such real estate operating company is classified as a corporation then such investment will also be structured so that (i) Prime Capital does not own 10.0% or more of the voting securities of such company and (ii) the value of Prime Capital's investment in such company does not constitute more than 5.0% of the value of Prime Capital's total assets. See "--Requirements for Qualification--Asset Tests."

  If Prime Capital makes a Loan that is secured by an equity interest in a real estate operating company, the interest received on the Loan will constitute qualifying income for purposes of the 95.0% test, but will not constitute qualifying income for purposes of the 75.0% test if the real estate operating company is classified as a corporation for tax purposes. If, however, the real estate operating company is classified as a partnership for tax purposes, the interest income may constitute qualifying income depending upon the nature of the underlying assets of the partnership. If the Company acquires an equity interest in a real estate operating company through foreclosure, the determination of whether the income resulting from such equity investment will constitute qualifying income for purposes of the 95.0% and 75.0% tests will be made in the same manner as applies to investments in Preferred Equity, as discussed above. In such event, if the real estate operating company would be classified as a partnership for tax purposes, the income from such investment may not constitute qualifying income if the real estate operating company provides noncustomary services to the tenants of the property that are above the acceptable de minimis amount. If any foreclosure would cause such a problem, the Company may be required to hire an independent contractor, from which the Company receives no income, to operate the property on behalf of Prime Capital.

  REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75.0% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. Prime Capital does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75.0% and 95.0% gross income tests, but, if Prime Capital does receive any such income, Prime Capital will make an election to treat the related property as foreclosure property.

  If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75.0% or 95.0% gross income test. Prime Capital anticipates that any income it receives with respect to Ineligible Property will be qualifying income for purposes of the 75.0% and 95.0% gross income tests.

  It is possible that, from time to time, Prime Capital will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that Prime Capital enters into an interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument to reduce its interest rate risk with respect to debt that was or will be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95.0% gross income test, but not the 75.0% gross income test. To the extent that Prime Capital hedges with other types of financial instruments that are not similar to the above or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. Prime Capital intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. If necessary, Prime Capital may conduct some or all of its hedging activities through the Taxable Subsidiary.


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  If Prime Capital fails to satisfy one or both of the 75.0% or the 95.0%
gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if (i) Prime Capital's failure to meet such test(s) was due to reasonable cause and not due to willful neglect, (ii) Prime Capital reported the nature and amount of each item of its income included in the test(s) for such taxable year on a schedule attached to its return, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, Prime Capital would be entitled to the benefit of these relief provisions. For example, if Prime Capital fails to satisfy the gross income tests because nonqualifying income that Prime Capital intentionally earns exceeds the limits on such income, the IRS could conclude that Prime Capital's failure to satisfy the tests was not due to reasonable cause. As discussed above in "Federal Income Tax Considerations--Taxation of Prime Capital" even if these relief provisions apply, Prime Capital will still be subject to a 100% tax on the gross income attributable to the greater of the amount of by which Prime Capital failed the 75.0% or the 95.0% test, multiplied by a fraction intended to reflect Prime Capital's profitability.

 ASSET TESTS

  Prime Capital, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75.0% of the value of Prime Capital's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where Prime Capital raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following Prime Capital's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95.0% of the assets of a REMIC consists of "real estate assets" (determined as if Prime Capital held such assets), Prime Capital will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs. For purposes of the 75.0% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest" in real property also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, of the investments not included in the 75.0% asset class, the value of any one issuer's securities owned by Prime Capital may not exceed 5.0% of the value of Prime Capital's total assets, and Prime Capital may not own more than 10.0% of any one issuer's outstanding voting securities (except for its interests in any qualified REIT subsidiary). See "--Other Tax Considerations-- Clinton REIT Proposals."

  Prime Capital expects that any Mortgage Loans, MBS, including IOs and Inverse IOs, Net Leased Real Estate and temporary investments that it acquires generally will be qualifying assets for purposes of the 75.0% asset test, except to the extent that less than 95.0% of the assets of a REMIC in which Prime Capital owns an interest consists of "real estate assets" and Prime Capital's proportionate share of those assets includes assets that are non-qualifying assets for purposes of the 75.0% asset test. In addition, to the extent that the principal balance of a Mortgage Loan exceeds the fair market value of the real property securing such loan, such loan will not be a qualifying asset for purposes of the 75.0% test. Prime Capital expects that any Preferred Equity investments in partnerships or other pass-through entities that own real estate also will be treated as qualifying real estate assets for such purposes as long as the assets of each partnership or pass-through entity are qualifying real estate assets. A Preferred Equity investment in a corporation will not be a qualifying real estate asset. Instead, Prime Capital would be subject to the 5.0% and 10.0% asset tests described above with respect to any such investment. Through the Operating Partnership, Prime Capital owns 100% of the preferred stock of the Taxable Subsidiary, representing 95% of the value of the outstanding stock of the Taxable Subsidiary, and notes issued by the Taxable Subsidiary in the principal amount of $20,000,000. Prime Capital does not own, directly

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or indirectly, any of the voting common stock of the Taxable Subsidiary, and
Prime Capital believes that the value of its combined equity and debt ownership interest in the Taxable Subsidiary will not exceed 5% of the value of its total assets. Prime Capital will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

  If Prime Capital should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of Prime Capital's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, Prime Capital still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

 ANNUAL DISTRIBUTION REQUIREMENTS

  To qualify as a REIT, Prime Capital is required to distribute dividends (other than capital gain dividends and retained capital gains) to its stockholders each year in an amount at least equal to (i) the sum of (A) 95.0% of Prime Capital's "REIT taxable income" (computed without regard to the dividends paid deduction and Prime Capital's net capital gain) plus (B) 95.0% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Prime Capital timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. A distribution which is not pro rata within a class of stock entitled to a dividend or which is not consistent with the rights to distributions between classes of stock (a "preferential dividend") is not taken into consideration for the purpose of meeting the distribution requirement. Accordingly, the payment of a preferential dividend could affect Prime Capital's ability to meet this distribution requirement.

  To the extent that Prime Capital does not distribute all of its net capital gain or distributes at least 95.0%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. Furthermore, if Prime Capital should fail to distribute for each calendar year at least the sum of (i) 85.0% of its REIT ordinary income for such year, (ii) 95.0% of its REIT capital gain net income for such year, plus (iii) any undistributed taxable income from prior periods, Prime Capital will be subject to a 4.0% excise tax on the excess of such required distribution over the amounts actually distributed. However, to the extent Prime Capital elects to retain and pay income tax on net long-term capital gains it received during the year such amounts will be treated as having been distributed for purposes of the 4.0% excise tax.

  It is possible that, from time to time, Prime Capital may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, Prime Capital will recognize taxable income in excess of its cash receipts when, as generally happens, OID accrues with respect to its Subordinated Interests. Furthermore, some Distressed and Participating Mortgage Loans, may be deemed to have OID, in which case Prime Capital will be required to recognize taxable income in advance of the related cash flow. OID generally will be accrued using a methodology that does not allow credit losses to be reflected until they are actually incurred. In addition, Prime Capital may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, Subordinated Interests and Mortgage Loans that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than Prime Capital's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. Prime Capital also may recognize Excess Inclusion or other "phantom" taxable income from REMIC Residual Interests. It also is possible that, from time to time, Prime Capital may recognize net capital gain attributable to the sale of depreciated property that exceeds its cash

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receipts from the sale. In addition, pursuant to certain Treasury Regulations,
Prime Capital may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. Also, because Prime Capital is an accrual-basis taxpayer, it may have to recognize income on Distressed Mortgage Loans even though the borrower is unable to pay the full amount due. Finally, Prime Capital may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification"
(as defined in Regulations section 1.1001-3(e)) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds Prime Capital's basis in the original loan. Although the Code allows certain items of excess noncash income (including OID and Excess Inclusion) to be disregarded for purposes of the distribution requirements, Prime Capital may have less cash than is necessary to meet its annual 95.0% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, Prime Capital may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Stock or additional Common Stock.

  If Prime Capital fails to meet the 95.0% distribution requirement as a result of an adjustment to Prime Capital's tax return by the IRS upon audit, Prime Capital may retroactively cure the failure by paying "deficiency dividends" to its stockholders in a later year, which may then be included in Prime Capital's deduction for dividends paid for the earlier year. Prime Capital may thus be able to avoid being taxed on amounts distributed as deficiency dividends; however, Prime Capital will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

 PENALTY TAX ON PROHIBITED TRANSACTIONS

  Any gross income derived from a prohibited transaction is not taken into account in applying the 95.0% and 75.0% gross income tests necessary to qualify as a REIT (but the net income from such a transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property or property that was involuntarily converted) that is held primarily for sale to customers in the ordinary course of a trade or business. Prime Capital believes that no asset owned by Prime Capital will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of Prime Capital's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. When relevant, Prime Capital will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that Prime Capital can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." To the extent necessary, transactions which may constitute prohibited transactions (e.g., certain REMIC securitizations or whole loan sales) will be undertaken by the Taxable Subsidiary rather than by Prime Capital.

 FAILURE TO QUALIFY

  If Prime Capital fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, Prime Capital will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Prime Capital fails to qualify as a REIT will not be required and, if made, will not be deductible by Prime Capital. As a result, Prime Capital's failure to qualify as a REIT will reduce the cash available for distribution by Prime Capital to its stockholders. In addition, if Prime Capital fails to qualify as a REIT, all distributions to Prime Capital's stockholders will be taxable as ordinary dividend income to the extent of Prime Capital's then current and accumulated earnings and profits, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Prime Capital also will be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to determine whether Prime Capital would be entitled to such statutory relief in all circumstances.

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


TAXATION OF TAXABLE SUBSIDIARY

  It is contemplated that the Taxable Subsidiary will undertake certain activities which, if performed by Prime Capital, could produce nonqualifying income for purposes of the 75% and 95% gross income tests. Such activities may include, for example, certain securitization transactions (e.g., through REMICs or FASITs), whole loan sales, certain hedging activities, and servicing of mortgage loans or other real estate assets which are not owned by Prime Capital. The income of the Taxable Subsidiary will be subject to all applicable federal and state income taxes. Because the Taxable Subsidiary is not a qualified REIT subsidiary, Prime Capital will include in its income only the dividends it receives on the Taxable Subsidiary stock owned by Prime Capital. Such dividend income is qualifying income for purposes of the 95% test, but not the 75% test.

TAX ASPECTS OF PRIME CAPITAL'S INVESTMENT IN THE OPERATING PARTNERSHIP

  Prime Capital holds a direct interest in the Operating Partnership. The following discussion summarizes certain federal income tax considerations applicable solely to Prime Capital's investment in the Operating Partnership. The discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

 Partnership Classification

  Prime Capital is entitled to include in its income its distributive share of the income, and to deduct its distributive share of the losses, of the Operating Partnership only if the Operating Partnership is classified for federal income tax purposes as a partnership rather than as an association (or publicly-traded partnership) taxable as a corporation. Under Treasury Regulations, an entity with two or more members formed as a partnership under relevant state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. Prime Capital believes that the Operating Partnership will be treated as a partnership for federal income tax purposes because it was formed as a partnership under state law and has two or more partners.

  Additionally, Prime Capital believes that the Operating Partnership will not be treated as a publicly traded partnership within the meaning of Code section 7704 that is taxed as a corporation for federal income tax purposes because, under the applicable Treasury Regulations, none of the interests in the Operating Partnership are registered under the Securities Act or traded on an established securities market and the Operating Partnership does not have more than 100 partners for purposes of Code Section 7704 (or will otherwise fall within one of the other "safe harbors" for the Operating Partnership to avoid being treated as having interests which are "readily tradeable on a secondary market (or the substantial equivalent thereof)").

  If for any reason the Operating Partnership were taxable as a corporation rather than as a partnership for federal income tax purposes, the character of Prime Capital's assets and items of gross income would change, and, as a result, Prime Capital would most likely be unable to satisfy the income and asset tests, which would thus prevent Prime Capital from qualifying as a REIT. In addition, any change in the status for tax purposes of the Operating Partnership might be treated as a taxable event, in which case Prime Capital could incur a tax liability without any related cash distribution. Further, if the Operating Partnership were to be treated as an association taxable as a corporation, items of income, gain, loss, deduction and credit of the Operating Partnership would not pass through to its partners; instead, the Operating Partnership would be taxable as a corporation, subject to entity-level taxation on its net income at regular corporate tax rates. The partners of the Operating Partnership would be treated for federal income tax purposes as stockholders, with distributions to such partners being treated as dividends. See "--Requirements for Qualification--Income Tests" and "--Asset Tests."

INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS

 Partners, Not Partnerships, Subject to Tax

  A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction

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


and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions form the partnership. Prime Capital will be required to take into account its allocable share of the foregoing items of the Operating Partnership for purposes of the various REIT income tests and in the computation of its "REIT taxable income." See "--Requirements for Qualification--Income Tests."

 Partnership Allocations

  Although a partnership agreement will generally determine the allocation of a partnership's income and losses among the partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Prime Capital believes that the allocations of taxable income and loss contained in the partnership agreements for the Operating Partnership complies with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

 Tax Allocations With Respect to the Properties

  Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

  The Operating Partnership was formed by way of contributions, including contributions of appreciated property by PCH. Consequently the Partnership Agreement requires allocations of income, gain, loss and deduction attributable to such contributed property to be made in a manner that is consistent with Section 704(c) of the Code.

  In general, these allocations tend to eliminate the Book-Tax Differences over the life of the Operating Partnership by allocating to PCH, solely for tax purposes, lower amounts of depreciation deductions and increased taxable income and gain on the sale by the Operating Partnership of the property contributed by PCH than would ordinarily be the case for economic or book purposes. The Operating Partnership and Prime Capital will elect to use the "traditional method" under Treasury Regulation section 1.704-3(c) as the method of accounting for the Book-Tax Differences with respect to properties contributed to the Operating Partnership. However, this allocation method may not always entirely rectify a Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Moreover, the application of Section 704(c) principles in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert that a different allocation should be used to eliminate any such Book-Tax Difference.

  With respect to any property purchased by the Operating Partnership subsequent to this Offering, such property will initially have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

 Basis in Partnership Interest

  Prime Capital's adjusted tax basis in its partnership interest in the Operating Partnership is generally (i) equal to the amount of cash and the basis of any property contributed to the Operating Partnership by Prime

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Capital, (ii) increased by (A) Prime Capital's allocable share of the
Operating Partnership's income and (B) Prime Capital's allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) Prime Capital's allocable share of the Operating Partnership's losses and (B) the amount of cash and the basis of any other property distributed by the Operating Partnership to Prime Capital, including any constructive cash distributions resulting from a reduction in Prime Capital's allocable share of indebtedness of the Operating Partnership.

  If the allocation to Prime Capital of its distributive share of any loss of the Operating Partnership would reduce the adjusted tax basis in its partnership interest in the Operating Partnership below zero, the recognition of such excess loss will be deferred until such time and to the extent that Prime Capital has sufficient tax basis in its partnership interest so that the recognition of such loss would not reduce the amount of such tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in Prime Capital's share of the indebtedness of the Operating Partnership (each such decrease being considered a constructive cash distribution to Prime Capital), would reduce Prime Capital's adjusted tax basis in its partnership interest below zero, such excess distributions (including such constructive distributions) would constitute taxable income to Prime Capital. Such distributions and constructive distributions will normally be characterized as a capital gain, and if Prime Capital has held its partnership interest in the Operating Partnership for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gains.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

  As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate whose income is subject to taxation in the United States regardless of its connection with the conduct of a U.S. trade or business or (iv) is a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

  As long as Prime Capital continues to qualify as a REIT, distributions made by Prime Capital out of its current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will constitute dividends taxable to its U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Stockholders that are corporations.

  Dividends paid to U.S. Stockholders will be treated as portfolio income. Such income, therefore, will not be subject to reduction by losses from passive activities (i.e., any interest in a rental activity or in a trade or business in which the holder does not materially participate, such as certain interests held as a limited partner) of any holder who is subject to the passive activity loss rules. Such distributions will, however, be considered investment income which may be offset by certain investment expense deductions.

  Distributions made by Prime Capital that are properly designated by Prime Capital as capital gain dividends will be taxable to U.S. Stockholders as long-term capital gains (to the extent that they do not exceed Prime Capital's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his/her shares of Common Stock. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gains applicable to noncorporate taxpayers is 28.0% for sales and exchange of assets held for more than one year but not more than 18 months and 20.0% for sales and exchange of assets held for more than 18 months. The maximum tax rate applicable to noncorporate taxpayers on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., depreciable real property) held for more than 18 months is 25.0% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions designated by Prime Capital as capital gain dividends and retained capital gains that Prime Capital is deemed to distribute, Prime Capital may designate (subject to certain limits) whether the distribution is taxable to its noncorporate stockholders at a 20.0%, 25.0%,

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


or 28.0% rate. Thus, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against noncorporate taxpayers' ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by individuals. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years. U.S. Stockholders that are corporations may, however, be required to treat up to 20.0% of certain capital gain dividends as ordinary income.

  Prime Capital may elect to retain amounts representing long-term capital gain income on which Prime Capital will be taxed at regular corporate rates. In that case, each stockholder will be taxed on a proportionate share of the total long-term capital gains retained by Prime Capital and will also receive a credit for a proportionate share of the tax paid by Prime Capital. Finally, each stockholder shall increase the adjusted basis in his/her shares by the difference between the allocable amount of long-term capital gain and the tax deemed paid by the stockholder. If Prime Capital should elect to retain long-term capital gains, it will notify each stockholder of the relevant tax information within 60 days after the close of the taxable year.

  To the extent that Prime Capital makes distributions (not designated as capital gain dividends or retained capital gains) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his/her shares of Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his/her shares taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by Prime Capital in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by Prime Capital and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Prime Capital on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of Prime Capital.

  Prime Capital's investment in Subordinated Interests and certain types of MBS may cause it under certain circumstances to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if Prime Capital receives phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in Prime Capital that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10.0% for its face value, his before-tax return on his investment would be 10.0%, and his after-tax return would be 7.0%. However, if the same investor purchased stock of Prime Capital at a time when the before-tax rate of return was 10.0%, his after-tax rate of return on his stock might be somewhat less than 7.0% as a result of Prime Capital's phantom income. In general, as the ratio of Prime Capital's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder of Prime Capital will decrease. Prime Capital will consider the potential effects of phantom income on its taxable stockholders in managing its investments.

  Because Prime Capital expects to own REMIC Residual Interests, it is likely that stockholders will not be permitted to offset certain portions of the dividend income they derive from Prime Capital with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that will be

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subject to this limitation will equal his allocable share of any Excess
Inclusion income derived by Prime Capital with respect to the REMIC Residual Interests. Prime Capital's Excess Inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC Residual Interest at the beginning of the quarter and (ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to Prime Capital with respect to the REMIC Residual Interest. To the extent provided in future Treasury regulations, the Excess Inclusion income with respect to any REMIC Residual Interests owned by Prime Capital that do not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests. Furthermore, to the extent that Prime Capital (or a qualified REIT subsidiary) acquires or originates Mortgage Loans and uses those loans to collateralize one or more multiple-class offerings of CMOs for which no REMIC election is made ("Non-REMIC Transactions"), it is possible that, to the extent provided in future Treasury regulations, stockholders will not be permitted to offset certain portions of the dividend income that they derive from Prime Capital that are attributable to Non-REMIC Transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent Prime Capital's stockholders from offsetting some portion of their dividend income with deductions or losses from other sources.

  Upon any sale or other disposition of shares of Common Stock, the holder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition, and
(ii) the holder's adjusted basis in the shares of stock. Such gain or loss will generally be capital gain or loss and will be long-term gain, taxable at a rate of 20.0%, or loss if such shares have been held for more than eighteen months. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from Prime Capital which were required to be treated as long-term capital gains.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

  Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by Prime Capital to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from Prime Capital will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from Prime Capital as UBTI.

  Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a "pension held REIT" at any time during a taxable year. Such a pension fund must treat a certain percentage of all dividends received from the REIT during the year as unrelated business taxable income. The percentage is equal to the ratio of the REIT's

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gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund, to the REIT's gross income (less direct expenses related thereto) from all sources. The special rules will not apply to require a pension fund to recharacterize a portion of its dividends as unrelated business taxable income unless the percentage computed is at least 5.0%.

  A REIT will be treated as a "pension held REIT" if the REIT is predominantly held by tax-exempt pension funds and if the REIT would fail to satisfy the 5/50 Rule discussed above, see "Federal Income Tax Considerations-- Requirements for Qualification--Organizational Requirements," if the stock of the REIT held by such tax-exempt pension funds were not treated as held directly by their respective beneficiaries. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25.0% (measured by value) of the REIT's stock, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT's stock) own in the aggregate more than 50.0% (measured by value) of the REIT's stock. Prime Capital believes that it will not be treated as a pension-held REIT. However, because the shares of Prime Capital will be publicly traded, no assurance can be given that Prime Capital is not or will not become a pension-held REIT.

  Any dividends received by an Exempt Organization that are allocable to Excess Inclusion will be treated as UBTI. In addition, Prime Capital will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion income derived by Prime Capital from REMIC Residual Interests that is allocable to stock of Prime Capital held by Disqualified Organizations. Any such tax would be deductible by Prime Capital against its income that is not Excess Inclusion income.

  If Prime Capital derives Excess Inclusion income from REMIC Residual Interests, a tax similar to the tax on Prime Capital described in the preceding paragraph may be imposed on stockholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITs, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Stock on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds shares of Common Stock in a "street name" account for a Disqualified Organization may be subject to federal income tax on the Excess Inclusion income derived from those shares.

  The Treasury Department has been authorized to issue regulations regarding issuances by a REIT of CMOs in Non-REMIC transactions. If such Treasury regulations are issued in the future preventing taxable stockholders from offsetting some percentage of the dividends paid by Prime Capital with deductions or losses from other sources, that same percentage of Prime Capital's dividends would be treated as UBTI for stockholders that are Exempt Organizations. See "Federal Income Tax Considerations--Taxation of Taxable U.S. Stockholders."

TAXATION OF NON-U.S. STOCKHOLDERS

  The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and estates and other foreign stockholders (collectively, "Non-U.S. Stockholders") are highly complex, and the following discussion is intended only as a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN SHARES OF COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

  In general, Non-U.S. Stockholders are subject to regular United States income tax with respect to their investment in shares of Common Stock in the same manner as a U.S. Stockholder if such investment is "effectively connected" with the Non-U.S. Stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. Stockholder that receives income with respect to its investment in Common Stock that is (or is treated as) effectively connected with the conduct of a trade or business in the United States also may be subject to the 30% branch profits tax imposed by the Code, which is payable in addition to regular United States

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

corporate income tax. The following discussion addresses only the United States taxation of Non-U.S. Stockholders whose investment in shares of Common Stock is not effectively connected with the conduct of a trade or business in the United States.

  Distributions made by Prime Capital that are not attributable to gain from the sale or exchange by Prime Capital of United States real property interests and that are not designated by Prime Capital as capital gain dividends will be treated as ordinary income dividends to the extent made out of current or accumulated earnings and profits of Prime Capital. Generally, such ordinary income dividends will be subject to United States withholding tax at the rate of 30.0% on the gross amount of the dividends paid unless reduced or eliminated by an applicable United States income tax treaty. Prime Capital expects to withhold United States income tax at the rate of 30.0% on the gross amount of any such dividends paid to a Non-U.S. Stockholder unless a lower treaty rate applies and the Non-U.S. Stockholder has filed an IRS Form 1001 with Prime Capital certifying the Non-U.S. Stockholder's entitlement to treaty benefits. The IRS has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Stockholders. Those regulations alter the current system of backup withholding compliance and are effective for distributions made after December 31, 1999.

  Distributions made by Prime Capital in excess of its current and accumulated earnings and profits will be treated first as a tax-free return of capital to each Non-U.S. Stockholder, reducing the adjusted basis which such Non-U.S. Stockholder has in his shares of Common Stock for U.S. tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a Non-U.S. Stockholder's adjusted basis in his shares being treated as gain from the sale or exchange of such shares, the tax treatment of which is described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of Prime Capital's current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution. However, the Non-U.S. Stockholder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of Prime Capital's then current and accumulated earnings and profits.

  If Prime Capital derives Excess Inclusion income from REMIC Residual Interests, the portion of the dividends paid to Non-U.S. Stockholders that is allocable to the Excess Inclusion income may not be eligible for exemption from the 30.0% withholding tax or a reduced treaty rate. In addition, the U.S. Treasury Department has been authorized to issue regulations regarding issuances by a REIT of CMOs in Non-REMIC Transactions. If Treasury Regulations are issued in the future preventing taxable stockholders from offsetting some percentage of the dividends paid by Prime Capital with deductions or losses from other sources, that same percentage of Prime Capital's dividends would not be eligible for exemption from the 30.0% withholding tax or a reduced treaty rate. See "--Taxation of Taxable U.S. Stockholders."

  As long as Prime Capital continues to qualify as a REIT, distributions made by Prime Capital that are attributable to gain from the sale or exchange by Prime Capital of United States real property interests will be taxed to a Non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as if such distributions were gains "effectively connected" with the conduct of a trade or business in the United States. Accordingly, a Non-U.S. Stockholder will be taxed on such distributions at the same capital gain rates applicable to U.S. Stockholders (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to the 30.0% branch profits tax in the case of a corporate Non-U.S. Stockholder that is not entitled to treaty relief or exemption. Prime Capital will be required to withhold tax from any distribution to a Non-U.S. Stockholder that could be designated by Prime Capital as a capital gain dividend in an amount equal to 35.0% of the gross distribution. The amount of tax withheld is fully creditable against the Non-U.S. Stockholder's FIRPTA tax liability, and if such amount exceeds the Non-U.S. Stockholder's federal income tax liability for the applicable taxable year, the Non-U.S. Stockholder may seek a refund of the excess from the IRS. In addition, if Prime Capital designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding.

  Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of shares of Common Stock generally will not be subject to United States taxation unless the Common Stock constitutes a "United States real property interest" within the meaning of FIRPTA. The Common Stock will not constitute a "United States real property interest" so long as Prime Capital is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50.0% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. However, because the shares of Common Stock will be publicly traded, no assurance can be given that Prime Capital is or will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of shares of Common Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30.0% United States withholding tax on the amount of such individual's gain.

  If Prime Capital did not constitute a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of Common Stock would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" only if the selling Non-U.S. Stockholder's interest in Prime Capital exceeded 5.0% at any time during the 5 years preceding the sale or exchange. If gain on the sale or exchange of shares of the Common Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30.0% branch profits tax in the case of foreign corporations), and the purchaser of the Common Stock (including Prime Capital in a redemption transaction) would be required to withhold and remit to the IRS 10.0% of the purchase price. Additionally, in such case, distributions on the Common Stock to the extent they represent a return of capital or capital gain from the sale of the stock, rather than dividends, would be subject to a 10.0% withholding tax.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

  Prime Capital will report to its U.S. Stockholders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the rate of 31.0% on dividends paid unless such U.S. Stockholder (i) is a corporation or falls within certain other exempt categories and, when required, can demonstrate this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder who does not provide Prime Capital with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Stockholder's federal income tax liability. In addition, Prime Capital may be required to withhold a portion of any capital gain distributions made to U.S. Stockholders who fail to certify their non-foreign status to Prime Capital. See "Federal Income Tax Considerations--Taxation of Non-U.S. Stockholders." The IRS has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Stockholders. Those regulations alter the current system of backup withholding compliance and are effective for distributions made after December 31, 1999.

  Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders, and Non-U.S. Stockholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

OTHER TAX CONSIDERATIONS

 CLINTON REIT PROPOSALS

  The Clinton Administration budget proposals for fiscal year 1999 include various proposed changes with respect to the REIT federal income tax laws. Most significant to Prime Capital is a proposal that would prohibit a REIT from owning more than 10% of the voting power or value of the outstanding stock of any C corporation (other than a qualified REIT subsidiary). Under current law, a REIT is only prohibited from owning more than 10% of the voting stock of a corporation. Prime Capital's ownership of all of the non-voting preferred stock of the Taxable Subsidiary complies with current REIT qualification rules while allowing Prime Capital to receive substantially all of the economic benefit (i.e., 95%) of the Taxable Subsidiary's income-producing activities on an after-tax basis. If enacted, the administration's proposal either could limit the value of Prime Capital's investment in the Taxable Subsidiary to no more than 10% of such economic benefits or, if transition rules are enacted could limit the future ability of the Taxable Subsidiary to increase its level of operations or acquire new assets.

  The Clinton Administration proposals would also eliminate the ability of an existing C corporation which elects REIT status to defer recognition of built-in gain on assets until such assets are disposed of during a 10 year period (under current law, thereafter no gain is recognized). The proposal would eliminate the availability of that built-in gain deferral provision for large C corporations (i.e., corporations the value of whose stock is more than $5,000,000). This proposal, if enacted, could adversely affect the ability of Prime Capital to acquire substantially all of the assets of existing C corporations and thus potentially limit Prime Capital's growth.

  No prediction can be made as to the likelihood of passage into law of the administration's REIT proposals or as to the effective date of any changes.

 OTHER POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

  In addition to the recent administrative REIT proposals, prospective holders should recognize that the present federal income tax treatment of Prime Capital may be modified by future legislative, judicial or administrative actions or decisions at any time, which may be retroactive in effect, and, as a result, any such action or decision may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in statutory changes as well as promulgation of new, or revisions to existing, regulations and revised interpretations of established concepts. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting Prime Capital or its stockholders. Revisions in federal income tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the Common Stock.

  Prime Capital or Prime Capital's stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of Prime Capital and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

                             ERISA CONSIDERATIONS

  The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in "--Status of Prime Capital under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan, or an individual retirement account ("IRA")). The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular stockholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

  The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

  A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE COMMON STOCK BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

  Each fiduciary of a pension, profit-sharing, or other employee benefit plan (a "Plan") subject to Title I of ERISA should consider carefully whether an investment in the Common Stock is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of
Part 4 of Title I of ERISA require a Plan's investment to be (i) prudent and in the best interests of the Plan, its participants, and its beneficiaries,
(ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the Plan's portfolio. A fiduciary also should take into account the nature of the Company's business, the management of the Company, the length of the Company's operating history, the fact that certain investment assets may not have been identified yet, and the possibility of the recognition of UBTI.

  The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

  Fiduciaries of Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to a Plan or IRA subject to Code section 4975 is subject to (i) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF PRIME CAPITAL UNDER ERISA

  The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is a Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. A Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

  If the assets of the Company are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Stock, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,
(iii) a fiduciary exercising his investment discretion over the assets of a Plan to cause it to acquire or hold the Common Stock could be liable under
Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

  Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

  The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Stock is being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of this offering, the Common Stock will be "widely held."

  The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and
(iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Charter on the transfer of the Company's stock will not result in the failure of the Common Stock to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Stock that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

  Assuming that the Common Stock will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Stock, the shares of Common Stock should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA, or Non-ERISA Plan that invests in the Common Stock.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                         AND REAL PROPERTY INVESTMENTS

  The Company intends to acquire Mortgage Loans as well as MBS and other real property. Even though the Company will not own Mortgage Loans directly in connection with its acquisition of MBS, its return thereon will depend upon, among other things, the ability of the servicer of the underlying Mortgage Loans to foreclose upon those Mortgage Loans in default and sell the underlying real property. There are a number of legal considerations involved in the acquisition of Mortgage Loans or real property or the foreclosure and sale of defaulted Mortgage Loans (whether individually or as part of a series of MBS). The following discussion provides general summaries of certain legal aspects of mortgage loans and real property. Because such legal aspects are governed by applicable state law (which laws vary from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of the states where the property is located.

GENERAL

  Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

  There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender), generally with a power of sale, until such time as the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

INTERESTS IN REAL PROPERTY

  The interests in real property typically covered by a mortgage, deed of trust or deed to secure debt is most often the fee simple estate in land and improvements. However, such instruments may encumber other interests in real property, such as a tenant's interest in the lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust or deed to secure debt is paid.

LEASES AND RENTS

  Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

  The potential payments from a property may be less than the periodic payments due under the mortgage. For example, the net income that would otherwise be generated from the property may be less than the amount that would be needed to service the debt if the leases on the property are at below-market rents, the market rents have fallen since the original financing, vacancies have increased, or as a result of excessive or increased maintenance, repair or other obligations to which a lender succeeds as landlord.

CONDEMNATION AND INSURANCE

  The form of the mortgage or deed of trust used by many lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

FORECLOSURE

  General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

  Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, such as strict foreclosure, but they are either infrequently used or available only in limited circumstances.

  Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a

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subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale following judicial foreclosure because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interests plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagors right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and make such repairs at its own expense as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.

  Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

  Equitable Limitations on Enforceability of Certain Provisions. United States courts traditionally have imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

  Even if the lender is successful in the foreclosure action and is able to take possession of the property, the costs of operating and maintaining a commercial or multifamily property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing homes, convalescent homes or hospitals may be

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

particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have with respect to consent requirements and on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

  The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

  Post-Sale Redemption. In a majority of states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. In some states, the borrower retains possession of the property during the statutory redemption period. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

  Anti-Deficiency Legislation. Any commercial or multi-family residential mortgage loans acquired by the Company are likely to be nonrecourse loans, as to which recourse in the case of default will be limited to the property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust or by nonjudicial means. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists may choose to proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

  Cooperatives. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto (or cooperative contract rights), allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions (including transfer restrictions) under the governing documents of the cooperative, and the

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

shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease but such recognition agreements may not have been obtained in the case of all the mortgage loans secured by cooperative shares (or contract rights).

  Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given to the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

GROUND LEASE RISKS

  Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with Mortgage Loans secured by a fee estate. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions.

BANKRUPTCY LAWS

  Operation of Title 11 of the United States Code, as amended (the "Bankruptcy Code") and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out such junior lien.

  Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan, and/or by an extension (or shortening) of the term to maturity.

  Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. In addition, the Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case."

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

  In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the owner of such mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

  A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

  The Company's acquisition of real property, particularly REO Property, may be affected by many of the considerations applicable to mortgage loan lending. For example, the Company's acquisition of certain property at foreclosure sale could be affected by a borrower's post-sale right of redemption. In addition, the Company's ability to derive income from real property generally will be dependent on its receipt of rent payments under leases of the related property. The ability to collect rents may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15.0%, not to exceed three years, of the remaining term of the lease.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

  Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

DUE ON SALE AND DUE ON ENCUMBRANCE

  Certain of the Mortgage Loans may contain due on sale and due on encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. The enforceability of due on sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses has been limited or denied. However, with respect to certain loans, the Garn-St. Germain Depository Institutions Act of 1982 pre-empts state constitutional, statutory and case law that prohibits the enforcement of due on sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.

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

SUBORDINATE FINANCING

  When a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender can cause the senior lender to lose its priority. For example, if the mortgagor and the senior lender agree to increase the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and the action taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.

ACCELERATION ON DEFAULT

  Some of the Mortgage Loans may include "Debt--Acceleration" clauses, which permit the lender to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. Such courts, however, may refuse to foreclose on a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust under the circumstances or would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTY

  The real property securing the Mortgage Loans will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of the Mortgaged Properties which could, together with the possibility of limited alternative uses for a particular property (e.g., a nursing home or convalescent home or hospital), result in the failure to realize the full principal amount of the related Mortgage Loan. Mortgages on properties which are owned by a mortgagor under a condominium form of ownership are subject to declarations, bylaws and other regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risks in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminated by the operator, and the transferability of the hotel's operating liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the peculiarities of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

ENVIRONMENTAL RISKS

  General. The Company will be subject to environmental risks when taking a security interest in real property, as well as when it acquires any real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for the costs of compliance with environmental regulatory requirements or the costs of clean-up or other remedial actions. These compliance or clean-up costs could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for compliance or clean-up costs.

  CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several--i.e., any liable party may be obligated to pay the entire clean-up costs regardless of its relative contribution to the contamination.

  The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Hence, the marketability of any contaminated real estate continues to be suspect.

  Certain Other Federal and State Laws. Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any clean-up that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. The Company may become a tank owner or operator and subject to compliance obligations and potential clean-up liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead-based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

  Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property.

  Superlien Laws. Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

  Additional Considerations. The cost of remediating environmental contamination at a property can be substantial. To reduce the likelihood of exposure to such losses, the Company will not acquire title to a Mortgaged Property or take over its operation unless, based on an environmental site assessment prepared by a qualified environmental consultant, it has made the determination that it is appropriate to do so. The Company expects that it will organize a special purpose subsidiary to acquire any environmentally contaminated real property.

  Environmental Site Assessments. In addition to possibly allowing a lender to qualify for the innocent landowner defense (see discussion under "-- Environmental Risks"), environmental site assessments can be a valuable tool in anticipating, managing and minimizing environmental risk. They are commonly performed in many commercial real estate transactions.

  Environmental site assessments vary considerably in their content and quality. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because an exhaustive environmental assessment would be far too costly and time-consuming to be practical. Nevertheless, it is generally helpful in assessing and addressing environmental risks in connection with commercial real estate (including multifamily properties) to have an environmental site assessment of a property because it enables anticipation of environmental problems and, if agreements are structured appropriately, can allow a party to decline to go forward with a transaction.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

  Under Title III of the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who is in reserve status and is called to active duty after origination of the mortgage loan), may not
be charged interest (including fees and charges) above an annual rate of 6.0% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. Because the Relief Act applies to mortgagors who enter military service after origination of the related mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of a servicer to foreclosure on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

                               UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter and the Underwriter has agreed to purchase the 8,750,000 shares of Common Stock offered hereby. Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to purchase all the shares of Common Stock offered hereby if any are purchased.

  The Underwriter proposes initially to offer 8,750,000 shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such offering price less a
concession not to exceed $          per share of Common Stock. The Underwriter
may allow, and such dealers may reallow, a concession not to exceed $     per
share of Common Stock to certain other dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may be changed by the Underwriter.

  At the request of the Company, the Underwriter has reserved up to 200,000 shares of Common Stock for sale to certain persons at the initial public offering price. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares that are not so purchased will be offered by the Underwriter to the general public on the same basis as the other shares offered hereby.

  The Company has granted to the Underwriter an option exercisable during the 30-day period beginning with the date hereof to purchase, at the Offering Price less underwriting discounts and commissions, up to an additional 1,312,500 shares of Common Stock for the sole purpose of covering over-allotments, if any.

  The Company has agreed to indemnify the Underwriter against certain civil liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make in respect thereof.

  Prior to the Common Stock Offering, there has been no public market for the shares of Common Stock. The initial public offering price has been determined by negotiation between the Company and the Underwriter. Among the factors considered in making such determination were the history of, and the prospects for, the industry in which the Company will compete, an assessment of the skills of the Company and the Company's prospects for future earnings, the general conditions of the economy and the securities market and the prices of securities of similar issuers. However, there can be no assurance that the price at which the shares of Common Stock will sell in the public market after the Common Stock Offering will not be lower than the price at which they are sold by the Underwriter.

  The Underwriter has informed the Company that the Underwriter does not intend to confirm sales of the shares offered hereby to any accounts over which it exercises discretionary authority.


  In connection with the Common Stock Offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriter may over-allot the Common Stock Offering, creating a short position. In addition, the Underwriter may bid for and purchase Common Stock in the open market to cover short positions or to stabilize the price of the Common Stock. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. In general, purchases of securities for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The Underwriter is not required to engage in these activities and may end any of these activities at any time.

  Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Company and its officers and directors have agreed not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, other than pursuant to the Stock Option Plan, or otherwise dispose of or transfer, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; except any Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof or upon the exercise of any option granted pursuant to any stock option or other plan or arrangement described herein or pursuant to a customary dividend reinvestment plan adopted hereafter without the prior consent of the Underwriter for a period of 180 days from consummation of this offering.

  PCH has agreed not to offer, sell or contract to sell or otherwise dispose of the Common Units acquired on the Closing Date without the prior consent of the Underwriter for a period of two years from the Closing Date.

  The Company has agreed to grant to the Underwriter, for nominal consideration, a warrant to purchase up to 228,024 shares of Common Stock (247,712 shares if the Underwriter exercises its over-allotment option in full) at the Offering Price. The warrant to be so acquired by the Underwriter will be exercisable for a period of five years from the Closing Date of the Common Stock Offering and will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the Closing Date of the Common Stock Offering, except to officers or partners of the Underwriter and members of the selling group and their officers or partners.



  FBR Asset Investment Corporation, an Affiliate of FBR, will purchase from the Company 1,075,268 shares of Common Stock in the Private Placement. In addition, FBR Asset Investment Corporation was issued the FBR Warrant as partial consideration for the establishment of the FBR Credit Facility. The FBR Warrant enables FBR Asset Investment Corporation to purchase up to 152,016 shares of Common Stock (165,141 shares if the Underwriter exercises its over-allotment option in full) after the first anniversary of the Closing Date at the Offering Price net of underwriting discount. The FBR Warrant has a term of five years from the Closing Date.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Company by Winston & Strawn, Chicago, Illinois, and for the Underwriter by Hunton & Williams, Richmond, Virginia. Legal matters relating to Maryland law, including the validity of the issuance of the Shares offered hereby, will be passed upon for the Company by Miles & Stockbridge, a Professional Corporation, Baltimore, Maryland.

                                    EXPERTS

  The balance sheet of Prime Capital Investment Corp. as of March 31, 1998, the financial statements of Prime Capital Investment, L.P., as of March 31, 1998 and for the period from March 13, 1998 to March 31, 1998, the consolidated financial statements of Prime Capital Funding, Inc. as of and for the three months ended March 31, 1998, the statement of revenue and certain expenses of 61 Broadway for the year ended December 31, 1997, and the statement of revenue and certain expenses of Habitat Apartments for the year ended December

31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                          ADDITIONAL INFORMATION

  On October 7, 1997, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-11 (the "Registration Statement") (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered pursuant to this Prospectus. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. The Registration Statement and the exhibits thereto, as well as reports and other information filed by Prime Capital, can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, or by way of the Commission's Internet address, http://www.sec.gov.

  Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

  The Company will be required to file reports and other information with the Commission pursuant to the Exchange Act. In addition to applicable legal requirements, if any, holders of Common Stock will receive annual reports containing information regarding the business and performance of the Company, including audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                               GLOSSARY OF TERMS

  Except as otherwise specified or as the context may otherwise require, the following terms used herein shall have the meanings assigned to them below. All terms in the singular shall have the same meanings when used in the plural and vice-versa.

  "1996 Lender Liability Act" shall mean the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

  "ADA" shall mean the Americans with Disabilities Act of 1990, as amended.

  "Affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

  "Affiliated Transaction" shall mean any material acquisition transaction between the Company and any Interested Stockholder.

  "Average Invested Assets" shall mean the average of the aggregate book value of the assets of the Company (including all of Prime Capital's direct and indirect subsidiaries), before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period.

  "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

  "Beneficiary" shall mean the beneficiary of the Trust.

  "Board of Directors" shall mean the board of directors of Prime Capital.


  "Bridge Loans" shall mean loans secured by real property and used as temporary financing.

  "Bylaws" shall mean the bylaws of Prime Capital, as such bylaws have been amended or supplemented in accordance with the MGCL.

  "Capital Contribution" shall mean the issuance of 1,344,086 Common Units by the Company to PCH in return for a capital contribution by PCH in the amount of $25,000,000.

  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

  "Change of Control" shall mean each occurrence of any of the following: (i) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25.0% of the Company's outstanding shares of capital stock with voting power, under ordinary circumstances, to elect Directors of the Company; (ii) other than with respect to the election, resignation or replacement of any Director designated, appointed or elected by the holders of shares of preferred stock, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company

(together with any new Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the Directors of the Company (excluding Preferred Directors) then still in office who were either Directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; and (iii) (A) the Company entering into an agreement to consolidate with or merge into another entity or convey, transfer or lease all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity or (B) any corporation consolidating with or merging into the Company, which in either event (A) or
(B) is pursuant to a transaction in which the outstanding voting shares of capital stock of the Company are reclassified or changed into or exchanged for cash, securities or other property; provided, however, that the events described in clause (iii) above shall not be deemed to be a Change of Control
(a) if the sole purpose of such event is that the Company is seeking to change its domicile or to change its form of organization from a corporation to a trust or (b) if the holders of the exchanged securities of the Company immediately after such transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of Directors.

  "Charter" shall mean the articles of incorporation of Prime Capital as such articles have been amended or supplemented in accordance with the MGCL.

  "Closing" shall mean the date of closing of the Common Stock Offering.

  "Closing Date" shall mean the date of the Closing.

  "Closing Price" shall mean the average of the high bid and low asked prices in the over-the-counter market, as reported by The New York Stock Exchange.

  "CMBS" shall mean commercial or multifamily MBS.

  "CMO or CMO Bonds" shall mean collateralized mortgage obligations.

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Commission" shall mean the Securities and Exchange Commission.

  "Commitments" shall mean obligations of the Company to purchase mortgage assets for a specific period of time, in a specific aggregate principal amount and at a specified price and margin over an index.

  "Common Stock" shall mean the common stock, par value $0.01 per share, of Prime Capital.

  "Common Stock Offering" shall mean the offering of Common Stock hereby.

  "Common Units" shall mean partnership interests in the common equity in the Operating Partnership, represented by LP Common Units and GP Common Units, collectively.

  "Company" shall mean Prime Capital Investment Corp., a Maryland corporation, together with its subsidiaries, unless the context indicates otherwise.

  "Company Expenses" shall mean all administrative costs and expenses of the Company.


  "Construction Loans" shall mean loans used to finance construction.

  "Control Share Acquisition" shall mean the acquisition of control shares, subject to certain exceptions.

  "Control shares" shall mean voting share of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power; (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power; but "control shares" shall not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

  "Conversion Date" shall mean such conversion date as determined by the Company.


  "Directors" means the members of Prime Capital's Board of Directors.

  "Distressed Mortgage Loans" shall mean Subperforming Mortgage Loans and Nonperforming Mortgage Loans.

  "Distressed Real Properties" shall mean REO Properties and other underperforming or otherwise distressed real property.


  "DSCR" shall mean debt service coverage ratio, which is, for any period of time with respect to a Mortgage Loan, the ratio of (i) the net operating income derived from the Mortgaged Property securing such Mortgage Loan during that period of time, to (ii) the amount of principal and interest due under such Mortgage Loan during that period of time.

  "DOL" shall mean the Department of Labor.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "Excess Inclusion" shall have the meaning specified in section 860E(c) of the Code.

  "Excess Shares" shall mean the 65,000,000 excess shares of capital stock, par value $0.01 per share, of Prime Capital.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Exempt Organizations" shall mean tax-exempt entities, including, but not limited to, charitable organizations, qualified employee pension and profit sharing trusts and individual retirement accounts.

  "Expiration Time" shall mean the last time tenders or exchanges may be made pursuant to tender or exchange offers made by the Company or any of its subsidiaries for all or any portion of the shares of Common Stock.

  "FASIT" shall mean a financial asset securitization investment trust.

  "FBR" shall mean Friedman, Billings, Ramsey & Co., Inc., one of the Underwriters.

  "FBR Asset Investment Corporation" shall mean FBR Asset Investment Corporation, a Virginia corporation, an Affiliate of FBR.

  "FBR Credit Facility" shall mean a short-term revolving credit facility established by FBR Asset Investment Corporation in favor of PCH.

  "FBR Warrant" shall mean a warrant issued by the Company to FBR Asset Investment Corporation to purchase one percent of the Common Stock outstanding immediately after the consummation of the Offering.

  "FHLB" shall mean the Federal Home Loan Bank.

  "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of 1980.

  "FLHMC" shall mean the Federal Loan Home Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

  "FMAC" shall mean Franchise Mortgage Acceptance Company, L.L.C.

  "FNMA" shall mean the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

  "Funds From Operations" shall mean, as defined by NAREIT, net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

  "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

  "Garn Act" shall mean the Garn-St. Germain Depository Institutions Act of
1982.

  "GP Common Units" shall mean common units representing the general partnership interests in the common equity of the Operating Partnership.

  "Haircut Amounts" shall mean the portion of the purchase price of any Mortgage Loan acquired under the PSCC Warehouse Facility that PCF I will be required to fund.

  "HUD" shall mean the Department of Housing and Urban Development.

  "Independent Director" shall mean a director who (a) does not own greater than a de minimus interest in PGI or any of its Affiliates, and (b) within the last two years, has not (i) directly or indirectly been employed by or any of its Affiliates, (ii) been an officer or director of PGI or any of its Affiliates, (iii) performed services for PGI or any of its Affiliates, (iv) had any material business or professional relationship with PGI or any of its Affiliates.


  "Interested Stockholder" shall mean any person who beneficially owns 10% or more of the voting power of a corporation's shares or an affiliate of a corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of a corporation.

  "Inverse IO" shall mean a class of MBS that is entitled to no (or only nominal) distributions of principal, but is entitled to interest at a floating rate that varies inversely with a specified index.

  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

  "Issue Price" shall mean a price equal to the Offering Price net of underwriting discounts.

  "IO" shall mean a class of MBS that is entitled to distributions of interest and no (or only nominal) distributions of principal.

  "IRA" shall mean an individual retirement account.

  "IRS" shall mean the Internal Revenue Service.




  "Lease" shall mean, with respect to each Mortgaged Property or real property, the agreement pursuant to which the borrower rents and leases to the lessee and the lessee rents and leases from the borrower, such Mortgaged Property or real property.

  "LIBOR" shall mean the London Interbank Offering Rate for one-month U.S. Dollar deposits.


  "LP Common Units" shall mean common units representing limited partnership interests in the common equity of the Operating Partnership.

  "Market Price" shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.

  "MBS" shall mean mortgage-backed securities (including RMBS and CMBS).

  "Mezzanine Loans" shall mean loans secured by junior liens on real property or interests in real property.

  "MGCL" shall mean the Maryland General Corporation Law.

  "Mortgage Collateral" shall mean mortgage pass-through securities or pools of whole loans securing or backing a series of MBS.

  "Mortgage Loan" shall mean commercial and multifamily senior, mezzanine and subordinate mortgage loans.

  "Mortgaged Property" shall mean the real property pledged as security for a Mortgage Loan.

  "NAREIT" shall mean the National Association of Real Estate Investment Trusts, Inc.

  "NASD" shall mean the National Association of Securities Dealers, Inc.

  "Net Income" shall mean the income of the Company as reported for federal income tax purposes, net operating loss deductions arising from losses in prior periods and the deduction for dividends paid, plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with GAAP.

  "Non-Compete Agreements" shall mean those certain non-compete agreements between PGI and its Affiliates and Prime Retail, Inc., Brookdale Living Communities, Inc. and Prime Group Realty Trust, respectively.

  "Non-ERISA Plan" shall mean a plan that does not cover common law employees.

  "Nonperforming Mortgage Loans" shall mean Mortgage Loans that are in default.

  "Non-REMIC Residual Interests" shall mean an ownership interest in Mortgage Loans that are subject to CMO debt.

  "Offering" shall mean collectively the Common Stock Offering and the Private Placement.

  "Offering Price" shall mean the initial offering price per share to the public of the Common Stock offered hereby as set forth on the cover page of the Company's final prospectus.

  "OID" shall mean original issue discount.

  "Operating Partnership" shall mean Prime Capital Investment, L.P., a Delaware limited partnership.

  "Options"                                     .



  "OTS" shall mean the Office of Thrift Supervision.

  "Ownership Limit" shall mean the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of (a) more than 9.9% of the number of outstanding shares of Common Stock by any stockholder, or (b) more than 9.9% of the number of outstanding shares of any series of Preferred Stock by any stockholder, other than FBR Asset Investment Corporation, which may own up to 10.9% of the number of outstanding shares of Common Stock.

  "Pari Passu" shall mean secured equally or in an equal manner; an obligation which is pari passu to another obligation is neither senior nor subordinated to such other obligation.

  "Participants" shall mean the directors, executive officers and other key employees of the Company eligible for the Stock Option Plan.

  "Participating Mortgage Loans" shall mean Mortgage Loans that entitle the mortgagee to the receipt of contingent interest, in addition to the stated rate of interest, based on a percentage of the receipt of contingent interest, in addition to the stated rate of interest, based on a percentage of the property's gross revenue, and/or gain on sale of the property.

  "Partnership Agreement" shall mean the Amended and Restated Limited Partnership Agreement of the Operating Partnership.

  "Pass-Through Certificates" shall mean interests in trusts, the assets of which are primarily mortgage loans.

  "PCC" shall mean Prime Commercial Credit, LLC, a Delaware limited liability company.

  "PCF" shall mean Prime Capital Funding, LLC, a Delaware limited liability company.

  "PCF I" shall mean Prime Capital Funding I, LLC, a Delaware limited liability company.

  "PCH" shall mean Prime Capital Holding, LLC, a Delaware limited liability company.

  "PGI" shall mean The Prime Group, Inc., an Illinois corporation.

  "Plan" shall mean certain pension, profit-sharing, employee benefit, or retirement plans subject to Title I of ERISA or individual retirement accounts.

  "Plan Asset Regulations" shall mean regulations of the Department of Labor that define "plan assets."

  "PO" shall mean a class of MBS that is entitled to no distributions of interest.

  "Preferred Stock" shall mean the preferred stock, par value $0.01 per share, of Prime Capital.

  "Pricing Date" shall mean the date of the pricing of the Common Stock pursuant to the Common Stock Offering.

  "Prime Capital" shall mean Prime Capital Investment Corp., a Maryland corporation.

  "Private Placement" shall mean the offering of 1,075,268 shares of Common Stock by the Company to FBR Asset Investment Corporation through a private placement at a price per share equal to the Offering Price net of underwriting discounts and commissions.

  "Prohibited Owner" shall mean the record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust.

  "PSCC" shall mean Prudential Securities Credit Corp.

  "PSCC Warehouse Facility" shall mean a short-term revolving credit warehouse facility established by PSCC in favor of PCF I.

  "Qualified Hedge" shall mean a bona fide interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument entered into by the Company to hedge against the interest rate risks with respect to any indebtedness that the Company may incur to acquire or carry real estate assets.

  "Qualifying Interests" shall mean mortgages and other liens on and interests in real estate.


  "Realized Losses" shall mean, generally, the aggregate amount of losses realized on loans that are liquidated and losses on loans due to fraud, mortgagor bankruptcy, casualty or special hazards.

  "REIT" shall mean a real estate investment trust, as defined in section 856 of the Code.

  "REIT Termination Event" shall mean the earliest to occur of:

    (i) the filing of a federal income tax return by the Company for any taxable year on which the Company does not compute its income as a REIT;

    (ii) the approval by the stockholders of the Company of a proposal for the Company to cease to qualify as a REIT;

    (iii) a determination by the Board of Directors, based on the advice of counsel, that the Company has ceased to qualify as a REIT; or

    (iv) a "determination" within the meaning of Section 1313(a) of the Code, that the Company has ceased to qualify as a REIT.

  "Related Party Tenant" shall mean a tenant of Prime Capital in which Prime Capital owns 10% or more of the ownership interests, taking into account both direct ownership and constructive ownership.

  "REMIC" shall mean real estate mortgage investment conduit, as defined in section 860D of the Code.

  "REMIC Residual Interest" shall mean a class of MBS that is designated as the residual interest in one or more REMICs.

  "Rent" shall mean rent received by the Company from tenants of real property owned by the Company.

  "REO Property" shall mean real property acquired by a mortgage lender at foreclosure (or by deed in lieu of foreclosure).

  "RICO" shall mean the Racketeer Influenced and Corrupt Organizations statute, 18 U.S.C.A. (S) 1961, et seq.

  "RMBS" shall mean a series of one- to four-family residential MBS.

  "Rule 144" shall mean the rule promulgated under the Securities Act that permits holders of restricted securities as well as Affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

  "SAIF" shall mean the Savings Association Insurance Fund.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Share Trust" shall mean a trust which holds shares of Common Stock which have been designated as Shares-in-Trust.

  "Shares" shall mean shares of Common Stock.

  "Shares-in-Trust" shall mean shares of Common Stock the purported transfer of which would result in a violation of the Ownership Limit, result in the stock of Prime Capital being held by fewer than 100 persons, result in Prime Capital being "closely held," or cause Prime Capital to own 10% or more of the ownership interests in a tenant of the Company's real property.

  "Small Commercial Loans" shall mean small commercial loans and business loans secured by real estate with principal loan amounts generally of less than $2,000,000.

  "Special Servicing" shall mean servicing of defaulted mortgage loans, including oversight and management of the resolution of such mortgage loans by modification, foreclosure, deed in lieu of foreclosure or otherwise.

  "Stock Option Plan" shall mean the Company's non-qualified stock option plan which provides for options to purchase shares of Common Stock.

  "Sub IO" shall mean an IO with characteristics of a Subordinated Interest.

  "Subordinated Interests" shall mean non-investment grade and unrated MBS.

  "Subperforming Mortgage Loans" shall mean Mortgage Loans for which default is likely or imminent, or for which the borrower is currently making monthly payments in accordance with a forebearance plan.

  "Targeted Portfolio Investments" shall mean the Company's investments in Mortgage Loans, Preferred Equity, Net Leased Real Estate, MBS and other real estate related assets.

  "Taxable Subsidiary" shall mean Prime Capital Funding, Inc., a Maryland Corporation.

  "Ten-Year U.S. Treasury Rate" shall mean the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company.

  "Title V" shall mean Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

  "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Transaction" shall mean any transaction including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the shares of Common Stock, sale of all or substantially all of the Company's assets or recapitalization of the shares of Common Stock.


  "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

  "Trust" shall mean a trust created in the event of an impermissible transfer of shares of Common Stock.

  "Trustee" shall mean a trustee of the Trust.

  "UBTI" shall mean unrelated business taxable income.

  "UBTI Percentage" shall mean the gross income derived by the Company from an unrelated trade or business divided by the gross income of the Company for the year in which the dividends are paid.

  "UCC" shall mean the Uniform Commercial Code.

  "Underwriters" shall mean the underwriters named in "Underwriting" herein.

  "Underwriting Agreement" shall mean the agreement pursuant to which the Underwriter will purchase and distribute the shares of Common Stock offered hereby.

                      PRIME CAPITAL INVESTMENT CORP.

                       INDEX TO FINANCIAL STATEMENTS

Pro Forma (Unaudited):
 Prime Capital Investment Corp.:
  Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998.....  F-3
  Notes to Pro Forma Condensed Consolidated Balance Sheet.................  F-4
  Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1998............................................  F-6
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997................................................  F-7
  Notes to Pro Forma Condensed Consolidated Statements of Operations......  F-8
 Prime Capital Funding, Inc. ("Taxable Subsidiary"):
  Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998..... F-10
  Note to Pro Forma Condensed Consolidated Balance Sheet.................. F-11
  Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1998............................................ F-12
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997................................................ F-13
  Notes to Pro Forma Condensed Consolidated Statements of Operations...... F-14
Historical:
 Prime Capital Investment Corp.:
  Report of Independent Auditors.......................................... F-15
  Balance Sheet as of March 31, 1998...................................... F-16
  Notes to Balance Sheet.................................................. F-17
 Prime Capital Investment, L.P. ("Operating Partnership"):
  Report of Independent Auditors.......................................... F-18
  Balance Sheet as of March 31, 1998...................................... F-19
  Statement of Operations for the period from March 13, 1998 to March 31,
   1998................................................................... F-20
  Statement of Partners' Equity for the period from March 13, 1998 to
   March 31, 1998......................................................... F-21
  Statement of Cash Flows for the period from March 13, 1998 to March 31,
   1998................................................................... F-22
  Notes to Financial Statements........................................... F-23
 Prime Capital Funding, Inc. ("Taxable Subsidiary"):
  Report of Independent Auditors.......................................... F-25
  Consolidated Balance Sheet as of March 31, 1998......................... F-26
  Consolidated Statement of Operations for the three months ended March
   31, 1998............................................................... F-27
  Consolidated Statement of Changes in Stockholders' Equity for the three months ended March 31, 1998............................................ F-28
  Consolidated Statement of Cash Flows for the three months ended March
   31, 1998............................................................... F-29
  Notes to Consolidated Financial Statements.............................. F-30
 61 Broadway:
  Report of Independent Auditors.......................................... F-35
  Statements of Revenue and Certain Expenses for the three months ended
   March 31, 1998 (unaudited) and the year ended December 31, 1997........ F-36
  Notes to Statements of Revenue and Certain Expenses..................... F-37
 Habitat Apartments, L.P.:
  Report of Independent Auditors.......................................... F-38
  Statements of Revenue and Certain Expenses for the three months ended
   March 31, 1998 (unaudited) and the year ended December 31, 1997........ F-39
  Notes to Statements of Revenue and Certain Expenses..................... F-40

                      PRIME CAPITAL INVESTMENT CORP.

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company is presented as if, at March 31, 1998, (i) the Company had sold 8.75 million shares of common stock at a sale price of $20 per share in the Common Stock Offering, with the contribution of the net proceeds to the Operating Partnership (ii) the Company had sold 1.075 million shares of common stock at a sales price of $20 per share in a private placement ("Private Placement") to FBR Asset Investment Corporation with the contribution of the net proceeds to the Operating Partnership (iii) the Operating Partnership had received an additional contribution of $25 million from PCH in exchange for 1,344,086 common limited partnership interests (net of underwriters discount) ("Capital Contribution") and (iv) the conversion of PCH's 99.9% ownership interest in the Operating Partnership into 4,032,258 common units concurrent with the Offering, Private Placement and Capital Contribution. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1998 and the year ended December 31, 1997 are presented as if the above transactions occurred as of January 1, 1997. The unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with all of the financial statements contained elsewhere in the Prospectus. In management's opinion, all adjustments necessary to reflect the effects of the above described transactions have been made.

  The unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations of the Company are not necessarily indicative of what the actual financial position or results of operations would have been assuming the aforementioned transactions had occurred at the dates indicated above, nor do they purport to represent the future financial position or results of operations of the Company.

                      PRIME CAPITAL INVESTMENT CORP.

              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              MARCH 31, 1998

                              (IN THOUSANDS)

                                 UNAUDITED

                          HISTORICAL HISTORICAL
                            PRIME     OPERATING   COMBINED   PRO FORMA       PRO
                           CAPITAL   PARTNERSHIP HISTORICAL ADJUSTMENTS     FORMA
                          ---------- ----------- ---------- -----------    --------
ASSETS
Cash....................     $  1      $   --     $     1    $206,750 (A)  $206,751
Deferred offering costs.      840          --         840        (840)(B)       --
Note receivable from
 Taxable Subsidiary.....      --         9,906      9,906      10,094 (C)    20,000
Investment in Taxable
 Subsidiary.............      --         3,989      3,989         --          3,989
Investment in
 partnership............        1          --           1          (1)(D)       --
Other assets............      --            68         68         --             68
                             ----      -------    -------    --------      --------
    Total assets........     $842      $13,963    $14,805    $216,003      $230,808
                             ====      =======    =======    ========      ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Accrued expenses........     $637      $   --     $   637    $   (637)(B)  $    --
Due to affiliate........      204          151        355        (204)(B)       151
                             ----      -------    -------    --------      --------
    Total liabilities...      841          151        992        (841)          151
Minority interest.......      --           --         --       81,583 (E)    81,583
Partners' equity........      --        13,812     13,812     (13,812)(F)       --
STOCKHOLDERS' EQUITY
Common stock............      --           --         --           98 (G)        98
Additional paid-in
 capital................        1          --           1     148,975 (H)   148,976
                             ----      -------    -------    --------      --------
    Total stockholders'
     equity.............        1          --           1     149,073       149,074
                             ----      -------    -------    --------      --------
    Total liabilities
     and stockholders'
     equity.............     $842      $13,963    $14,805    $216,003      $230,808
                             ====      =======    =======    ========      ========

                          See accompanying notes.

                      PRIME CAPITAL INVESTMENT CORP.

          NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                   (IN THOUSANDS EXCEPT PER SHARE DATA)

                                (UNAUDITED)

(A) Cash:

      Proceeds from the sale of 8.75 million shares of the Company's common stock at $20 per share less underwriting discounts
       ($12,250)....................................................  $162,750
      Proceeds from the sale of approximately 1.075 million shares of the Company's common stock at $20 per share net of
       underwriting discounts ($1,505) in a private placement to FBR
       Asset Investment Corporation.................................    20,000
                                                                      --------
      Net proceeds from the sale of common stock....................   182,750
      Offering costs................................................    (1,000)
                                                                      --------
      Net proceeds (See Note H).....................................   181,750
      Proceeds from PCH in exchange for approximately 1.344 million common units of the Operating Partnership at $20 per unit net
       of underwriting discounts ($1,882)...........................    25,000
      Proceeds from note receivable from PCH (See Note E)...........    10,094
      Funding of additional loan under line of credit to Taxable
       Subsidiary (See Note C)......................................   (10,094)
                                                                      --------
                                                                      $206,750
                                                                      ========

(B) Reflects the payment from offering proceeds of offering costs accrued by the Company as of March 31, 1998 and the reclassification of such deferred offering costs to stockholders' equity.

(C)  Note Receivable:

      Additional funding pursuant to commitment under $20 million revolving line of credit with Taxable Subsidiary (See Note
       A)...........................................................  $ 10,094
                                                                      ========

(D)  Investment in Partnership:
      Elimination of investment in Operating Partnership in
       consolidation by the Company.................................  $    (1)
                                                                      ========

(E)  Minority Interest:

      Proceeds from PCH
       in exchange for
       approximately
       1.344 million
       common units of
       the Operating
       Partnership at $20
       per unit net of
       underwriting
       discounts
       ($1,882)..........            $25,000
      Reclassification of
       partnership equity
       to minority
       interest in
       consolidation (See
       Note F) ..........             13,812
      Receipt of proceeds
       from note
       receivable with
       PCH (which had
       been reported net
       of minority
       interest in the
       financial
       statements) and
       reclassification
       from partnership
       equity to minority
       interest..........             10,094
      Adjustment to
       reflect estimated
       minority interest
       of the Limited
       Partners in the
       Operating
       Partnership as
       computed below....             32,677
                                     -------
                                     $81,583
                                     =======
      Pro forma total
       assets............ $ 230,808
      Pro forma total
       liabilities.......      (151)
                --------- ---------
      Pro forma net book
       value of Operating
       Partnership....... $ 230,657
                ========= =========
      Minority interest
       of the limited
       partners in the
       Operating
       Partnership
       (35.37%) .........  $ 81,583
      Less: Pro forma
       minority interest
       before this
       adjustment .......   (48,906)
                --------- ---------
                          $  32,677
                ========= =========

                      PRIME CAPITAL INVESTMENT CORP.

                   (IN THOUSANDS EXCEPT PER SHARE DATA)

                                (UNAUDITED)

(E) Minority Interest--continued
  Concurrent with the Offering, PCH's 99.9% ownership interest in the
  Operating Partnership is converted into 4,032 million Common Units
(F)  Reclassification of partnership equity to minority interest upon consolidation of the Operating Partnership by the Company.......  $(13,812)
                                                                       ========

(G)Issuance
 of 9.8
 million
 shares of
 common stock
 with $0.01
 par value... $98
              ===

(H)  Additional Paid-In Capital:

      Net proceeds from the sale of 9.825 million shares of common stock at $20 per share less underwriters discount and
       offering costs (See Note A).................................. $181,750
      Less: par value of 9.825 million shares of common stock at
       $0.01 par value (See Note G).................................      (98)
      Adjustment to reflect estimated minority interest of limited partners in the Operating Partnership (See Note E)...........  (32,677)
                                                                     --------
                                                                     $148,975
                                                                     ========

                      PRIME CAPITAL INVESTMENT CORP.

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE THREE MONTHS ENDED MARCH 31, 1998

              (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                 UNAUDITED

                                            COMBINED    PRO FORMA
                                         HISTORICAL (A) ADJUSTMENT    PRO FORMA
                                         -------------- ----------    ---------
EXPENSES
Salaries & benefits.....................     $  46       $   565 (B)  $     611
Professional fees.......................        78           110 (B)        188
General & administrative................        27           194 (B)        221
                                             -----       -------      ---------
Total expenses..........................       151           869          1,020
                                             -----       -------      ---------
Loss before share of loss of Taxable
 Subsidiary and minority interest.......      (151)         (869)        (1,020)
Share of loss of Taxable Subsidiary.....       (60)         (556)(C)       (616)
                                             -----       -------      ---------
Loss before minority interest...........      (211)       (1,425)        (1,636)
Minority interest.......................       --            579 (D)        579
                                             -----       -------      ---------
Net loss................................     $(211)      $  (846)     $  (1,057)
                                             =====       =======      =========

Net loss per share of common stock--basic and diluted..........  $   (0.11)(E)
                                                                ==========
Weighted average shares of common stock outstanding............  9,825,269
                                                                ==========

                          See accompanying notes.

                      PRIME CAPITAL INVESTMENT CORP.

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                       YEAR ENDED DECEMBER 31, 1997

              (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                (UNAUDITED)

                                         COMBINED    PRO FORMA
                                      HISTORICAL (A) ADJUSTMENT    PRO FORMA
                                      -------------- ----------    ---------
EXPENSES
Salaries & benefits..................      $--        $ 2,098 (B)  $   2,098
Professional fees....................       --            899 (B)        899
General & administrative.............       --            868 (B)        868
                                           ----       -------      ---------
Total expenses.......................       --          3,865          3,865
                                           ----       -------      ---------
Loss before share of loss of Taxable
 Subsidiary and minority
 interest............................       --         (3,865)        (3,865)
Share of loss of Taxable Subsidiary..       --         (2,487)(C)     (2,487)
                                           ----       -------      ---------
Loss before minority interest........       --         (6,352)        (6,352)
Minority interest....................       --          2,247 (D)      2,247
                                           ----       -------      ---------
Net loss.............................      $--        $(4,105)     $  (4,105)
                                           ====       =======      =========
Net loss per share of common stock--basic and diluted..........    $   (0.42)(E)
                                                                   =========
Weighted average shares of common stock outstanding............    9,825,269
                                                                   =========

                          See accompanying notes.

                      PRIME CAPITAL INVESTMENT CORP.

 NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A) The historical results of operations represent the combined results of Prime Capital and the Operating Partnership. No results of operations for the year ended December 31, 1997 have been presented as Prime Capital had not commenced operations and the Operating Partnership's results of operations were not significant. Results of operations for the three month period exclude Prime Capital as it had not yet commenced operations but include the results of operations for the Operating Partnership from March 13, 1998 (commencement of operations) through March 31, 1998. The condensed consolidated statements of operations do not include any earnings from the cash balances of the Company.

(B) Reflects management's estimate of salaries and benefits based on employees hired and programs in place and professional fees, depreciation and amortization, and general and administrative expenses expected to be incurred pursuant to its business plan.

(C) Adjustment represents the Company's share (95.0%) of the results of operations of the Taxable Subsidiary net of interest income on the note receivable from the Taxable Subsidiary. The interest rate on the note receivable equals 10% per annum. Interest income earned on the note receivable for the year ended December 31, 1997 and the three months ended March 31, 1998 equals $2.0 million and $0.5 million, respectively.

(D) Represents income allocated to the Limited Partners (35.37%).

(E) Weighted average shares outstanding consist of the 8.75 million shares issued pursuant to the Common Stock Offering and the 1.08 million shares of Common Stock issued pursuant to the Private Placement to FBR Asset Investment Corporation.

                       PRIME CAPITAL FUNDING, INC.

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited Pro Forma Condensed Consolidated Balance Sheet of Prime Capital Funding, Inc. (the Taxable Subsidiary) is presented as if, at March 31, 1998, the additional borrowing of $10.1 million under the line of credit between the Taxable Subsidiary and the Operating Partnership had been made. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1998 and the year ended December 31, 1997 are presented as if the contribution by PCH of its equity interests in PCF and PCFI to the Taxable Subsidiary for common and preferred stock and a note receivable occurred as of January 1, 1997. The unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with all of the financial statements contained elsewhere in the Prospectus. In management's opinion, all adjustments necessary to reflect the effects of the aforementioned transactions have been made.

  The unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations of the Taxable Subsidiary are not necessarily indicative of what the actual financial position or results of operations would have been assuming the aforementioned transactions had occurred at the dates indicated above, nor do they purport to represent the future financial position or results of operations of the Taxable Subsidiary.

                        PRIME CAPITAL FUNDING, INC.

              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              MARCH 31, 1998

                              (IN THOUSANDS)

                                 UNAUDITED

                                                           PRO FORMA     PRO
                                               HISTORICAL ADJUSTMENTS   FORMA
                                               ---------- -----------  -------
ASSETS
Cash..........................................  $   404     $10,094(A) $10,498
Restricted cash...............................    2,286         --       2,286
Mortgage loans receivable.....................   73,882         --      73,882
Other assets..................................      344         --         344
                                                -------     -------    -------
    Total assets..............................  $76,916     $10,094    $87,010
                                                =======     =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses.........  $   127     $   --     $   127
Due to affiliate..............................      698         --         698
Refundable loan deposits and escrow payable...    2,286         --       2,286
Note payable to affiliate.....................    9,906      10,094(A)  20,000
Warehouse loan payable........................   59,844         --      59,844
                                                -------     -------    -------
    Total liabilities.........................   72,861      10,094     82,955
Preferred stock...............................      --          --         --
Common stock..................................      --          --         --
Additional paid-in capital....................    5,000         --       5,000
Retained deficit..............................     (945)        --        (945)
                                                -------     -------    -------
    Total stockholders' equity................    4,055         --       4,055
                                                -------     -------    -------
    Total liabilities and stockholders'
     equity...................................  $76,916     $10,094    $87,010
                                                =======     =======    =======

                          See accompanying note.

                       PRIME CAPITAL FUNDING, INC.

          NOTE TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              (IN THOUSANDS)

                               (UNAUDITED)

  Cash and Note Payable to Affiliate.

  (A) Additional borrowing by the Taxable Subsidiary under a $20 million line of credit with the Operating Partnership.

                        PRIME CAPITAL FUNDING, INC.

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE THREE MONTHS ENDED MARCH 31, 1998

                              (IN THOUSANDS)

                                 UNAUDITED

                                               HISTORICAL PRO FORMA      PRO
                                                  (A)     ADJUSTMENT    FORMA
                                               ---------- ----------   -------
REVENUE
Interest income ..............................   $1,157     $ 319 (B)  $ 1,476
                                                 ------     -----      -------
EXPENSES
Interest expense..............................      872       129 (C)    1,001
Salaries and benefits.........................      460       371 (D)      831
Depreciation and amortization.................      285       --  (D)      285
General and administrative....................      205       329 (D)      534
                                                 ------     -----      -------
    Total expenses............................    1,822       829        2,651
                                                 ------     -----      -------
    Net loss..................................   $ (665)    $(510)(E)  $(1,175)
                                                 ======     =====      =======
Company's share of net loss (F)...............                         $(1,116)
                                                                       =======

                          See accompanying notes.

                        PRIME CAPITAL FUNDING, INC.

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1997

                              (IN THOUSANDS)

                                 UNAUDITED

                                              HISTORICAL PRO FORMA       PRO
                                                 (A)     ADJUSTMENT     FORMA
                                              ---------- ----------    -------
REVENUE
Interest income .............................   $ --      $ 5,863 (B)  $ 5,863
                                                -----     -------      -------
EXPENSES
Interest expense.............................     --        4,003 (C)    4,003
Salaries and benefits........................     --        3,322 (D)    3,322
Professional fees............................     --          860 (D)      860
Depreciation and amortization................     --        1,125 (D)    1,125
General and administrative...................     --        1,276 (D)    1,276
                                                -----     -------      -------
    Total expenses...........................     --       10,586       10,586
                                                -----     -------      -------
    Net loss.................................   $ --      $(4,723)(E)  $(4,723)
                                                =====     =======      =======
Company's share of net loss (F)..............                          $(4,487)
                                                                       =======

                          See accompanying notes.

                       PRIME CAPITAL FUNDING, INC.

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


(A) The historical results of operations for the three months ended March 31, 1998 have been presented in a manner consistent with that of a pooling of interests assuming the contribution of PCF and PCF I by PCH in exchange for common and preferred stock and a note receivable had occurred January 1, 1998. Historical results of operations for the Taxable Subsidiary and PCF and PCF I prior to December 31, 1997 are not significant.

(B) Interest income reflects interest income (including amortization of net deferred loan origination fees) on the portfolio of mortgage loans existing at March 31, 1998 and assumes no change in the index rate of variable interest rate loans from those rates existing at May 1, 1998.

(C) Reflects interest on the Taxable Subsidiary's warehouse line of credit of one-month LIBOR plus 1%. At May 1, 1998, one-month LIBOR approximated 5.6875%.

(D) Reflects management's estimate of salaries and benefits based on employees hired and programs in place, and professional fees, depreciation and amortization, and general and administrative expenses expected to be incurred pursuant to its business plan.

(E) Assumes no net income tax benefit for operating losses due to uncertainty of realization.

(F) The Operating Partnership has a non-voting, 95% economic ownership interest in the Taxable Subsidiary through its holding of preferred stock in the Taxable Subsidiary.

                      REPORT OF INDEPENDENT AUDITORS

To the Stockholder

Prime Capital Investment Corp.

  We have audited the accompanying balance sheet of Prime Capital Investment Corp. (the Company) as of March 31, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Prime Capital Investment Corp. at March 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Chicago, Illinois

May 1, 1998

                      PRIME CAPITAL INVESTMENT CORP.

                               BALANCE SHEET

                              MARCH 31, 1998

            (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

ASSETS
Cash...................................................................... $  1
Deferred offering costs...................................................  840
Investment in partnership.................................................    1
                                                                           ----
    Total assets.......................................................... $842
                                                                           ====
LIABILITIES AND STOCKHOLDER'S EQUITY
Accrued expenses.......................................................... $637
Due to affiliate..........................................................  204
                                                                           ----
    Total liabilities.....................................................  841
STOCKHOLDER'S EQUITY
Preferred stock, $0.01 par value per share, 30,000,000 shares authorized, none issued and outstanding..............................................  --
Common stock, $0.01 par value per share, 200,000,000 shares authorized,
 100 issued and outstanding...............................................  --
Additional paid-in capital................................................    1
                                                                           ----
    Total stockholder's equity............................................    1
                                                                           ----
    Total liabilities and stockholder's equity............................ $842
                                                                           ====

                          See accompanying notes.

                      PRIME CAPITAL INVESTMENT CORP.

                          NOTES TO BALANCE SHEET

                              MARCH 31, 1998

1. ORGANIZATION

  Prime Capital Investment Corp. (the "Company") was organized as a Maryland Corporation on September 19, 1997. The Company intends to file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed public offering of 8.75 million shares of common stock, and the private placement sale of 1.08 million shares of common stock to FBR Asset Investment Corporation (the offerings are collectively referred to as "Offering"). The Company intends to invest primarily in commercial mortgage loans, preferred equity in real estate and real estate operating companies, net leased real estate, and mortgage-backed securities and other real estate related assets and anticipates conducting substantially all of its operations through, Prime Capital Investment, L.P. ("Operating Partnership.") The Company serves as the general partner of the Operating Partnership. At March 31, 1998, the Company owned .1% of the Operating Partnership. The Company's primary activity through March 31, 1998 consisted of the organization of the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Deferred Offering Costs

  In connection with the Offering, the Company has and will incur legal, accounting and related costs. These costs will be deducted from the gross proceeds of the Offering.

 Investment in Partnership

  The investment in Partnership represents a general partner interest in the Operating Partnership, an affiliated entity. The investment is recorded under the equity method of accounting.

 Income Taxes

  It is the intent of the Company to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax to the extent that it distributes at least 95.0% of its REIT taxable income to its shareholders. REITs are subject to a number of organizational and operations requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum) on its taxable income at regular corporate tax rates.

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. DUE TO AFFILIATE

  The Company has received advances from an affiliate which are non-interest bearing and are anticipated to be repaid from the proceeds of the Offering (see Note 1).

                      REPORT OF INDEPENDENT AUDITORS

To the Partners

Prime Capital Investment, L.P.

  We have audited the accompanying balance sheet of Prime Capital Investment, L.P. (the Partnership) as of March 31, 1998, and the related statements of operations, partners' equity and cash flows for the period from March 13, 1998 (commencement of operations) to March 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prime Capital Investment, L.P. at March 31, 1998, and the results of its operations and its cash flows for the period from March 13, 1998 to March 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Chicago, Illinois

May 1, 1998

                      PRIME CAPITAL INVESTMENT, L.P.

                               BALANCE SHEET

                              MARCH 31, 1998

                     (IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS
Note receivable from Taxable Subsidiary................................ $ 9,906
Investment in Taxable Subsidiary.......................................   3,989
Other assets...........................................................      68
                                                                        -------
    Total assets....................................................... $13,963
                                                                        =======
LIABILITIES AND PARTNERS' EQUITY
Due to affiliate....................................................... $   151
                                                                        -------
    Total liabilities..................................................     151
Partners' equity, 1,344,086 interests issued and outstanding...........  13,812
                                                                        -------
    Total liabilities and partners' equity............................. $13,963
                                                                        =======

                          See accompanying notes.

                      PRIME CAPITAL INVESTMENT, L.P.

                          STATEMENT OF OPERATIONS

  FOR THE PERIOD FROM MARCH 13, 1998 (COMMENCEMENT OF OPERATIONS) TO MARCH 31,
                                   1998

                              (IN THOUSANDS)

EXPENSES
Compensation and benefits............................................... $  46
Professional fees.......................................................    78
General and administrative..............................................    27
                                                                         -----
  Loss from operations..................................................  (151)
                                                                         -----
  Loss from investment in Taxable Subsidiary............................   (60)
                                                                         -----
  Net loss.............................................................. $(211)
                                                                         =====

                          See accompanying notes.

                      PRIME CAPITAL INVESTMENT, L.P.

                       STATEMENT OF PARTNERS' EQUITY

  FOR THE PERIOD FROM MARCH 13, 1998 (COMMENCEMENT OF OPERATIONS) TO MARCH 31,
                                   1998

                              (IN THOUSANDS)

                                                                        TOTAL
                                                     GENERAL LIMITED  PARTNERS'
                                                     PARTNER PARTNER   EQUITY
                                                     ------- -------  ---------
Balance at March 13, 1998...........................   $ 1   $   --    $     1
Interests issued....................................    --    24,116    24,116
Note receivable from Limited Partner................    --   (10,094)  (10,094)
Net loss for the period from March 13, 1998
 (commencement of operations) through March 31,
 1998...............................................    --      (211)     (211)
                                                       ---   -------   -------
Balance at March 31, 1998...........................   $ 1   $13,811   $13,812
                                                       ===   =======   =======

                          See accompanying notes.

                      PRIME CAPITAL INVESTMENT, L.P.

                          STATEMENT OF CASH FLOWS

  FOR THE PERIOD FROM MARCH 13, 1998 (COMMENCEMENT OF OPERATIONS) TO MARCH 31,
                                   1998

                              (IN THOUSANDS)

OPERATING ACTIVITIES

Net loss............................................................... $(211)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Loss from investment in Taxable Subsidiary...........................    60
Changes in operating liability:
Due to affiliate.......................................................   151
                                                                        -----
Net cash provided by operating activities..............................   --
Cash at beginning of period............................................   --
                                                                        -----
Cash at end of period.................................................. $ --
                                                                        =====

                          See accompanying notes.

                      PRIME CAPITAL INVESTMENT, L.P.

                      NOTES TO FINANCIAL STATEMENTS

                              MARCH 31, 1998

1. ORGANIZATION

  Prime Capital Investment, L.P. (the "Partnership") was organized as a Delaware Partnership on September 30, 1997 by Prime Capital Investment Corp. (the "General Partner" of the Partnership with a 0.1% interest) and Prime Capital Holding, LLC (the "Limited Partner" of the Partnership with a 99.9% interest). The General Partner intends to file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed public offering of common stock (the "Offering"). The General Partner intends to invest primarily in commercial mortgage loans, preferred equity in real estate and real estate operating companies, net leased real estate, and mortgage-backed securities and other real estate related assets and anticipates conducting substantially all of its operations through the Partnership. The Partnership's sole activity prior to March 13, 1998 consisted of the organization of the Partnership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Investment in Taxable Subsidiary

  The Investment in Taxable Subsidiary represents a preferred stock ownership interest in Prime Capital Funding, Inc. ("Taxable Subsidiary"), an affiliated entity. As the Partnership has the ability to exert influence despite its lack of voting rights over the Taxable Subsidiary, the investment is recorded under the equity method of accounting.

 Income Taxes

  The results of the Partnership's operations are included in the income tax returns of the partners.

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. DUE TO AFFILIATE

  The Partnership has received advances from an affiliate which are non-interest bearing and are anticipated to be repaid from the proceeds of the Offering (see Note 1).

4. TRANSACTIONS WITH AFFILIATES

  On March 13, 1998, the Limited Partner contributed (the "Contribution") 100% of its equity interest in Prime Capital Funding, LLC and Prime Capital Funding I, LLC (representing substantially all of its assets and businesses) to the Taxable Subsidiary. The Limited Partner in return received all of the preferred stock of the Taxable Subsidiary (representing 95% of its economic value), all of the common stock of the Taxable Subsidiary (representing 5% of its economic value), and a promissory note ("Promissory Note") with an outstanding balance of $9.9 million (under a $20 million line of credit arrangement with the Limited Partner). The Contribution was accounted for in a manner similar to a pooling of interests due to common ownership. The historical value of the net assets contributed of $14,168 was allocated to the preferred and common stock and the Promissory Note based on their relative fair values at March 13, 1998.

  Concurrent with the Contribution, the preferred stock of the Taxable Subsidiary, the outstanding balance of the Promissory Note and a note receivable from the Limited Partner ("PCH Note") of $10.01 million (reflected as a reduction of minority interest in the statement of partners' equity for financial reporting purposes only), were contributed by the Limited Partner to the Partnership for all of its limited partnership interests. The contributed assets were recorded at their historical cost due to the common ownership by the Limited Partner.

                      PRIME CAPITAL INVESTMENT, L.P.

  The Promissory Note bears interest at 10% per annum and is unsecured. Interest is payable quarterly and is reflected as a component of loss from investment in taxable subsidiary on the statement of operations. Principal advances or repayments under the Promissory Note are made upon the mutual consent of both parties to the Promissory Note. It matures March 12, 1999 but is subject to automatic renewal for successive annual periods assuming no events of default exist at the respective renewal date. The Promissory Note evidences a $20 million line of credit and obligates the Partnership to fund up to $20 million. The remaining unfunded commitment equals $10.01 million at March 31, 1998. Funding under this commitment is subject to certain restrictions including the ability of the Limited Partner to perform under the terms of the PCH Note discussed below.

  The PCH Note represents an unsecured, non-interest bearing, receivable from the Limited Partner which equals $10.01 million at March 31, 1998. Payments under the PCH Note are due as funding commitments are required under the Promissory Note described above, but no later than the completion of an initial public offering by the General Partner.

  The Partnership has provided an additional $20 million unsecured line of credit ("Additional Line") to the Taxable Subsidiary to fund loan originations. Interest equals 10% per annum. No amounts are outstanding under the Additional Line at March 31, 1998. The Additional Line matures at the completion of an initial public offering of the General Partner.

  The Partnership has also obtained a $20 million unsecured line of credit from the Limited Partner to meet its funding obligations under the Additional Line. Terms of this line of credit are identical to those of the Additional Line. No amounts are outstanding under this line of credit.

                      REPORT OF INDEPENDENT AUDITORS

To the Stockholders

Prime Capital Funding, Inc.

  We have audited the accompanying consolidated balance sheet of Prime Capital Funding, Inc. (the Company) as of March 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the three months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prime Capital Funding, Inc. at March 31, 1998, and the consolidated results of its operations and its cash flows for the three months then ended, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Chicago, Illinois

May 1, 1998

                          PRIME CAPITAL FUNDING, INC.

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1998

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

ASSETS
Cash.................................................................. $   404
Restricted cash.......................................................   2,286
Mortgage loans receivable.............................................  73,882
Other assets..........................................................     344
                                                                       -------
    Total assets...................................................... $76,916
                                                                       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses................................. $   127
Due to affiliate......................................................     698
Refundable loan deposits and escrow payable...........................   2,286
Notes payable to affiliate............................................   9,906
Warehouse loan payable................................................  59,844
                                                                       -------
    Total liabilities.................................................  72,861
Preferred Stock $0.01 per share, 50 shares authorized, 50 issued and
 outstanding..........................................................     --
Common Stock $0.01 per share, 1,000 shares authorized, 1,000 issued
 and outstanding......................................................     --
Additional paid-in capital............................................   5,000
Retained deficit......................................................    (945)
                                                                       -------
    Total stockholders' equity........................................   4,055
                                                                       -------
    Total liabilities and stockholders' equity........................ $76,916
                                                                       =======

                          See accompanying notes.

                        PRIME CAPITAL FUNDING, INC.

                   CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE THREE MONTHS ENDED MARCH 31, 1998

                              (IN THOUSANDS)

REVENUES
Interest income........................................................ $1,157
                                                                        ------
EXPENSES
Interest...............................................................    872
Depreciation and amortization..........................................    285
Salaries and benefits..................................................    460
General and administrative.............................................    205
                                                                        ------
    Total expenses.....................................................  1,822
                                                                        ------
Net loss............................................................... $ (665)
                                                                        ======

                          See accompanying notes.

                        PRIME CAPITAL FUNDING, INC.

         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE THREE MONTHS ENDED MARCH 31, 1998

                              (IN THOUSANDS)

                                                              ADDITIONAL
                                    COMMON PREFERRED RETAINED  PAID-IN
                                    STOCK    STOCK   DEFICIT   CAPITAL   TOTAL
                                    ------ --------- -------- ---------- ------
Stockholders' equity at January 1,
 1998.............................   $--     $--      $(280)    $9,501   $9,221
Contributions.....................    --      --        --       5,405    5,405
Exchange for note payable.........    --      --        --      (9,906)  (9,906)
Net loss for the period...........    --      --       (665)       --      (665)
                                     ----    ----     -----     ------   ------
Stockholders' equity as of March
 31, 1998.........................   $--     $--      $(945)    $5,000   $4,055
                                     ====    ====     =====     ======   ======

                          See accompanying notes.

                        PRIME CAPITAL FUNDING, INC.

                   CONSOLIDATED STATEMENT OF CASH FLOWS

                 FOR THE THREE MONTHS ENDED MARCH 31, 1998

                              (IN THOUSANDS)

OPERATING ACTIVITIES
Net loss............................................................ $   (665)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization.....................................      285
  Changes in operating assets and liabilities
    Restricted cash.................................................     (384)
    Due from affiliate..............................................      102
    Other assets....................................................     (119)
    Accounts payable and accrued expenses...........................      (54)
    Refundable loan deposits and escrow payable.....................      414
    Due to affiliate................................................      401
                                                                     --------
Net cash used in operating activities...............................      (20)
INVESTING ACTIVITIES
Origination of mortgage loans receivable............................  (29,001)
FINANCING ACTIVITIES
Capital contributions...............................................    5,405
Proceeds from warehouse loan payable................................   23,844
                                                                     --------
Cash provided by financing activities...............................   29,249
                                                                     --------
Net increase in cash................................................      228
Cash at the beginning of the period.................................      176
                                                                     --------
Cash at the end of the period....................................... $    404
                                                                     ========

                          See accompanying notes.

                       PRIME CAPITAL FUNDING, INC.

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MARCH 31, 1998

             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1. ORGANIZATION

  Prime Capital Funding, Inc. (the "Taxable Subsidiary"), was formed on October 1, 1997, as a Maryland corporation but had no operations prior to March 13, 1998. On March 13, 1998, Prime Capital Holding ("PCH"), an affiliate through common ownership, contributed 100% of the members' interests in Prime Capital Funding, LLC ("PCF") and Prime Capital Funding I, LLC ("PCFI") (collectively referred to as the "Contribution") to the Taxable Subsidiary in return for 1,000 shares of its common stock, 50 shares of its preferred stock and a note receivable under a line of credit of $20 million of which $9,906 was outstanding.

  The assets acquired and liabilities assumed by the Taxable Subsidiary as a result of the Contribution are reflected at PCH's historical cost, due to common ownership. The results of operations of the Taxable Subsidiary for the three month period ended March 31, 1998, have been presented in a manner consistent with that of a pooling of interests assuming the Contribution was effective January 1, 1998. The results of operations prior to January 1, 1998 are not significant.

  The consolidated financial statements at March 31, 1998, include the accounts of the Taxable Subsidiary and its wholly owned subsidiaries, PCF and PCFI. Significant intercompany accounts and transactions have been eliminated in consolidation.

  The Taxable Subsidiary is in the business of originating, purchasing, holding and selling various forms of commercial and multi-family real estate mortgage loans. At March 31, 1998, there are no loans held for sale.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Mortgage Loans Receivable

  Mortgage loans receivable are stated at the unpaid principal balance net of net deferred origination fees. Net deferred origination fees are comprised of loan fees collected from the borrower net of certain direct origination costs. Net deferred origination fees are amortized over the contractual life of the loan using the interest method. Interest income on the loans receivable is recorded as earned.

 Allowance for Loan Losses

  Management's determination of the adequacy of the allowance is based on an evaluation of the risk characteristics concerning the mortgage loan portfolio. An allowance may be necessary based on changes in economic conditions, inability of the borrower to meet debt requirements, substantial decline in the value of the collateral of other factors. To the extent the recorded investment of an impaired loan exceeds the present value of the loan's expected future cash flows or other measures of value, a valuation allowance is established for the difference. At March 31, 1998, the Taxable Subsidiary has not established an allowance for loan losses.

 Restricted Cash

  Restricted cash represents amounts held by the Taxable Subsidiary relating to (1) renovation, repair, leasing and interest escrows established as a requirement of certain loan originations and (2) certain refundable loan application deposits held for prospective borrowers.

 Deferred Financing Costs

  Deferred financing costs include costs incurred to obtain financing and are included in other assets net of accumulated amortization of $305. Such costs are being amortized over the term of the financing on a straight-line basis.

                       PRIME CAPITAL FUNDING, INC.

                              MARCH 31, 1998

             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

 Organization Costs

  Organization costs relate to the formation of the Taxable Subsidiary and are expensed as incurred. Such costs are included in general and administrative expenses in the statement of operations.

 Income Taxes

  The Taxable Subsidiary provides for income taxes under the liability method. Future benefits arising from operating loss carry forwards are recognized to the extent that realization of such benefits through future taxable earnings or alternative strategies are more likely than not. At March 31, 1998, management has established a tax valuation allowance equal to its deferred tax asset due to the uncertainty of realization.

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  Statement of Financial Accounting Standards No. 107 ("FAS 107"), Disclosures About Fair Value of Financial Instruments," requires entities to disclose the fair value of all financial assets and liabilities for which it is practicable to estimate. Fair value is defined in FAS 107 as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Taxable Subsidiary believes the carrying amount of its financial instruments approximates fair value at March 31, 1998 based upon (i) the variable interest rates on the mortgage loans receivable and comparable rates on loans of similar risk profiles and, (ii) comparable variable interest rates on notes payable of similar risk characteristics. The Taxable Subsidiary has no other financial instruments.

                       PRIME CAPITAL FUNDING, INC.

                              MARCH 31, 1998

             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

3. MORTGAGE LOANS RECEIVABLE

  Mortgage loans receivable at March 31, 1998 consist of the following:

                                                                                       PRINCIPAL
BORROWER                     INTEREST              PERIODIC   PRIOR   FACE   CARRYING   DUE AT   MONTHLY
PRINCIPAL(A)                 RATE(B)     MATURITY   PAYMENT    LIEN  AMOUNT  AMOUNT(C) MATURITY  PAYMENT
------------              -------------- -------- ----------- ------ ------- --------- --------- -------
FIRST MORTGAGE LIEN:
OFFICE/RETAIL
Crown Broadway, LLC                               Monthly
61 Broadway Building      One month               Interest
New York, NY              Libor + 2.10%   1/1/08  Only         N/A   $45,000  $44,883   $45,000   $292
Convention Plaza, LLC
Convention Plaza Office                           Monthly
Bldg                      One month               Interest
St. Louis, MO             Libor + 2.50%   8/1/99  Only         N/A     4,750    4,687     4,750     32
Jennifer Mall, LTD                                Monthly
Office/Retail Building                            P & I
Washington, D.C.          7.22%           3/1/08  25 Yr Amort  N/A     7,600    7,559     6,014     34
Sutphin Blvd Assoc, LLC                           Monthly
Office Building           One month               Interest
Queens, NY                Libor + 3.00%   9/1/00  Only         N/A     4,650    4,564     4,650     55
Jennifer Mall, LTD                                Monthly
Office/Retail Bldg        One month               Interest
Washington, D.C.          Libor + 11.00%  9/1/99  Only        $7,600     500      496       500      7
APARTMENT
Habitat Apartments, LTD                           Monthly
Habitat Apartments                                P & I
Boulder, CO               6.78%           2/1/08  30 Yr Amort  N/A     7,500    7,499     6,406     42
GARAGE
Convention Plaza Garage,
LLC
Convention Plaza Parking                          Monthly
Garage                                            P & I
St. Louis, MO             7.61%           2/1/05  25 Yr Amort  N/A     2,800    2,763     2,465     21
11th Street Garage, LLC
11th Street Parking Ga-                           Monthly
rage                      One month               Interest
St. Louis, MO             Libor + 2.50%   8/1/99  Only         N/A     1,450    1,431     1,450     10
                                                                     -------  -------   -------   ----
    Totals                                                           $74,250  $73,882   $71,235   $493
                                                                     =======  =======   =======   ====

(a) As of March 31, 1998 all borrowers are current with respect to their principal and interest payments on the aforementioned loans. There have been no valuation allowances recorded against the carrying value of these loans.

(b) As of March 31, 1998, one-month LIBOR was 5.69%.

(c) The carrying amount of the loans for federal tax purposes is $74,267. The carrying amount at March 31, 1998 is recorded net of unamortized deferred loan origination fees of $354.

Balance at beginning of period            $44,878
Additions during period:
 New mortgage loans                        29,250
                                          -------
                                           74,128
Deductions during period:
 Collections of principal                      13
 Amortization of loan fees and costs          233
                                          -------
                                              246
                                          -------
Balance at close of period                $73,882
                                          =======

                       PRIME CAPITAL FUNDING, INC.

                              MARCH 31, 1998

             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

4. DUE TO AFFILIATE

  Due to affiliate represents advances received from PCH. Advances are made under a $1,000 unsecured line of credit with PCH, which is evidenced by a promissory note. The advance bears interest at 12% per annum, payable quarterly in arrears. Advances and unpaid interest are due December 31, 2002.

5. NOTES PAYABLE TO AFFILIATE

  The notes payable to affiliate represents two unsecured revolving lines of credit from an affiliate for $20 million each. Interest is payable quarterly for both lines at a rate of 10% per annum. The outstanding balance under one note ("Promissory Note") equals $9.9 million at March 31, 1998. Principal advances or repayments under the Promissory Note are made upon the mutual consent of both parties to the Promissory Note. It matures March 12, 1999 but is subject to automatic renewal for successive annual periods assuming no events of default exist at the respective renewal date. The Promissory Note evidences a $20 million line of credit and obligates the Partnership to fund up to $20 million. The remaining unfunded commitment equals $10.01 million at March 31, 1998. Availability to borrow under this line of credit is subject to certain restrictions including the ability of the affiliate to obtain funds to honor its commitment.

  The Taxable Subsidiary has also obtained a second $20 million line of credit from an affiliate to fund loan originations. No amounts are outstanding under this line at March 31, 1998. The line matures at the completion of an initial public offering by Prime Capital Investment Corp., an affiliate.

6. WAREHOUSE LOAN PAYABLE

  Pursuant to a Master Interim Financing and Security Agreement ("Agreement") between Prudential Securities Credit Corp. ("Lender") and a subsidiary of the Taxable Subsidiary, the Lender has agreed to provide interim funding to finance the origination of first lien commercial mortgage loans. The Lender has the right to reject a request for funding based on its review of each prospective loan. The percentage of the mortgage loan purchase price to be funded by the Lender varies based upon the terms negotiated with the borrower by the Taxable Subsidiary and other various characteristics of the underlying collateral. Each funding under the Agreement (collectively referred to as Advances) bears interest at a rate per amount equal to one-month LIBOR, as defined, plus one percent. At March 31, 1998, one month LIBOR equaled approximately 5.69%. Interest is payable monthly. At March 31, 1998, advances under the Agreement equaled $59,844. The Company paid $838 of interest for the three months ended March 31, 1998.

  The Lender's obligation to provide financing as described above terminates May 31, 1998. The lender has the option to extend the maturity date for a period of up to thirty days at its sole discretion. Advances under the Agreement are to be repaid on the earlier of (a) the receipt of the proceeds of an initial public offering of shares by Prime Capital Investment Corp., a related party, or (b) May 31, 1998 unless extended. Advances are collateralized by the mortgage loans funded under the Agreement and are limited to no more than $200 million. The Agreement contains certain restrictive covenants including the prohibition of dividends or distributions by the subsidiary in certain circumstances.

  The Taxable Subsidiary is currently in negotiations to extend the May 31, 1998 maturity date. The financial statements do not reflect any adjustment relating to the ultimate outcome of this uncertainty.

7. PREFERRED STOCK

  The Taxable Subsidiary has issued 50 shares of preferred stock valued at $95,000 per share. Under the terms of the preferred stock, the Taxable Subsidiary is contractually obligated to pay preferred stockholders a

                       PRIME CAPITAL FUNDING, INC.

                              MARCH 31, 1998

             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

cumulative preferred dividend of 8% per annum on the total issuance of preferred stock and an additional preferred dividend in each fiscal year, that when added to the 8% cumulative preferred dividend, will equal 95% of the funds legally available for payment during such period. The cumulative preferred dividend obligation per the certificate of designation to preferred stockholders becomes effective April 1, 1998 with an initial dividend date of June 30, 1998.

8. SUBSEQUENT EVENT

  On May 1, 1998 the Taxable Subsidiary originated a loan commitment with a face value of $35 million collateralized by limited service hotels to be constructed by the borrower. The loan bears interest at one-month LIBOR plus 3.50%, requires monthly payments of principal and interest, and matures on November 1, 2000. No amounts were funded upon origination.

9. CONTINGENCY

  The Taxable Subsidiary is a co-borrower with PCH under a $20 million line of credit. While the Taxable Subsidiary has no borrowing capacity under the line, its assets collateralize all borrowings under it. The line of credit had an outstanding balance of $4.8 million at March 31, 1998.

                      REPORT OF INDEPENDENT AUDITORS

Board of Directors

Prime Capital Investment Corp.

  We have audited the accompanying statement of revenue and certain expenses of 61 Broadway (the Property) for the year ended December 31, 1997. The statement of revenue and certain expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Capital Investment Corp. as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

  In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 of the Property for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Chicago, Illinois

April 15, 1998

                                61 BROADWAY

                STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                              (IN THOUSANDS)

                                                           THREE
                                                          MONTHS
                                                           ENDED        YEAR
                                                         MARCH 31,     ENDED
                                                           1998     DECEMBER 31,
                                                        (UNAUDITED)     1997
                                                        ----------- ------------
Revenue
  Rental...............................................   $2,748      $11,405
  Tenant reimbursements................................      266        1,810
                                                          ------      -------
    Total revenue......................................    3,014       13,215
Expenses
  Cleaning.............................................      326        1,487
  Utilities............................................      352        1,974
  Other property operating.............................      341        2,035
  Real estate taxes....................................      497        2,566
                                                          ------      -------
    Total expenses.....................................    1,516        8,062
                                                          ------      -------
Revenue in excess of certain expenses..................   $1,498      $ 5,153
                                                          ======      =======

                          See accompanying notes.

                               61 BROADWAY

           NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                              (IN THOUSANDS)

1. BUSINESS

  The accompanying statements of revenue and certain expenses relate to the operations of 61 Broadway, an office building located in New York, New York (the Property). As of December 31, 1997, and March 31, 1998 (unaudited) the Property had ninety tenants.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Prime Capital Investment Corp. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest, have been excluded.

 Revenue and Expense Recognition

  Revenue is recognized in the period in which it is earned. Expenses are recognized in the period incurred.

  Certain leases of the Property provide for tenant occupancy during periods for which no rent is due or where minimum rent payments increase during the term of the lease. The Property records rental income for the full term of each lease on a straight-line basis.

 Use of Estimates

  The preparation of the statements of revenue and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ from these estimates.

3. INTERIM PERIOD

  The unaudited statement of revenue and certain expenses for the three months ended March 31, 1998 has been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the period from January 1, 1998 to March 31, 1998, are not necessarily indicative of future operating results.


4. RENTALS

  The Property has lease agreements with lease terms ranging from one year to fifteen years. The leases generally provide for tenants to share in increases in operating expenses and real estate taxes in excess of specified base amounts. The total future minimum rentals to be received under such noncancelable operating leases as of March 31, 1998, exclusive of tenant reimbursements and contingent rentals, are as follows:

             YEAR ENDED DECEMBER 31            AMOUNT
             ----------------------            -------
             1998............................. $ 9,451
             1999.............................   8,159
             2000.............................   7,406
             2001.............................   6,502
             2002.............................   5,419
             Thereafter.......................  13,248
                                               -------
                                               $50,185
                                               =======

                      REPORT OF INDEPENDENT AUDITORS

Board of Directors

Prime Capital Investment Corp.

  We have audited the statement of revenue and certain expenses of Habitat Apartments for the year ended December 31, 1997. This statement of revenue and certain expenses is the responsibility of Habitat Apartment's management. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses. An audit also includes assessing the basis of accounting used and the significant estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses. We believe that our audit of the statement of revenue and certain expenses provides a reasonable basis for our opinion.

  The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Capital Investment Corp. as described in Note 2 and is not intended to be a complete presentation of Habitat Apartments' revenue and expenses.

  In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 of Habitat Apartments for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Chicago, Illinois

January 21, 1998

                            HABITAT APARTMENTS

                STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                          (DOLLARS IN THOUSANDS)

                                                           THREE
                                                          MONTHS
                                                           ENDED
                                                         MARCH 31,   YEAR ENDED
                                                           1998     DECEMBER 31,
                                                        (UNAUDITED)     1997
                                                        ----------- ------------
Revenue:
  Rental...............................................    $473        $1,848
  Other................................................      26            47
                                                           ----        ------
    Total revenue......................................     499         1,895
Expenses:
  Property operating and maintenance...................      42           123
  Payroll..............................................      30           121
  Utilities............................................      22            94
  Management fees......................................      21            79
  Real estate taxes....................................      16            69
  Insurance............................................       4            17
  Other operations.....................................      14            68
                                                           ----        ------
    Total expenses.....................................     149           571
                                                           ----        ------
Revenue in excess of certain expenses..................    $350        $1,324
                                                           ====        ======

                          See accompanying notes.

                            HABITAT APARTMENTS

           NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

  The accompanying statements of revenue and certain expenses represents the operations of Habitat Apartments, a 200-unit apartment project in Boulder, Colorado (the Property). At December 31, 1997, approximately 97% of the apartment units were occupied. Prime Capital Investment Corp. intends to provide a mortgage loan, collateralized by the Property.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Prime Capital Investment Corp. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations, as certain expenses, primarily depreciation, amortization and interest, have been excluded.

 Revenue Recognition

  Rental income is recognized as income in the period earned.

 Use of Estimates

  The preparation of the statements of revenue and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statement and accompanying notes. Actual results could differ from these estimates.

3. MANAGEMENT FEES

  The Property is subject to management fees based on 4% of operating revenue (20% of this fee was paid to an affiliate of the current owner).

4. INTERIM PERIOD

  The unaudited statement of revenue and certain expenses for the three months ended March 31, 1998 has been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the period from January 1, 1998 to March 31, 1998, are not necessarily indicative of future operating results.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECU-RITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAW-FUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPEC-TUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IM-PLICATION THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUB-SEQUENT TO THE DATE HEREOF.
                                 ------------
                           SUMMARY TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary........................................................   1
Summary Financial Data....................................................  13
Risk Factors..............................................................  14
The Company...............................................................  30
Management of Operations..................................................  52
Use of Proceeds...........................................................  60
Distribution Policy.......................................................  60
Dilution..................................................................  61
Management's Discussion and Analysis of Results of Operations.............  63
Capitalization............................................................  64
Principal Stockholders of the Company.....................................  65
Description of Capital Stock..............................................  66
Certain Provisions of Maryland Law and of PGI Capital's Articles of
 Incorporation and Bylaws.................................................  70
Common Stock Available for Future Sale....................................  73
Partnership Agreement.....................................................  74
Federal Income Tax Considerations.........................................  78
ERISA Considerations......................................................  97
Certain Legal Aspects of Mortgage Loans and Real Property Investments..... 100
Underwriting.............................................................. 109
Legal Matters............................................................. 110
Experts................................................................... 110
Additional Information.................................................... 111
Glossary of Terms......................................................... G-1
Index of Financial Statements............................................. F-1

                                 ------------

  UNTIL [      ], (25 DAYS AFTER COMMENCEMENT OF THE COMMON STOCK OFFERING)
ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPEC-TUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             8,750,000 SHARES

                      PRIME CAPITAL INVESTMENT CORP.

                                 COMMON STOCK


                               -----------------

                                  PROSPECTUS
                               -----------------


                              FRIEDMAN, BILLINGS,
                              RAMSEY & CO., INC.

                               MAY   , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  Not Applicable.

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate of the approximate amount of the fees and expenses (other than sales commissions) payable by the Registrant in connection with the issuance and distribution of the Common Stock.

      SEC Registration Fee.......................................... $  107,200
      Blue Sky Fees and Expenses....................................      2,000
      NASD Filing Fee...............................................     30,500
      The New York Stock Exchange Filing Fee........................     96,900
      Printing and Mailing Fees.....................................    375,000
      Counsel Fees and Expenses.....................................    450,000
      Accounting Fees and Expenses..................................    150,000
      Miscellaneous.................................................     75,000
                                                                     ----------
          Total..................................................... $1,286,600
                                                                     ==========

ITEM 32. SALES TO SPECIAL PARTIES

  Not Applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

  The following sets forth certain information as to all securities sold by the Company within the last three years that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). As to all such transactions, an exemption is claimed under Section 4(2) of the Securities Act.

  On September 24, 1997, Michael W. Reschke purchased 100 shares of Common Stock at a purchase price of $10.00 per share pursuant to a Subscription Agreement dated September 24, 1997 (the "Subscription Agreement") executed by Michael W. Reschke in favor of the Company. Pursuant to the terms of the Subscription Agreement, the Company has the option to repurchase any or all of the shares issued to Michael W. Reschke under the Subscription Agreement at any time at a purchase price of $10.00 per share.

  Concurrently with the Offering, PCH is expected to make an additional contribution of capital in the amount of $25,000,000 to the Operating Partnership, in return for which it will receive 1,334,086 units of partnership interests in the Operating Partnership. Concurrently with the completion of the Common Stock Offering, the Company will complete an offering of 1,075,268 shares of its Common Stock in a private placement to FBR Asset Investment Corporation at a price per share equal to the Offering Price net of underwriting discounts.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Prime Capital's Charter limits the liability of its directors and officers to Prime Capital and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or
(ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

  The Charter and Bylaws require Prime Capital to indemnify and hold harmless its present and former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, if the proceeding is one by or in the right of the corporation, idemnification may not be made in respect of any proceeding in which the director or officer is adjudged to be liable to the corporation. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. The MGCL requires a corporation (unless its charter provides otherwise, which Prime Capital's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

  The Registrant will carry an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries may incur in their capacities as such.

  The Registrant will indemnify its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that one or more of its officers or directors otherwise is accountable or liable for the debts or obligations of the Registrant or its affiliates.

  The form of Underwriting Agreement, filed as Exhibit 1.1 hereto, provides for the reciprocal indemnification by the Underwriters of the Registrant and its directors, officers and controlling persons, and by the Registrant of the Underwriters and its directors, officers and controlling persons, against certain liabilities under the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

  Not Applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

  (a) INDEX TO FINANCIAL STATEMENTS.

Pro Forma (Unaudited):
 Prime Capital Investment Corp.:
  Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998......  F-3
  Notes to Pro Forma Condensed Consolidated Balance Sheet..................  F-4
  Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1998.............................................  F-6
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997.................................................  F-7
  Notes to Pro Forma Condensed Consolidated Statements of Operations.......  F-8

 Prime Capital Funding, Inc. ("Taxable Subsidiary"):
  Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998..... F-10
  Note to Pro Forma Condensed Consolidated Balance Sheet.................. F-11
  Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1998............................................ F-12
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997................................................ F-13
  Notes to Pro Forma Condensed Consolidated Statements of Operations...... F-14
Historical:
 Prime Capital Investment Corp.:
  Report of Independent Auditors.......................................... F-15
  Balance Sheet as of March 31, 1998...................................... F-16
  Notes to Balance Sheet.................................................. F-17
 Prime Capital Investment, L.P. ("Operating Partnership"):
  Report of Independent Auditors.......................................... F-18
  Balance Sheet as of March 31, 1998...................................... F-19
  Statement of Operations for the period from March 13, 1998 to March 31,
   1998................................................................... F-20
  Statement of Partners' Equity for the period from March 13, 1998 to
   March 31, 1998......................................................... F-21
  Statement of Cash Flows for the period from March 13, 1998 to March 31,
   1998................................................................... F-22
  Notes to Financial Statements........................................... F-23
 Prime Capital Funding, Inc. ("Taxable Subsidiary"):
  Report of Independent Auditors.......................................... F-25
  Consolidated Balance Sheet as of March 31, 1998......................... F-26
  Consolidated Statement of Operations for the three months ended March
   31, 1998............................................................... F-27
  Consolidated Statement of Changes in Stockholders' Equity for the three months ended March 31, 1998............................................ F-28
  Consolidated Statement of Cash Flows for the three months ended March
   31, 1998............................................................... F-29
  Notes to Consolidated Financial Statements.............................. F-30
 61 Broadway:
  Report of Independent Auditors.......................................... F-35
  Statements of Revenue and Certain Expenses for the three months ended
   March 31, 1998 (unaudited) and the year ended December 31, 1997........ F-36
  Notes to Statements of Revenue and Certain Expenses..................... F-37
 Habitat Apartments, L.P.:
  Report of Independent Auditors.......................................... F-38
  Statements of Revenue and Certain Expenses for the three months ended
   March 31, 1998 (unaudited) and the year ended December 31, 1997........ F-39
  Notes to Statements of Revenue and Certain Expenses..................... F-40

  (b) EXHIBITS.

      1.1*     Form of Underwriting Agreement.........................
      3.1*     Amended and Restated Articles of Incorporation of the
               Registrant.............................................
      3.2*     Form of Amended and Restated Bylaws of the Registrant..
      4.1*     Form of Common Stock Certificate.......................
      5.1*     Opinion of Miles & Stockbridge P.C. regarding the va-
               lidity of the Common Stock being registered............
      8.1*     Opinion of Winston & Strawn regarding tax matters......
     10.1*     Form of Amended and Restated Partnership Agreement of
               the Operating Partnership..............................
     10.2*     Form of Registration Rights Agreement between the Com-
               pany and the persons named therein.....................

     10.3*     Form of Indemnification Agreement..........................
     10.4*     Stock Incentive Plan.......................................
     10.5*     Warrant Agreement between the Company and FBR Asset Invest-
               ment Corporation...........................................
     10.6*     The Non-Compete Agreements.................................
     10.7*     Operating Agreement between the Operating Partnership and
               the Taxable Subsidiary.....................................
     10.8*     FBR Warehouse Loan Agreement...............................
     10.9*     PSCC Warehouse Loan Agreement..............................
     10.10*    Contribution Agreement dated as of March 13, 1998..........
     10.11*    Promissory Note dated as of March 13, 1998 from PCH to the
               Operating Partnership in the amount of $10,900,000.........
     10.12*    Unsecured Note from the Operating Partnership to PCH in the amount of $20,000,000......................................
     10.13*    Unsecured Subordinated Note from the Taxable Subsidiary to
               PCH (as assigned to the Operating Partnership) in the
               amount of $20,000,000......................................
     10.14*    Unsecured Subordinated Note from the Taxable Subsidiary to the Operating Partnership in the amount of $20,000,000.....
     10.15*    Warehouse Loan Agreement between the Operating Partnership and the Taxable
               Subsidiary.................................................
     10.16*    Form of Employment Agreements..............................
     21.1*     List of Subsidiaries of the Registrant.....................
     23.1*     Consent of Miles & Stockbridge P.C. (included in Exhibit
               5.1).......................................................
     23.2*     Consent of Winston & Strawn (included in Exhibit 8.1)......
     23.3      Consent of Ernst & Young LLP...............................
     24.1**    Powers of Attorney (included on signature page in Part II
               of the initial filing).....................................
     27.1**    Financial Data Schedule....................................

---------------------

*  To be filed by amendment.

** Previously filed.

ITEM 37. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 19TH DAY OF MAY, 1998.

                                          Prime Capital Investment Corp.,
                                          a Maryland corporation
                                          (Registrant)

                                                /s/ James W. Roiter
                                          By: _________________________________
                                                      James W. Roiter
                                               President and Chief Executive
                                                          Officer

                                               /s/ Brenda J. Mixson

                                          By: ____________________________

                                                   Brenda J. Mixson

                                              Chief Financial and Investment
                                                       Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON THE 19TH DAY OF MAY, 1998, IN THE CAPACITIES INDICATED.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


        */s/ Michael W. Reschke             Chairman of the Board, Director
___________________________________________
            Michael W. Reschke

         */s/ James W. Roiter               President, Chief Executive Officer,
___________________________________________   Director
              James W. Roiter


    /s/ James W. Roiter
*By _________________________________
           James W. Roiter
         as attorney in fact